   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1999


                                                      REGISTRATION NO. 333-70817

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      PARK PLACE ENTERTAINMENT CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                          7011                  88-0400631
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                           3930 HOWARD HUGHES PARKWAY
                              LAS VEGAS, NV 89109
                                 (702) 699-5000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                                CLIVE S. CUMMIS
                           EXECUTIVE VICE PRESIDENT--
                     LAW & CORPORATE AFFAIRS AND SECRETARY
                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                              LAS VEGAS, NV 89109
                                 (702) 699-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                        COPIES OF ALL COMMUNICATIONS TO:
                            CYNTHIA A. ROTELL, ESQ.
                                Latham & Watkins
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                 (213) 485-1234
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION DATED FEBRUARY 11, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                      PARK PLACE ENTERTAINMENT CORPORATION

                               OFFER TO EXCHANGE
                 ITS 7 7/8% SENIOR SUBORDINATED NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
  FOR ANY AND ALL OF ITS OUTSTANDING 7 7/8% SENIOR SUBORDINATED NOTES DUE 2005

                                 --------------

THE EXCHANGE NOTES


    - The terms of the notes we are issuing will be substantially identical to the outstanding notes that we issued on December 21, 1998, except for the elimination of certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes.


    - Interest on the notes will accrue at the rate of 7 7/8% per year payable, semi-annually on each June 15 and December 15, commencing June 15, 1999, and the notes will mature on December 15, 2005.

    - The notes will be our unsecured senior subordinated obligations and will be subordinated to all of our senior debt. The notes will effectively rank junior to all liabilities of our subsidiaries, including trade payables.

    - We may redeem the notes at any time prior to their maturity at the redemption prices described more fully in this prospectus.

MATERIAL TERMS OF THE EXCHANGE OFFER


    - The exchange offer expires at 5:00 p.m., New York City time, on March 18, 1999, unless extended.


    - Our completion of the exchange offer is subject to customary conditions, which we may waive.

    - Upon our completion of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of notes that are registered under the Securities Act of 1933.

    - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.


    - The exchange of registered notes for outstanding notes will not be a taxable exchange for U.S. Federal income tax purposes.


    - We will not receive any proceeds from the exchange offer.

    FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 20 OF THIS PROSPECTUS.

                               -----------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
       THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.       ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                              -------------------


               The date of this prospectus is February   , 1999.

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, NOR DOES THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Forward-Looking Statements.................................................................................           3
Market Data................................................................................................           3
Available Information......................................................................................           3
Incorporation of Certain Documents by Reference............................................................           4
Summary....................................................................................................           5
Risk Factors...............................................................................................          20
The Transactions and the Refinancing.......................................................................          26
Use of Proceeds............................................................................................          29
Capitalization.............................................................................................          30
Ratio of Earnings to Fixed Charges.........................................................................          30
Unaudited Pro Forma Condensed Financial Statements.........................................................          31
Selected Financial Data....................................................................................          46
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          49
Business and Properties....................................................................................          57
Regulation and Licensing...................................................................................          67
Management.................................................................................................          81
Principal Stockholders.....................................................................................          87
Arrangements Between Hilton and Park Place.................................................................          89
Arrangements Between Grand and Lakes.......................................................................          97
Certain Relationships and Related Transactions.............................................................         103
Description of the New Senior Credit Facility..............................................................         104
The Exchange Offer.........................................................................................         106
Description of the Exchange Notes..........................................................................         117
Material Federal Income Tax Consequences of the Exchange...................................................         131
Plan of Distribution.......................................................................................         132
Legal Matters..............................................................................................         133
Experts....................................................................................................         133
Index to Financial Statements..............................................................................         F-1


                            ------------------------

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us and our subsidiaries, including, among other things, factors discussed under the heading "Risk Factors" in this prospectus and in our filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and the following:

    - the effect of economic, credit and capital market conditions in general and on gaming companies in particular;

    - our construction and development activities;

    - our ability to successfully integrate our operations with Grand Casinos, Inc.;

    - the impact of competition, particularly from other gaming and hotel/gaming operations;

    - changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies; and

    - changes in customer demand.

    In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                  MARKET DATA

    Market data used throughout this prospectus including information relating to our relative position in the casino and gaming industry is based on the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

                             AVAILABLE INFORMATION

    This prospectus is part of a Registration Statement on Form S-4 we have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

    We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 14th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0300 for further information. In addition, the Commission maintains a website (http:/www.sec.gov) that contains such reports, proxy statements and other information filed by the Company. In addition, you may inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

    1. Amendment No. 1 to Registration Statement on Form 10 filed with the Commission on December 18, 1998;

    2.  Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;


    3. Current Reports on Form 8-K filed with the Commission on November 25, 1998, December 16, 1998, January 8, 1999, January 20, 1999 and February 5, 1999;



    4. Registration Statement on Form 8-A with respect to the Company's Rights filed with the Commission on December 30, 1998;



    5. The sections entitled "Risk Factors--Risks Relating to the Transactions," "--Risks Relating to the Business of Lakes--Management Contracts of Limited Duration," "--Management Contracts Subject to Governmental Modification," "Material Federal Income Tax Consequences of the Transactions," "Background and Reasons," "The Transactions," "The Hilton Proposals (other than Proposal 4)" and Annexes A, B, C, D and E, in the Company's Form S-4 Registration Statement (Registration No. 333-65645) filed with the Commission on October 23, 1998; and



    6. All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the exchange offer.


    The following Grand Casinos, Inc. documents are incorporated by reference herein:

    1. The sections entitled "Business--Mississippi Casinos," "--Louisiana Casino," "--Competition-- Mississippi and Louisiana," "--Regulation--Mississippi," "--Grand Casino Gulfport--Potential Early Termination of Lease," "Severe Weather Conditions on the Gulf Coast; Risk of Flooding at Grand Casino Tunica," "--Pending Litigation," "Properties--Mississippi Gulfcoast," and "Legal Proceedings" and the audited Financial Statements of Grand and subsidiaries contained in Part IV from Grand's Annual Report on Form 10-K for the year ended December 28, 1997, as amended; and

    2. Quarterly Report on Form 10-Q for the quarter ended September 27, 1998 (as amended), not including the section entitled "Legal
       Proceedings--Tulalip Tribes Litigation".

    3.  Current Reports on Form 8-K filed with the Commission on December 9,
       1998.

    You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

                               Investor Relations
                      Park Place Entertainment Corporation
                           3930 Howard Hughes Parkway
                            Las Vegas, Nevada 89109
                                 (702) 699-5000


    TO OBTAIN TIMELY DELIVERY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THEIR PROSPECTUS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXPIRATION DATE IS MARCH 18, 1999, UNLESS EXTENDED.


    You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. THE TERMS THE "COMPANY," "PARK PLACE," "WE," "OUR," AND "US," AS USED IN THIS PROSPECTUS REFER TO PARK PLACE ENTERTAINMENT CORPORATION, AND ITS SUBSIDIARIES AS A COMBINED ENTITY, EXCEPT WHERE IT IS CLEAR THAT SUCH TERMS MEAN ONLY PARK PLACE ENTERTAINMENT CORPORATION. THE TERM "OLD NOTES" REFERS TO OUR OUTSTANDING 7 7/8% SENIOR SUBORDINATED NOTES DUE 2005 THAT WE ISSUED ON DECEMBER 21, 1998 AND THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE TERM "EXCHANGE NOTES" REFERS TO THE 7 7/8% SENIOR SUBORDINATED NOTES DUE 2005 OFFERED PURSUANT TO THIS PROSPECTUS. THE TERM "NOTES" REFERS TO THE OLD NOTES AND THE EXCHANGE NOTES, COLLECTIVELY.

    YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS." IN ADDITION, CERTAIN STATEMENTS INCLUDE FORWARD-LOOKING INFORMATION WHICH INVOLVE RISKS AND UNCERTAINTIES. SEE "FORWARD-LOOKING STATEMENTS."

                                  THE COMPANY

    We are the largest gaming company, as measured by casino square footage and revenues, with approximately 1.4 million square feet of gaming space in 1999 and approximately $2.7 billion in revenues in 1997. We are also the only gaming company with a significant presence in Nevada, New Jersey and Mississippi, the three largest gaming markets in the United States. Our operations currently include eleven U.S. land-based casinos and we have interests in three U.S. riverboat casinos, two land-based casinos in Australia and one land-based casino in Uruguay. In 1999, we will have interests in a total of 18 properties when our 2,900 room Paris Casino Resort-Las Vegas opens. This property is currently under construction.

    These properties are listed below.

                                                                          NUMBER OF        YEAR      APPROXIMATE CASINO
NAME AND LOCATION                                                       ROOMS/SUITES     ACQUIRED     SQUARE FOOTAGE(1)
---------------------------------------------------------------------  ---------------  -----------  -------------------
DOMESTIC CASINOS
NEW JERSEY
  Bally's Park Place Casino-Resort...................................         1,265           1996          155,000
  The Atlantic City Hilton Casino Resort.............................           805           1996           60,000
NEVADA
  Flamingo Hilton-Las Vegas..........................................         3,642           1971           93,000
  Las Vegas Hilton...................................................         3,174           1971          100,000
  Bally's Las Vegas..................................................         2,814           1996           68,000
  Reno Hilton........................................................         2,001           1992          114,000
  Flamingo Hilton-Laughlin...........................................         2,000           1990           58,000
  Flamingo Hilton-Reno...............................................           604           1981           46,000
MISSISSIPPI
  Grand Casino Biloxi................................................         1,000           1998          115,000
  Grand Casino Tunica................................................           756           1998          140,000
  Grand Casino Gulfport..............................................           400           1998          110,000
  Bally's Saloon-Gambling Hall-Hotel.................................           238           1996           40,000
MISSOURI
  Flamingo Casino-Kansas City(2).....................................        --               1996           30,000
LOUISIANA
  Bally's Casino-Lakeshore Resort(3).................................        --               1996           30,000
INTERNATIONAL CASINOS
AUSTRALIA(4)
  Conrad Jupiters, Gold Coast........................................           609           1985           70,000
  Conrad International Treasury Casino, Brisbane.....................           136           1995           65,000
URUGUAY
  Conrad International Punta del Este
    Resort and Casino(5).............................................           300           1997           38,000

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------------

(1) Includes square footage attributable to our race and sports books. See "Business and Properties--Properties."

(2) Prior to and in connection with our spinoff from Hilton Hotels Corporation on December 31, 1998, we applied for approval from the state gaming authorities to own and operate this riverboat casino, but we did not receive this approval prior to our spinoff from Hilton. Hilton has retained this property and will cooperate with us to take appropriate action to put us in the same position we would have been in if the transfer had occurred. On January 13, 1999, Hilton entered into an agreement to sell this property to a third party and upon such sale we will be entitled to the net proceeds of the sale. See "Business and Properties--Missouri Casino."

(3) We have a 49.9% ownership interest in this property.

(4) We have a 19.9% ownership interest in each of these properties.

(5) We have a 43% ownership interest in this property.

    In April 1997, we began construction of the 2,900 room Paris Casino-Resort in Las Vegas, Nevada. This resort, which is located adjacent to the Bally's Las Vegas on the Las Vegas Strip, will feature an 85,000 square foot casino, a 50-story replica of the Eiffel Tower, thirteen restaurants, 130,000 square feet of convention space and a retail shopping complex with a French influence. The cost of this resort is currently estimated at approximately $760 million. We expect to complete this project in the fall of 1999.

                      THE TRANSACTIONS AND THE REFINANCING

    On December 31, 1998, we completed the transactions described below under "The Hilton Distribution," "The Grand Distribution" and "The Merger" (we refer to these collectively as the "Transactions"). In connection with the Transactions, we engaged in the refinancing transactions described below (we refer to these collectively as the "Refinancing").

THE HILTON DISTRIBUTION

    The Hilton distribution separated Hilton's gaming business from its lodging business and consisted of (i) Hilton's transfer of all of the assets and liabilities of its gaming business (with certain exceptions) to us and (ii) the distribution of all of our outstanding shares of common stock to the holders of Hilton common stock (we refer to these transactions as the "Hilton Distribution"). Our common stock is listed on the New York Stock Exchange under the trading symbol "PPE."

THE GRAND DISTRIBUTION

    The Grand distribution separated Grand's Mississippi business (which includes the Grand Casino Biloxi, Grand Casino Gulfport and Grand Casino Tunica properties) from its non-Mississippi business. Grand's non-Mississippi business is comprised primarily of the management of two Indian-owned casinos, an interest in the development of the Polo Plaza in Las Vegas, up to $33 million in cash and certain other assets and liabilities. Specifically, the Grand distribution consisted of (i) the transfer of all of the assets and liabilities of the non-Mississippi business to Lakes and (ii) the distribution of all of the outstanding shares of Lakes to the holders of Grand common stock (we refer to these transactions as the "Grand Distribution").

THE MERGER

    Following the Hilton Distribution and the Grand Distribution, we acquired Grand's Mississippi business. The acquisition was accomplished by merging our wholly owned subsidiary into Grand and issuing our common stock to the holders of Grand common stock (we refer to this transaction as the "Merger").

THE REFINANCING TRANSACTIONS

    In connection with the Transactions we entered into the following arrangements, in addition to the issuance of the Old Notes:

    - we entered into a new senior revolving credit facility that will provide us with up to $2.15 billion in financing. We used a portion of these funds in the Refinancing;

    - we provided Grand with the funds necessary to defease its 9% Senior Notes due 2004;

    - we consummated a tender offer to purchase all of Grand's 10 1/8% First Mortgage Notes due 2003.

                           SOURCES AND USES OF FUNDS

    The following table sets forth the estimated sources and uses of funds on a pro forma basis assuming the Transactions and the Refinancing occurred on September 30, 1998. For a more detailed discussion of the financing arrangements associated with the Transactions, see "The Transactions and the Refinancing" and "Description of the New Senior Credit Facility."

                                                                                  AMOUNT
                                                                            -------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES OF FUNDS:
New Senior Credit Facility(1).............................................       $   1,189
Old Notes.................................................................             400
                                                                                    ------
    Total Sources of Funds................................................       $   1,589
                                                                                    ------
                                                                                    ------
USES OF FUNDS:
Repayment of Hilton Debt(2)...............................................       $     934
Loan to Grand for Defeasance(3)...........................................             135
Tender for 10 1/8% First Mortgage Notes due 2003 of Grand(4)..............             490
Estimated Fees and Expenses(5)............................................              30
                                                                                    ------
    Total Uses of Funds...................................................       $   1,589
                                                                                    ------
                                                                                    ------

------------------------

(1) We have availability under the new senior revolving credit facility of up to $2.15 billion which includes up to $650 million under a 364-day revolver and up to $1.50 billion under a five-year revolver. See "Description of the New Senior Credit Facility."

(2) In connection with the Hilton Distribution, we were responsible for repaying our pro rata share of Hilton's outstanding indebtedness under Hilton's revolving credit agreement.

(3) In connection with the Merger, Grand defeased its $115 million in principal amount of outstanding 9% Senior Notes due 2004 at 100% of their principal amount plus a premium as provided in the indenture for the notes. We loaned Grand the funds to consummate the defeasance.

(4) We completed a tender offer and consent solicitation with respect to $450 million in principal amount of Grand's outstanding 10 1/8% First Mortgage Notes due 2003. As of the expiration date of the tender offer, we had received irrevocable tenders of $444.5 million in principal amount of the mortgage notes from the holders. We have defeased the remainder of the mortgage notes not tendered in the tender offer.

(5) Includes commitment, placement, financial advisory and other fees.

                         STRUCTURE OF THE TRANSACTIONS

    The following chart shows the corporate structure of Hilton, Park Place, Grand and Lakes before and after the Transactions were completed:

HILTON AND GRAND IMMEDIATELY BEFORE THE HILTON DISTRIBUTION AND THE GRAND DISTRIBUTION

                                [CHART]

HILTON, PARK PLACE, GRAND AND LAKES AFTER THE HILTON DISTRIBUTION AND THE GRAND DISTRIBUTION AND BEFORE THE MERGER

                                [CHART]

HILTON, PARK PLACE, GRAND AND LAKES AFTER THE MERGER

                                 [CHART]

                         SUMMARY OF THE EXCHANGE OFFER


The Exchange Offer..................  We are offering to exchange $1,000 principal amount of our Exchange Notes for each $1,000 principal
                                      amount of Old Notes (the "Exchange Offer"). As of the
                                      date of this prospectus, $400,000,000 in aggregate
                                      principal amount of Old Notes are outstanding.

                                      We have registered the Exchange Notes under the
                                      Securities Act and they are substantially identical
                                      to the Old Notes, except for the elimination of
                                      certain transfer restrictions, registration rights
                                      and liquidated damages provisions relating to the Old
                                      Notes.

Accrued Interest on the Exchange
  Notes and the Old Notes...........  Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid
                                      on the Old Notes or, if no interest was paid on the
                                      Old Notes, from the date of issuance of the Old Notes
                                      (December 21, 1998). Holders whose Old Notes are
                                      accepted for exchange will be deemed to have waived
                                      the right to receive any interest accrued on the Old
                                      Notes.

No Minimum Condition................  We are not conditioning the Exchange Offer on the tender of any minimum aggregate principal amount of
                                      Old Notes.

Expiration Date.....................  The Exchange Offer will expire at 5:00 p.m., New York
                                      City time, on March 18, 1999, unless we decide to
                                      extend the Exchange Offer.

Withdrawal Rights...................  You may withdraw your tender at any time prior to
                                      5:00 p.m., New York City time, on the Expiration
                                      Date.

Conditions to the Exchange Offer....  The Exchange Offer is subject to customary conditions, which we may waive. We currently
                                      anticipate that each of the conditions will be
                                      satisfied and that we will not need to waive any
                                      conditions. We reserve the right to terminate or
                                      amend the Exchange Offer at any time before the
                                      Expiration Date if any such condition occurs. See
                                      "The Exchange Offer-- Certain Conditions to the
                                      Exchange Offer."

Procedures for Tendering Old
  Notes.............................  If you are a holder of Old Notes who wishes to accept the Exchange Offer, you must:

                                      - complete, sign and date the accompanying Letter of
                                        Transmittal, or a facsimile thereof and mail or
                                        otherwise deliver such documentation, together with
                                        your Old Notes, to the Exchange Agent at the
                                        address set forth under "The Exchange
                                        Offer--Exchange Agent;" or

                                      - arrange for The Depository Trust Company ("DTC") to
                                        transmit certain required information, including an
                                        agent's message forming part of a book-entry
                                        transfer in which you agree to be bound by the
                                        terms of the Letter of Transmittal, to the Exchange
                                        Agent in connection with a book-entry transfer.

                                      By tendering your Old Notes in either manner, you
                                      will be representing among other things, that:

                                      - the Exchange Notes you receive pursuant to the
                                      Exchange Offer are being acquired in the ordinary
                                        course of your business;

                                      - you are not participating, do not intend to
                                      participate, and have no arrangement or understanding
                                        with any person to participate, in the distribution
                                        of the Exchange Notes issued to you in the Exchange
                                        Offer; and

                                      - you are not an "affiliate" of ours.

Special Procedures for Beneficial
  Owners............................  If you beneficially own Old Notes registered in the name of a broker, dealer, commercial bank, trust
                                      company or other nominee and you wish to tender your
                                      Old Notes in the Exchange Offer, you should contact
                                      such registered holder promptly and instruct it to
                                      tender on your behalf. If you wish to tender on your
                                      own behalf, you must, prior to completing and
                                      executing the Letter of Transmittal and delivering
                                      your Old Notes, either arrange to have your Old Notes
                                      registered in your name or obtain a properly
                                      completed bond power from the registered holder. The
                                      transfer of registered ownership may take
                                      considerable time.

Guaranteed Delivery Procedures......  If you wish to tender your Old Notes and time will not permit your required documents to reach the
                                      Exchange Agent by the Expiration Date, or the
                                      procedures for book-entry transfer cannot be
                                      completed on time, you may tender your Old Notes
                                      according to the guaranteed delivery procedures set
                                      forth in "The Exchange Offer--Procedures for
                                      Tendering Old Notes."

Acceptance of Old Notes and Delivery
  of Exchange Notes.................  We will accept for exchange all Old Notes which are properly tendered in the Exchange Offer prior to 5:00
                                      p.m., New York City time, on the Expiration Date. The
                                      Exchange Notes issued in the Exchange Offer will be
                                      delivered promptly following the Expiration Date. See
                                      "The Exchange Offer-- Acceptance of Old Notes for
                                      Exchange; Delivery of Exchange Notes."

Use of Proceeds.....................  We will not receive any proceeds from the issuance of
                                      Exchange Notes in the Exchange Offer. We will pay all
                                      our expenses incident to the Exchange Offer.

Federal Income Tax Consequences.....  The exchange of Exchange Notes for Old Notes in the
                                      Exchange Offer will not be a taxable event for
                                      federal income tax purposes. See "Material Federal
                                      Income Tax Consequences of the Exchange."

Effect on Holders of Old Notes......  As a result of this Exchange Offer, we will have fulfilled a covenant contained in the registration
                                      rights agreement (the "Registration Rights
                                      Agreement") dated as of December 21, 1998 among Park
                                      Place Entertainment Corporation and Merrill Lynch,
                                      Pierce, Fenner & Smith Incorporated and each of the
                                      other initial purchasers named therein (the "Initial
                                      Purchasers") and, accordingly, there will be no
                                      increase in the interest rate on the Old Notes. If
                                      you do not tender your Old Notes in the Exchange
                                      Offer:

                                      - you will continue to hold the Old Notes and will be
                                      entitled to all the rights and limitations applicable
                                        to the Old Notes under the indenture governing the
                                        Notes, except for any rights under the Registration
                                        Rights Agreement that terminate as a result of the
                                        completion of the Exchange Offer; and

                                      - you will not have any further registration or
                                      exchange rights and your Old Notes will continue to
                                        be subject to certain restrictions on transfer.
                                        Accordingly, the trading market for untendered Old
                                        Notes could be adversely affected.

Exchange Agent......................  First Union National Bank is serving as Exchange
                                      Agent in connection with the Exchange Offer.

                         SUMMARY OF THE EXCHANGE NOTES

Issuer..................................  Park Place Entertainment Corporation.
Total Amount of Exchange Notes
  Offered...............................  Up to $400,000,000 in principal amount of 7 7/8% Senior
                                          Subordinated Notes due 2005.
Maturity................................  December 15, 2005.
Interest................................  7 7/8% per year.
Interest Payment Dates..................  June 15 and December 15, commencing June 15, 1999.
Optional Redemption.....................  We may redeem the Exchange Notes at any time at the redemption prices described in the "Description of the
                                          Exchange Notes" section under the heading "Optional
                                          Redemption," plus accrued interest to the redemption date.
Ranking.................................  The Exchange Notes will be unsecured senior subordinated obligations of Park Place and will rank junior to our
                                          senior debt and will effectively rank junior to all of our subsidiaries' debt, including trade payables. Because the
                                          Exchange Notes are subordinated, in the event of
                                          bankruptcy, liquidation or dissolution, holders of the
                                          notes will not receive any payment until holders of senior debt have been paid in full.
                                          Assuming we consummated the Transactions and the
                                          Refinancing on September 30, 1998, we would have had
                                          approximately $1.8 billion of senior debt outstanding and
                                          approximately $14 million of debt at our subsidiaries.
Certain Covenants.......................  The Exchange Notes will be issued under an indenture with
                                          First Union National Bank. The indenture, among other
                                          things, limits our ability and the ability of our
                                          subsidiaries to:
                                          -  enter into sale and lease-back transactions;
                                          -  incur liens on our assets to secure debt;
                                          -  merge or consolidate with another company; and
                                          -  transfer our assets substantially as an entirety.
                                          These covenants are subject to a number of important
                                          qualifications and exceptions which are described under the heading "Description of the Exchange Notes--Additional
                                          Covenants of the Company" and "--Merger, Consolidation or
                                          Sale of Assets" in this prospectus.
Limitation on Incurrence of New Debt....  The indenture does not limit the amount of debt that we may issue nor does it provide holders of Exchange Notes any
                                          protection should we be involved in a highly leveraged
                                          transaction. Under our new senior credit facility, however, we must meet financial tests that could limit our ability
                                          to incur additional debt.
Use of Proceeds.........................  We will not receive any cash proceeds from the Exchange
                                          Offer.

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors you should carefully consider before deciding to invest in the Exchange Notes, including factors affecting forward-looking statements.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    In the following tables, we are providing certain summary financial information to aid you in your analysis of the financial aspects of the Transactions. These tables include (i) unaudited pro forma financial information of Park Place after giving effect to the Transactions (we refer to Park Place following the Transactions as "New Park Place" in the unaudited pro forma financial information) (ii) selected historical financial information and unaudited pro forma financial information of Park Place after giving effect to the Hilton Distribution (but prior to the Merger) and (iii) selected historical financial information of Grand and unaudited pro forma financial information of Grand after giving effect to the Grand Distribution.

NEW PARK PLACE SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

    In the table below, we attempt to illustrate the financial results of New Park Place that might have occurred if the Transactions had been completed at earlier periods. It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Transactions had been completed on the dates assumed. It is also important to remember that this information does not necessarily reflect future financial performance following the completion of the Transactions. Since the information in this table is a summary, you should read the historical financial statements of Park Place and Grand and related notes in this prospectus and the other financial information in the documents incorporated herein by reference. Please see "Unaudited Pro Forma Condensed Financial Statements" for a more detailed explanation of this analysis and the dates upon which the Transactions were assumed to have occurred.

                                                                       PARK PLACE        GRAND      NEW PARK PLACE
                                                                      PRO FORMA(1)   PRO FORMA(2)    PRO FORMA(3)
                                                                      -------------  -------------  ---------------
                                                                                  (DOLLARS IN MILLIONS,
                                                                          EXCEPT PER SHARE AMOUNTS AND RATIOS)
TWELVE MONTHS ENDED OR AS OF SEPTEMBER 30, 1998
RESULTS OF OPERATIONS:
  Total revenue.....................................................    $   2,285      $     578       $   2,863
  Total operating income............................................          224             74             298
  Income from continuing operations.................................           63(4)          23              86(4)
  Income from continuing operations per share--Basic................    $     .24    $       .55    $         .28
  Income from continuing operations per share--Diluted..............  $       .24    $       .53    $         .28
OTHER OPERATING DATA:
  EBITDA(5).........................................................  $       548    $       131    $         679
BALANCE SHEET:
  Cash, cash equivalents and temporary investments..................  $       110    $        79    $         189
  Total assets......................................................        5,870          1,209            7,093
  Total debt........................................................        1,610            566            2,228
  Total stockholders' equity........................................        3,324            458            3,718
PRO FORMA CREDIT STATISTICS:(6)
  EBITDA/Net Interest Expense(5)(7).................................      --             --                   5.3  x
  Total Debt/EBITDA(5)..............................................      --             --                   3.3  x
YEAR ENDED DECEMBER 31, 1997
RESULTS OF OPERATIONS:
  Total revenue.....................................................  $     2,145    $       529    $       2,674
  Total operating income............................................          191             71              262
  Income from continuing operations.................................           61  (4)          21             82  (4)
  Income from continuing operations per share--Basic................  $       .23    $       .50    $         .27
  Income from continuing operations per share--Diluted..............  $       .23    $       .49    $         .26
OTHER OPERATING DATA:
  EBITDA(5).........................................................  $       502    $       117    $         619
NINE MONTHS ENDED SEPTEMBER 30, 1998
RESULTS OF OPERATIONS:
  Total revenue.....................................................  $     1,733    $       447    $       2,180
  Total operating income............................................          271             61              332
  Income from continuing operations.................................          113             20              133
  Income from continuing operations per share--Basic................  $       .43    $       .47    $         .44
  Income from continuing operations per share--Diluted..............  $       .43    $       .46    $         .43
OTHER OPERATING DATA:
  EBITDA(5).........................................................  $       438    $       106    $         544

------------------------------

(1) Assumes the Hilton Distribution had occurred on January 1, 1997 with respect to the Results of Operations and Other Operating Data and as of September 30, 1998 with respect to the Balance Sheet.

(2) Assumes the Grand Distribution had occurred on January 1, 1997 with respect to the Results of Operations and Other Operating Data and as of September 30, 1998 with respect to the Balance Sheet.

(3) Assumes the Merger had occurred on January 1, 1997 with respect to the Results of Operations and Other Operating Data and as of September 30, 1998 with respect to the Balance Sheet.

(4) Includes after-tax non-recurring charges totaling $59 million related to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans.

(5) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items, which can be computed by adding depreciation, amortization and non-cash items to operating income. EBITDA is presented supplementally because management believes it allows for a more complete analysis of results of operations. Non-cash items, such as asset write-downs and impairment losses are excluded from EBITDA as these items do not impact operating results on a recurring basis. Pre-tax non-cash charges for Park Place and New Park Place totaled $96 million for the twelve months ended September 30, 1998 and the year ended December 31, 1997 and relate to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans. EBITDA should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations) nor should it be considered as an indicator of the overall financial performance of the companies. The calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. Pro forma depreciation, amortization and non-cash items for Park Place, Grand, and New Park Place totaled $311 million, $46 million and $365 million, respectively, for the year ended December 31, 1997 and $167 million, $45 million and $212 million, respectively, for the nine months ended September 30, 1998.

(6) Pro forma after giving effect to the Transactions and the Refinancing assuming such transactions had occurred on January 1, 1997 with respect to the Results of Operations and Other Operating Data and as of September 30, 1998 with respect to the Balance Sheet.

(7) Net of capitalized interest and interest income.

PARK PLACE SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

    We derived the following historical information under the heading "Historical" from the Park Place audited financial statements for 1995 through 1997 and unaudited financial statements for 1993, 1994 and the nine months ended September 30, 1997 and 1998 before giving effect to the Merger. The information is only a summary and you should read it in conjunction with Park Place's historical financial statements (and related notes) beginning on page F-2 and in the quarterly report and other information Park Place has filed with the Commission. See "Available Information."

    In the table below under the heading "Pro Forma", we also attempt to illustrate the financial results that might have occurred if the Hilton Distribution had been completed as of January 1, 1997 for purposes of the Results of Operations and Other Operating Data and at September 30, 1998 for the Balance Sheet. It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Hilton Distribution had been completed on the dates assumed. It is also important to remember that this information does not necessarily reflect future financial performance following completion of the Hilton Distribution. Since the information in this table is a summary, you should read our historical financial statements and related notes in this prospectus and in the documents incorporated herein by reference. Please see "Unaudited Pro Forma Condensed Financial Statements" for a more detailed explanation of this analysis.

                                                    NINE MONTHS ENDED
                                                    OR AS OF SEPTEMBER
                                                           30,                    FISCAL YEARS ENDED OR AS OF DECEMBER 31,
                                                   --------------------  -----------------------------------------------------------
                                                     1998       1997         1997          1996        1995       1994       1993
                                                   ---------  ---------  ------------  ------------  ---------  ---------  ---------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
HISTORICAL
RESULTS OF OPERATIONS:
  Total revenue(1)...............................  $   1,733  $   1,593  $   2,145     $     958     $     934  $     896  $     874
  Total operating income.........................        279        246        201            92           165        162        163
  Income from continuing operations..............        118        116         67(2)         36(3)         85         79         86
  Income from continuing operations per
    share--Basic.................................  $     .45  $     .44  $     .25     $     .18     $     .44  $     .41  $     .45
  Income from continuing operations per
    share--Diluted...............................  $     .45  $     .44  $     .25     $     .18     $     .44  $     .41  $     .44
OTHER OPERATING DATA:
  EBITDA(4)......................................  $     446  $     400  $     512     $     216     $     253  $     240  $     231
BALANCE SHEET:
  Cash, cash equivalents and temporary
    investments(1)...............................  $     110     --      $     235     $     232     $      38  $      26  $      33
  Total assets(1)................................      5,870     --          5,630         5,364         1,350      1,248      1,135
  Total debt.....................................      1,610     --          1,306         1,278           549        549        530
  Division equity................................      3,331     --          3,381         3,157           592        510        424
PRO FORMA
RESULTS OF OPERATIONS:
  Total revenue..................................  $   1,733  $   1,593  $   2,145          --          --         --         --
  Total operating income.........................        271        238        191          --          --         --         --
  Income from continuing operations..............        113        111         61(2)       --          --         --         --
  Income from continuing operations per
    share--Basic.................................  $     .43  $     .42  $     .23          --          --         --         --
  Income from continuing operations per
    share--Diluted...............................  $     .43  $     .42  $     .23          --          --         --         --

                                                    NINE MONTHS ENDED
                                                    OR AS OF SEPTEMBER
                                                           30,                    FISCAL YEARS ENDED OR AS OF DECEMBER 31,
                                                   --------------------  -----------------------------------------------------------
                                                     1998       1997         1997          1996        1995       1994       1993
                                                   ---------  ---------  ------------  ------------  ---------  ---------  ---------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  Weighted average common and equivalent
    shares--Basic................................        261        263        263          --          --         --         --
  Weighted average common and equivalent
    shares--Diluted..............................        263        265        266          --          --         --         --
OTHER OPERATING DATA:
  EBITDA(4)......................................  $     438  $     392  $     502          --          --         --         --
BALANCE SHEET:
  Cash, cash equivalents and temporary
    investments..................................  $     110     --           --            --          --         --         --
  Total assets...................................      5,870     --           --            --          --         --         --
  Total debt.....................................      1,610     --           --            --          --         --         --
  Total stockholders' equity.....................      3,324     --           --            --          --         --         --

------------------------------

(1) On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   Upon adoption of EITF 97-2, which is expected to be in the fourth quarter of 1998, Park Place will no longer include in its financial statements the revenues, operating expenses and working capital of its managed properties. The revenues presented assume application of EITF 97-2 to Park Place's financial statements which have reduced historical revenues by $290 million, $332 million, $427 million, $457 million, $350 million, $292 million and $183 million for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. Application of the standard reduces historical cash, cash equivalents and temporary investments by $11 million, $29 million, $28 million, $26 million, $18 million and $9 million for the nine month period ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and reduces historical total assets by $31 million, $59 million, $83 million, $48 million, $35 million and $22 million for the nine month period ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.

(2) Includes after-tax non-recurring charges totaling $59 million related to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans.

(3) Includes after-tax non-recurring charges totaling $23 million, primarily related to the write-off of pre-opening expenses for the Flamingo Casino-Kansas City and losses associated with a planned relocation of the Flamingo Casino-New Orleans.

(4) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items, which can be computed by adding depreciation, amortization and non-cash items to operating income. EBITDA is presented supplementally because management believes it allows for a more complete analysis of results of operations. Non-cash items, such as asset write-downs and impairment losses are excluded from EBITDA as these items do not impact operating results on a recurring basis. Pre-tax non-cash charges for Park Place historical and Park Place pro forma totaled $96 million for the year ended December 31, 1997 and relate to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans. Pre-tax non-cash charges for Park Place historical totaled $1 million for the year ended December 31, 1996 and relate to the write-down of an asset to estimated fair market value. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations) nor should it be considered as an indicator of the overall financial performance of Park Place. The calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. Historical depreciation, amortization and non-cash items for Park Place for the nine months ended September 30, 1998 and 1997 and the years ended December 31 1997, 1996, 1995, 1994 and 1993 totaled $167 million, $154 million, $311 million, $124 million, $88 million, $78 million and $68 million, respectively. Pro forma depreciation, amortization and non-cash items for Park Place for the nine months ended September 30, 1998 and 1997 and the year ended December 31, 1997 totaled $167 million, $154 million and $311 million, respectively.

GRAND SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

    We derived the following historical information under the heading "Historical" from the Grand audited financial statements for 1993 through 1997 and unaudited financial statements for the nine months ended September 28, 1997 and September 27, 1998. The information is only a summary and you should read it in conjunction with Grand's historical financial statements (and related notes) contained in the annual report and other information Grand has filed with the Commission that is incorporated by reference in this prospectus. See "Available Information."

    In the table below under the heading "Pro Forma," we also attempt to illustrate the financial results that might have occurred if the Grand Distribution had been completed as of January 2, 1995 for purposes of the Results of Operations and Other Operating Data and at September 27, 1998 for the Balance Sheet. It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Grand Distribution had been completed on such date. It is also important to remember that this information does not necessarily reflect future financial performance following completion of the Grand Distribution. Since the information in this table is a summary, you should read Grand's historical financial statements and related notes incorporated by reference in this prospectus. Please see "Unaudited Pro Forma Condensed Financial Statements" for a more detailed explanation of this analysis.

                               NINE MONTHS ENDED OR AS OF                   FISCAL YEARS ENDED OR AS OF
                             ------------------------------  ----------------------------------------------------------
                             SEPTEMBER 27,   SEPTEMBER 28,   DECEMBER 28,   DECEMBER 29,   DECEMBER 31,    JANUARY 1,
                                 1998            1997            1997           1996           1995           1995
                             -------------  ---------------  -------------  -------------  -------------  -------------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
HISTORICAL
RESULTS OF OPERATIONS:
  Total revenue............    $     511       $     460       $     607      $     490      $     373      $     286
  Total operating
    income(1)..............          117             116             141             96            118             53
  Income (loss) from
    continuing
    operations.............           69              55              66           (101)            70             29
  Income (loss) from
    continuing operations
    per share--Basic.......    $    1.64       $    1.31       $    1.58      $   (2.43)     $    2.05      $     .87
  Income (loss) from
    continuing operations
    per share--Diluted.....    $    1.60       $    1.28       $    1.54      $   (2.43)     $    1.98      $     .84
OTHER OPERATING DATA:
  EBITDA(2)................    $     163       $     151       $     187      $     139      $     140      $      69
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments............    $     112          --           $     239      $     147      $     335      $      30
  Total assets.............        1,341          --               1,334          1,123          1,128            484
  Total debt...............          567          --                 667            531            471            137
  Total stockholders'
    equity.................          574          --                 503            440            526            277
PRO FORMA
RESULTS OF OPERATIONS:
  Total revenue............    $     447       $     398       $     529      $     413      $     304         --
  Total operating income...           61              58              71             36             60         --


                              JANUARY 2,
                                 1994
                             -------------

HISTORICAL
RESULTS OF OPERATIONS:
  Total revenue............    $     117
  Total operating
    income(1)..............           30
  Income (loss) from
    continuing
    operations.............           19
  Income (loss) from
    continuing operations
    per share--Basic.......    $     .71
  Income (loss) from
    continuing operations
    per share--Diluted.....    $     .69
OTHER OPERATING DATA:
  EBITDA(2)................    $      38
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments............    $     158
  Total assets.............          427
  Total debt...............          124
  Total stockholders'
    equity.................          248
PRO FORMA
RESULTS OF OPERATIONS:
  Total revenue............       --
  Total operating income...       --

                               NINE MONTHS ENDED OR AS OF                   FISCAL YEARS ENDED OR AS OF
                             ------------------------------  ----------------------------------------------------------
                             SEPTEMBER 27,   SEPTEMBER 28,   DECEMBER 28,   DECEMBER 29,   DECEMBER 31,    JANUARY 1,
                                 1998            1997            1997           1996           1995           1995
                             -------------  ---------------  -------------  -------------  -------------  -------------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
  Income from continuing
    operations.............           20              18              21              8             29         --
  Income from continuing
    operations per
    share--Basic...........    $     .47       $     .44       $     .50      $     .19      $     .84         --
  Income from continuing
    operations per
    share--Diluted.........    $     .46       $     .43       $     .49      $     .19      $     .81         --
  Weighted average common
    and equivalent shares--
    Basic..................           42              42              42             42             34         --
  Weighted average common
    and equivalent shares--
    Diluted................           43              43              43             43             35         --
OTHER OPERATING DATA:
  EBITDA(2)................    $     106       $      92       $     117      $      78      $      80         --
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments............    $      79          --              --             --             --             --
  Total assets.............        1,209          --              --             --             --             --
  Total debt...............          566          --              --             --             --             --
  Total stockholders'
    equity.................          458          --              --             --             --             --


                              JANUARY 2,
                                 1994
                             -------------

  Income from continuing
    operations.............       --
  Income from continuing
    operations per
    share--Basic...........       --
  Income from continuing
    operations per
    share--Diluted.........       --
  Weighted average common
    and equivalent shares--
    Basic..................       --
  Weighted average common
    and equivalent shares--
    Diluted................       --
OTHER OPERATING DATA:
  EBITDA(2)................       --
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments............       --
  Total assets.............       --
  Total debt...............       --
  Total stockholders'
    equity.................       --

------------------------------

(1) Total operating income for the nine months ended September 27, 1998 and September 28, 1997 and the fiscal years ended 1997, 1996, 1995, 1994 and 1993 exclude amortization of debt issuance costs of $3 million, $2 million, $3 million, $3 million, $2 million, $1 million and $1 million, respectively, which has been reclassified to interest expense to conform to the financial presentation of Park Place.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization, which can be computed by adding depreciation and amortization to operating income. EBITDA is presented supplementally because management believes it allows for a more complete analysis of results of operations. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations) nor should it be considered as an indicator of the overall financial performance of Grand. The calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. Historical depreciation and amortization for Grand for the nine months ended September 27, 1998 and September 28, 1997 and the fiscal years ended 1997, 1996, 1995, 1994 and 1993 totaled $46 million, $35 million, $46 million, $43 million, $22 million, $16 million and $8 million, respectively. Pro forma depreciation and amortization for Grand for the nine months ended September 27, 1998 and September 28, 1997 and the fiscal years ended 1997, 1996 and 1995 totaled $45 million, $34 million, $46 million, $42 million and $20 million, respectively.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE DECIDING TO TENDER OLD NOTES IN THE EXCHANGE OFFER.

OLD NOTES OUTSTANDING AFTER THE EXCHANGE OFFER WILL NOT HAVE REGISTRATION RIGHTS
  AND WE EXPECT THE MARKET FOR THE OLD NOTES TO BE ILLIQUID

    If you do not exchange your Old Notes for Exchange Notes pursuant to the Exchange Offer, your Old Notes will continue to be subject to the restrictions on transfer of the Old Notes. In general, you may not offer or sell Old Notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, we believe that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (unless such holder is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as the Exchange Notes are acquired in the ordinary course of the holders' business and such holders will not, and have no arrangement with any person to, participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

OUR NEW SENIOR CREDIT FACILITY CONTAINS RESTRICTIVE DEBT COVENANTS

    Our new senior revolving credit facility (the "New Senior Credit Facility") imposes a number of operating and financial restrictions, including financial covenants that will require us to meet a number of financial ratios and tests. These covenants require that we meet an interest coverage test and a leverage ratio test. See "Description of the New Senior Credit Facility." Our ability to borrow funds to meet our financing plans will depend on us meeting these tests.

WE DO NOT HAVE AN OPERATING HISTORY AS A SEPARATE STAND-ALONE COMPANY

    While Hilton's gaming business has a substantial operating history, we do not have an operating history as a separate stand-alone company. Prior to the Hilton Distribution, we had access to the cash flow and assets of Hilton's lodging business, and prior to the Grand Distribution, Grand had access to the cash flow and assets of its non-Mississippi business. Subsequent to the Hilton Distribution, we will be a smaller, more focused company than Hilton prior to the Hilton Distribution. Consequently, our results of operations will be more susceptible to competitive and market factors specific to our core business.

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES WILL BE
  JUNIOR TO ALL OF OUR EXISTING AND POSSIBLY ALL OF OUR FUTURE BORROWINGS

    The Exchange Notes will rank behind all of our existing and future senior debt, including debt from our New Senior Credit Facility. Assuming we had completed the Transactions and the Refinancing on September 30, 1998, we would have had outstanding approximately $1.8 billion of senior debt and approximately $1.0 billion would have been available for borrowing as additional senior debt under our New Senior Credit Facility, subject to satisfying covenants contained in our New Senior Credit Facility. The indenture governing the Exchange Notes does not limit our ability to incur substantial additional senior debt, including under the New Senior Credit Facility. In the event of bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the Exchange Notes only after all payments have been made on our senior debt. We cannot assure you that sufficient assets would remain to make any payments on the Exchange Notes. In addition, following the occurrence of certain events of default in respect of our senior debt, we may be prohibited, under the terms of the Exchange Notes, from making any payments on the Exchange Notes. The term "senior debt," as it applies to the Exchange Notes, is defined in the "Description of the Exchange Notes--Certain Definitions."

THE EXCHANGE NOTES WILL BE JUNIOR TO OUR SUBSIDIARIES' EXISTING AND FUTURE DEBT

    We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depends upon the cash flow of our subsidiaries and the payment of funds by our subsidiaries to us. Our subsidiaries are not obligated to make funds available to us for payment on the Exchange Notes or otherwise. In addition, our subsidiaries' ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. These payments may not be adequate to pay interest and principal on the Exchange Notes when due. In addition, their ability to make payments to us depends on applicable law and debt instruments to which they or we are a party, which may include requirements to maintain minimum levels of working capital and other assets.

    The Exchange Notes will effectively rank junior to all existing and future liabilities of our subsidiaries, including trade payables. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations at the holding company. Assuming we had completed the Transactions and the Refinancing on September 30, 1998, our subsidiaries would have had approximately $14 million of debt. The indenture governing the Exchange Notes will not limit the ability of our subsidiaries to incur substantial additional debt.

WE MAY REQUIRE YOU TO DISPOSE OF YOUR EXCHANGE NOTES OR REDEEM YOUR EXCHANGE
  NOTES IF ANY GAMING AUTHORITY FINDS YOU UNSUITABLE TO HOLD THEM

    Under certain circumstances, we have the right, at our option, to cause a holder to dispose of Exchange Notes or to redeem Exchange Notes in order to comply with gaming laws to which we are subject. See "Regulation and Licensing" and "Description of the Exchange Notes--Mandatory Disposition Pursuant to Gaming Laws."

GRAND IS A DEFENDANT IN SEVERAL LAWSUITS RELATED TO THE BANKRUPTCY OF
  STRATOSPHERE CORPORATION

    Grand and certain of its current and former directors and officers are defendants in several lawsuits related to Grand's investment in Stratosphere Corporation ("Stratosphere"). Stratosphere owns and operates the Stratosphere Tower, Casino & Hotel, a casino/hotel and entertainment complex in Las Vegas which filed for reorganization under Chapter 11 of the Bankruptcy Code on January 27, 1997. On November 7, 1997, Stratosphere filed a second amended proposed plan of reorganization with the Bankruptcy Court which has been confirmed by the Bankruptcy Court and which became effective on October 14, 1998 (the "Second Amended Plan"). Under the Second Amended Plan, the secured portion of Stratosphere's outstanding first mortgage notes was converted into 100% of the equity of the reorganized Stratosphere and all of the common stock of Stratosphere outstanding prior to the effective date of the Second Amended Plan was canceled. Grand beneficially owned approximately 42% of the issued and outstanding common stock of Stratosphere prior to its cancellation as a result of the Second Amended Plan becoming effective.

    Under the terms of the distribution agreement entered into between Grand and Lakes on December 31, 1998 (the "Grand Distribution Agreement"), any future liabilities arising out of the various

Stratosphere-related lawsuits will be assumed by Lakes. In addition, other contingent liabilities related to or arising out of the non-Mississippi business (such as tribal loan guarantees, real property lease guarantees for Lakes subsidiaries, and director and officer indemnity obligations) will also be assumed by Lakes. Although potential costs associated with these various commitments and contingencies will not increase solely as a result of the Grand Distribution, given the numerous uncertainties associated with litigation and the contingent nature of Lakes' various financial commitments, Lakes is unable to quantify, within any reasonable range, its total exposure if all or any of the pending litigation were to be resolved adversely to Lakes' interests, nor is Lakes able to assess the likelihood that it will be required to perform some or all of its contingent financial obligations.

    Under Minnesota corporate law, Lakes is required, subject to certain limitations and exclusions, to indemnify its current and former officers and directors. Although Lakes has agreed to assume all of the liabilities related to Stratosphere and the Stratosphere lawsuits, it has agreed under the Agreement and Plan of Merger dated June 30, 1998 by and among Hilton, Park Place, Gaming Acquisition Corporation, Grand and Lakes (the "Merger Agreement"), to indemnify Grand for such liabilities and certain other pending litigation. Accordingly, Lakes will bear the cost of defending itself, its current and former directors and officers, and Grand and its current and former officers and directors for any settlement or judgment of such matters. Although these lawsuits are in their early stages and Lakes plans to defend itself vigorously, there can be no assurance that the costs of defense and any settlement or judgment will not have a material adverse effect on Lakes or, if Lakes does not satisfy its indemnification obligations to Grand, on Grand.


    For additional information concerning legal proceedings related to Stratosphere, see the information incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."


LAKES MAY NOT BE ABLE TO SATISFY ITS INDEMNIFICATION OBLIGATIONS UNDER THE
  MERGER AGREEMENT

    Under the Grand Distribution Agreement, Lakes and Grand agreed to indemnify each other for liabilities retained by them in the Grand Distribution. Additionally, under the Merger Agreement, Lakes agreed to indemnify Grand for
(i) Grand's ongoing indemnification obligations to current and former directors and officers of Grand and (ii) contingent liabilities related to Stratosphere. The availability of such indemnities will be dependent upon the financial strength and creditworthiness of Grand and Lakes', respectively. No assurance can be given that such entities will be in a position to fund such indemnities should they be obligated to do so in the future.

    As security to support Lakes' indemnification obligations to Grand under each of the Grand Distribution Agreement and the Merger Agreement, and as a condition to the completion of the Merger, Lakes agreed to irrevocably deposit, in trust for the benefit of Grand, as a wholly owned subsidiary of Park Place, an aggregate of $30 million, consisting of four annual installments of $7.5 million, during the four year period subsequent to the effective date of the Merger. Lakes' ability to satisfy this funding obligation is materially dependent upon the continued success of its operations, any National Indian Gaming Commission review of the Lakes' Indian Management contracts, including the assignment of such contracts to Lakes, and the general risks inherent in its business. In the event of Lakes' failure to fund such trust, or otherwise satisfy its indemnification obligations to Grand, Grand would be required to satisfy any such liabilities, which could, either individually or in the aggregate, have a material adverse effect on our business and results of operations.

GAMING REFERENDA HAVE BEEN VOTED ON OR ARE BEING PROPOSED IN SEVERAL STATES

    In California, Proposition Five, which was proposed by Indian tribes, was approved by the voters in the November 3, 1998 election. If it survives legal challenges, this referendum would legalize games which were operated by several tribes in contravention of California and Federal law and could lead to the expansion of gaming operations by California Indian tribes, which could have a material adverse effect on our Nevada operations. A legal action has been filed in California State court challenging the validity of

Proposition Five under the California constitution. On December 2, 1998, the California Supreme Court issued an order staying implementation of Proposition Five.

    In Mississippi, two referenda have been proposed which would repeal legalized gaming in Mississippi and impose a two-year period for all gaming operations to terminate. In order for a referendum to be included on the November 1999 ballot, it needed to be approved by the Mississippi Secretary of State and the signatures of approximately 98,000 registered voters were required to be gathered and certified by October 7, 1998. Both referenda were successfully challenged in Mississippi state court on the grounds that they did not meet legal requirements, and neither of the proposed referenda was resubmitted in time to meet the October 7, 1998 deadline. Proponents could attempt to place such a referendum on the November 2000 ballot. If any such referendum proposal is ultimately adopted, it could have a material adverse effect on us.

OUR RIGHT TO USE THE "HILTON" AND "CONRAD" NAMES IS LIMITED

    Hilton has granted us a non-exclusive license to use the "Hilton" name in certain limited respects for a specified period of time after the Hilton Distribution and the "Conrad" name for the duration of the license agreement applicable to each Conrad property. We will not have the right to use the "Hilton" and "Conrad" names after the expiration of such periods. Furthermore, to the extent that we fail to perform our obligations under the license agreement relating to the use of the "Hilton" and "Conrad" names, Hilton could prevent us from using such names. We may have to make additional expenditures to position our new name in markets and cannot predict with certainty the extent to which the substitution of a new name may adversely affect our ability to retain and attract patrons. See "Arrangements Between Hilton and Park Place--Trademark Assignment and License Agreement."

WE MAY BE SOMEWHAT RELIANT ON HILTON FOLLOWING THE HILTON DISTRIBUTION

    We entered into certain arrangements with Hilton in connection with the Transactions pursuant to which Hilton may be providing us with certain consulting and advisory services and other assistance. This may have the effect of causing us to be somewhat reliant on our relationship with Hilton. Each of these arrangements has a maximum term of eighteen months, and we must develop the capacity to perform these corporate services ourselves or obtain them from third parties. Should Hilton encounter financial or other difficulties that could prevent it from providing such services or assistance to us, our results of operations could be materially and adversely affected. See "Arrangements Between Hilton and Park Place."

THE GAMING INDUSTRY IS HIGHLY REGULATED


    The ownership, management and operation of gaming facilities are subject to extensive federal, state, provincial, tribal and/or local laws, regulations, and ordinances, which are administered by the relevant regulatory agency or agencies in each jurisdiction. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. See "Regulation and Licensing" and "Business and Properties--Missouri Casino."


    Following completion of the Transactions, Lakes will request that the National Indian Gaming Commission (the "NIGC") either approve the assignment of Grand's Louisiana-based Indian management contracts to Lakes or acknowledge that their approval is not required. NIGC has the right to review each contract and has the authority to reduce the term of a management contract or the management fee or otherwise require modification of the contract, all of which could have a material adverse effect on Lakes. Currently, the management contracts (i) have not been reviewed or approved by NIGC and (ii) NIGC could call them for review at any time, in which case NIGC may not approve the contracts at all or may require modification prior to granting approval. In the event that such NIGC approval is not received or if the management contracts are reviewed and modified by the NIGC, there is a possibility that such contracts could be deemed to be invalid.


THE GAMING INDUSTRY IS HIGHLY COMPETITIVE


    To the extent that casino hotel capacity is expanded by others in a city where our casino hotels are located, competition will increase. The completion of a number of room expansion projects and the opening of new casino hotels led to a 6% increase in hotel capacity in Las Vegas in 1997 compared to 1996, thereby increasing competition in all segments of the Las Vegas market. Some of our competitors have also announced, or are developing, new casino projects in Las Vegas and Atlantic City which, if completed, will add significant casino space and hotel rooms to these markets. Such new capacity additions to the Las Vegas and Atlantic City markets could adversely impact our future operating results. The business of our Nevada casino hotels might also be adversely affected if gaming operations of the type conducted in Nevada were to be permitted under the laws of other states, particularly California. Similarly, legalization of gaming operations in any jurisdiction located near Atlantic City, New Jersey, or the establishment of new large scale gaming operations on nearby Indian tribal lands, could adversely affect our Atlantic City casino hotels. The expansion of riverboat gaming or casino gaming on Indian tribal lands could also impact our gaming operations. Gaming related referenda have been voted upon or are being proposed in several states which could materially affect us.

THERE ARE RISKS ASSOCIATED WITH OUR CONSTRUCTION PROJECTS

    We are currently involved in a major construction project called the Paris-Casino Resort and several smaller construction projects. We may also become involved in other construction projects through our subsidiaries, joint ventures or future joint ventures. There are many risks involved in any major construction project, including:

    - potential shortages of material and labor, work stoppages or labor disputes;

    - problems with construction, equipment or staffing requirements;

    - weather interference;

    - unforeseen engineering, environmental or geological problems;

    - difficulty in obtaining any of the necessary licenses, permits, allocations or authorizations from regulatory authorities; and

    - unanticipated cost increases.

    Any of these risks could increase the cost or delay the construction or opening of the facilities or otherwise affect their planned design and features. The Paris-Casino Resort is scheduled to open in the fall of 1999, although there can be no assurance. The total cost of construction for this hotel-casino is expected to be approximately $760 million. As of December 31, 1998, we had spent $500 million on its construction and anticipate that we will spend an additional $260 million in 1999. It is possible that the existing budget and construction plans for the Paris-Casino Resort (and/or any budget and construction plans developed for any other project) may be changed for competitive or other reasons or may increase due to any of the factors set forth above.

WE DO NOT KNOW WHAT EFFECT THE NATIONAL GAMBLING IMPACT STUDY COMMISSION MAY
  HAVE ON THE GAMING INDUSTRY

    A National Gambling Impact Study Commission has been established by the United States Congress to conduct a comprehensive study of the social and economic impact of gaming in the United States. The National Commission is required to issue a report containing its findings and conclusions, together with recommendations for legislation and administrative actions, within two years after its first meeting, which occurred on June 20, 1997. Any recommendations which may be made by the National Commission could result in the enactment of new laws and/or the adoption of new regulations which could adversely impact the gaming industry in general. We are unable at this time to determine what recommendations, if any, the National Commission will make, or the ultimate disposition of any recommendations the National Commission may make.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE
  NOTES

    We are offering the Exchange Notes to the holders of the Old Notes. The Old Notes were offered and sold in December 1998 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.


    We do not intend to apply for a listing of the Exchange Notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the Exchange Notes and we cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The Initial Purchasers have advised us that they currently intend to make a market with respect to the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof.


    The liquidity of, and trading market for, the Exchange Notes also may be adversely affected by changes in the market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

    As a result, you cannot be sure that an active trading market will develop for the Exchange Notes.

                      THE TRANSACTIONS AND THE REFINANCING

OVERVIEW

    The principal components of the Transactions include the Hilton Distribution, the Grand Distribution and the Merger. In connection with the Transactions, we consummated the Refinancing. For a description of certain arrangements between Hilton and Park Place and between Grand and Lakes in connection with the Transactions, see "Arrangements Between Hilton and Park Place" and "Arrangements between Grand and Lakes."

    THE HILTON DISTRIBUTION

    The Hilton Distribution separated Hilton's lodging business (the "Hilton Lodging Business") from its gaming business (the "Hilton Gaming Business"). On December 31, 1998 (the "Hilton Distribution Date"), Hilton transfered all of the assets and liabilities of the Hilton Gaming Business to us (with certain exceptions). See "Arrangements Between Hilton and Park Place--Hilton Distribution Agreement." Each holder of Hilton Common Stock on the record date for the Hilton Distribution received one share of common stock of Park Place (and the associated stockholders' rights) ("Park Place Common Stock") for each share of common stock of Hilton ("Hilton Common Stock") held, and continued to hold its shares of Hilton Common Stock. As a result of the Hilton Distribution, we now operate the Hilton Gaming Business and Hilton and its subsidiaries operate the Hilton Lodging Business.

    Effective as of the Hilton Distribution Date, all outstanding options under Hilton's stock option plans, other than options held by Arthur M. Goldberg, Park Place's Chief Executive Officer, were adjusted to represent options to purchase an equivalent number of shares of Hilton Common Stock and shares of Park Place Common Stock and the exercise prices of such options were adjusted to preserve the intrinsic value of such options on the date of the Hilton Distribution. All outstanding options held by Mr. Goldberg under such plans were adjusted to represent options to purchase shares of Park Place Common Stock. Pursuant to such adjustment, the number of shares subject to and the exercise price of Mr. Goldberg's options were adjusted to preserve the intrinsic value of such options on the date of the Hilton Distribution, and the adjustment was based on the relative values of the Hilton Common Stock and the Park Place Common Stock on the date of the Hilton Distribution, all as determined by Hilton. See "Arrangements Between Hilton and Park Place--Hilton Distribution Agreement" and "--Hilton Employee Benefits Allocation Agreement."

    THE GRAND DISTRIBUTION

    The Grand Distribution separated Grand's Mississippi business (which includes the Grand Casino Biloxi, Grand Casino Gulfport and Grand Casino Tunica properties) (the "Mississippi Business") from its non-Mississippi business (comprised primarily of the management of two Indian-owned casinos, an interest in the development of the Polo Plaza in Las Vegas, up to $33 million in cash and certain other assets and liabilities) (the "Non-Mississippi Business"). As a result of the Grand Distribution, Lakes and its subsidiaries operate the Non-Mississippi Business and, as a result of the Merger, Park Place and its subsidiaries operate the Mississippi Business.

    On December 31, 1998 (the "Grand Distribution Date"), Grand transfered all of the assets and liabilities of the Non-Mississippi Business to Lakes. Each holder of Grand common stock ("Grand Common Stock") on the record date for the Grand Distribution received one share of common stock of Lakes ("Lakes Common Stock") for every four shares of common stock of Grand held (and cash in lieu of fractional shares of Lakes Common Stock) and, as a result of the Merger, holders of Grand Common Stock received one share of Park Place Common Stock for each share of Grand Common Stock held on December 31, 1998. In addition, effective as of the Grand Distribution Date, all outstanding options under Grand's stock option plans were adjusted to represent options to purchase shares of Lakes Common Stock and Grand Common Stock, and as a result of the Merger, the resulting options to purchase Grand

Common Stock became options to purchase shares of Park Place Common Stock. See "Arrangements Between Grand and Lakes--Grand Employee Benefits Allocation Agreement."

    THE MERGER

    Following the Hilton Distribution and immediately after the Grand Distribution, Gaming Acquisition Corporation, a wholly owned subsidiary of Park Place, merged with and into Grand, with Grand as the surviving corporation. As a result of the Merger, Grand is a wholly owned subsidiary of Park Place. In the Merger, Grand shareholders received one share of Park Place Common Stock in exchange for each share of Grand Common Stock held on December 31, 1998.

    THE REFINANCING

    Following the consummation of the Hilton Distribution, we entered into the New Senior Credit Facility. See "Description of the New Senior Credit Facility." A portion of available borrowings under the New Senior Credit Facility, together with proceeds from the offering of the Old Notes, were used to repay our allocated portion of Hilton's outstanding obligations under Hilton's bank revolving credit facility. In addition, the New Senior Credit Facility was used to provide funds for the consummation of our tender offer for Grand's $450 million aggregate principal amount of 10 1/8% First Mortgage Notes due 2003 (the "10 1/8% Notes") and the covenant defeasance of its $115 million aggregate principal amount of 9% Senior Notes due 2004 (the "9% Notes"). We will use available borrowings under the New Senior Credit Facility to satisfy our ongoing financing requirements.

    In connection with the Transactions, Grand completed a covenant defeasance of its 9% Notes by depositing with the trustee for the 9% Notes the funds necessary to defease the 9% Notes to the first date that such 9% Notes are redeemable by Grand. Immediately following the Hilton Distribution, we loaned Grand the funds necessary for such defeasance.

    On November 9, 1998, we commenced an offer (the "Grand Tender Offer") to purchase all of the 10 1/8% Notes at a premium to their stated principal amount. In connection with the offer to purchase, we solicited consents from holders of the 10 1/8% Notes to certain amendments to the indenture governing the 10 1/8% Notes. Consummation of the Grand Tender Offer was subject to the tender of, and receipt of consents from, the holders of no less than a majority of the outstanding aggregate principal amount of the 10 1/8% Notes, which condition was satisfied, and certain other conditions, including the consummation of the Hilton Distribution. As of the expiration date of the Grand Tender Offer, irrevocable tenders with respect to $444.5 million aggregate outstanding principal amount of the 10 1/8% Notes were received. We have defeased the remainder of the 10 1/8% Notes not tendered in the Grand Tender Offer.

    The offering of the Old Notes was part of the Refinancing transactions.

    We also assumed payment obligations under certain indebtedness of Hilton in connection with the Hilton Distribution. See "Arrangements Between Hilton and Park Place--Assumption Agreement Relating to Certain Indebtedness," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financing" and "Unaudited Pro Forma Condensed Financial Statements."

    SOURCES AND USES OF FUNDS

    The following table sets forth the estimated sources and uses of funds on a pro forma basis assuming the Transactions and the Refinancing occurred on September 30, 1998. For a more detailed discussion of the financing arrangements associated with the Transactions, see "--The Refinancing" and "Description of the New Senior Credit Facility."

                                                                                 AMOUNT
                                                                           -------------------
                                                                               (DOLLARS IN
                                                                                MILLIONS)
SOURCES OF FUNDS:
New Senior Credit Facility(1)............................................       $   1,189
Old Notes................................................................             400
                                                                                   ------
    Total Sources of Funds...............................................       $   1,589
                                                                                   ------
                                                                                   ------

USES OF FUNDS:
Repayment of Hilton Debt(2)..............................................       $     934
Loan to Grand for Defeasance(3)..........................................             135
Tender for 10 1/8% First Mortgage Notes due 2003 of Grand(4).............             490
Estimated Fees and Expenses(5)...........................................              30
                                                                                   ------
    Total Use of Funds...................................................       $   1,589
                                                                                   ------
                                                                                   ------

------------------------

(1) We have availability under the New Senior Revolving Credit Facility of up to $2.15 billion which includes up to $650 million under a 364-day revolver and up to $1.50 billion under a five-year revolver. See "Description of the New Senior Credit Facility."

(2) In connection with the Hilton Distribution, we were responsible for repaying our pro rata share of Hilton's outstanding indebtedness under Hilton's revolving credit agreement.

(3) In connection with the Merger, Grand defeased its $115 million in principal amount of outstanding 9% Senior Notes due 2004 at 100% of their principal amount plus a premium as provided in the indenture for the notes. We loaned Grand the funds to consummate the defeasance.

(4) We completed a tender offer and consent solicitation with respect to $450 million in principal amount of Grand's outstanding 10 1/8% Notes. As of the expiration date of the tender offer we had received irrevocable tenders of $444.5 million in principal amount of the 10 1/8% Notes from the holders. We have defeased the remainder of the 10 1/8% Notes not tendered in the tender offer.

(5) Includes commitment, placement, financial advisory and other fees.

                                USE OF PROCEEDS


    We will not receive any proceeds from the exchange of the Exchange Notes for the Old Notes pursuant to the Exchange Offer.


    We used the aggregate net proceeds from the offering of the Old Notes (approximately $392.5 million after deducting fees and expenses associated with the offering), together with borrowings under the New Senior Credit Facility, to consummate the Transactions and the Refinancing and pay fees and expenses incurred by us in connection with the Transactions and the Refinancing. See "The Transactions and the Refinancing."

                                 CAPITALIZATION

    The following table sets forth Park Place's debt and equity capitalization as of September 30, 1998 after giving pro forma effect to the Transactions and as adjusted to give effect to the Refinancing and the application of the net proceeds from the offering of the Old Notes. You should read this information in conjunction with "The Transactions and the Refinancing," "Use of Proceeds," the "Unaudited Pro Forma Condensed Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

                                                                                             AS OF SEPTEMBER 30,
                                                                                                    1998
                                                                                           PRO FORMA, AS ADJUSTED
                                                                                           -----------------------
                                                                                            (DOLLARS IN MILLIONS)
CURRENT PORTION OF LONG-TERM DEBT:
  Total current portion of long-term debt................................................        $        46
LONG-TERM DEBT:
  New Senior Credit Facility(1)..........................................................        $     1,189
  Mortgage/Other Debt....................................................................                 14
  7.375% Senior Notes due 2002(2)........................................................                300
  7% Senior Notes due 2002(2)............................................................                325
  7 7/8% Senior Subordinated Notes due 2005..............................................                400
    Less current portion of long-term debt...............................................                (46)
                                                                                                     -------
    Total long-term debt, net of current portion.........................................              2,182
STOCKHOLDERS' EQUITY:
  Total stockholders' equity.............................................................              3,718
                                                                                                     -------
    Total capitalization.................................................................        $     5,946
                                                                                                     -------
                                                                                                     -------

------------------------

(1) See "Description of the New Senior Credit Facility."

(2) In connection with the Hilton Distribution, Park Place assumed the payment obligations with respect to certain of Hilton's outstanding public notes. See "Arrangements Between Hilton and Park Place-- Assumption Agreement Related to Certain Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Financial Condition--Financing."

                       RATIO OF EARNINGS TO FIXED CHARGES

    Our ratios of earnings to fixed charges are as follows for the periods indicated:

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,                           FISCAL YEAR
                                                       --------------------  -----------------------------------------------------
                                                         1998       1997       1997       1996       1995       1994       1993
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...................       3.4x       3.8x       2.4x       2.1x       4.0x       3.8x       4.1x

    We have computed the ratio of earnings to fixed charges by dividing income before income taxes and minority interests plus fixed charges (excluding capitalized interest) by fixed charges.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   NEW PARK PLACE
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma statements of income and balance sheet of Park Place illustrate the estimated effects of the Hilton Distribution. The unaudited pro forma balance sheet of Park Place as of September 30, 1998 presents the financial position of Park Place as if the Hilton Distribution had been completed as of such date. The unaudited pro forma income statements of Park Place for the nine month periods ended September 30, 1998 and 1997 and the year ended December 31, 1997 present the results of operations of Park Place as if the Hilton Distribution had been completed as of January 1, 1997. The unaudited pro forma financial data of Park Place and notes thereto should be read in conjunction with the audited Park Place consolidated financial statements and notes thereto which are included elsewhere in this prospectus.

    The unaudited pro forma statements of income and balance sheet of New Park Place are based upon the pro forma financial statements of Park Place and the pro forma financial statements of Grand, which are included elsewhere in this prospectus, and should be read in conjunction with those pro forma financial statements and related notes.

    The unaudited pro forma statements of income of New Park Place for the nine month periods ended September 30, 1998 and 1997 and the year ended December 31, 1997 give effect to (i) the acquisition of Grand applying the purchase method of accounting; and (ii) certain adjustments that are directly attributable to the Merger as if such transactions were consummated as of January 1, 1997.

    The unaudited pro forma balance sheet of New Park Place presents the combined financial position of Park Place and Grand as of September 30, 1998. The unaudited pro forma balance sheet reflects (i) the acquisition of Grand applying the purchase method of accounting; and (ii) certain adjustments that are directly attributable to the Merger. Such data further assume that the transactions described above were consummated as of September 30, 1998.

    The pro forma financial data of Park Place and New Park Place do not purport to represent what the financial position or results of operations of Park Place and New Park Place would have been if the Hilton Distribution, Grand Distribution and Merger had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that Park Place and Grand management believe are reasonable in the circumstances. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

    For the purposes of preparing the financial statements of New Park Place, management of Park Place will undertake a study to establish the fair value of the acquired assets and liabilities of Grand. The allocation of the purchase price to the assets and liabilities acquired reflected in this pro forma financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

                                 NEW PARK PLACE

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                  PRO            PRO FORMA
                                     HISTORICAL    PRO FORMA       PRO FORMA     FORMA            NEW PARK
                                     PARK PLACE   ADJUSTMENTS      PARK PLACE   GRAND(2)          PLACE(1)
                                     ----------   -----------      ----------   --------         ----------
Revenue
  Casino...........................     $1,832    $  (382)(3)         $1,450       $463             $1,913
  Rooms............................        325        (13)(3)            312         26                338
  Food and beverage................        267        (51)(3)            216         28                244
  Other products and services......        148         19(3)             167         12                179
                                     ----------   -----------      ----------   --------         ----------
                                         2,572       (427)             2,145        529              2,674
                                     ----------   -----------      ----------   --------         ----------
Expenses
  Casino...........................      1,000       (230)(3)            770        161                931
  Rooms............................        115         (5)(3)            110          8                118
  Food and beverage................        231        (40)(3)            191         33                224
  Other expenses...................      1,010       (152)(3)            858        238              1,096
  Corporate expense................         15         10(4)              25         18                 43
                                     ----------   -----------      ----------   --------         ----------
                                         2,371       (417)             1,954        458              2,412
                                     ----------   -----------      ----------   --------         ----------
Operating income...................        201        (10)               191         71                262
  Interest and dividend income.....         25      --                    25          7                 32
  Interest expense.................        (82)     --                   (82)       (46)              (128)
  Interest expense, net, from
    equity investments.............        (10)     --                   (10)     --                   (10)
                                     ----------   -----------      ----------   --------         ----------
Income from continuing operations
  before income tax and minority
  interest.........................        134        (10)               124         32                156
  Provision for income taxes.......        (63)         4(5)             (59)       (11)               (70)
  Minority interest, net...........         (4)     --                    (4)     --                    (4)
                                     ----------   -----------      ----------   --------         ----------
Income from continuing
  operations.......................     $   67    $    (6)            $   61       $ 21             $   82
                                     ----------   -----------      ----------   --------         ----------
                                     ----------   -----------      ----------   --------         ----------
Income from continuing operations
  per share:
  Basic............................                                   $  .23                        $  .27
                                                                   ----------                    ----------
                                                                   ----------                    ----------
  Diluted..........................                                   $  .23                        $  .26
                                                                   ----------                    ----------
                                                                   ----------                    ----------
Weighted average common and
  equivalent shares(6):
  Basic............................                                      263                           307
                                                                   ----------                    ----------
                                                                   ----------                    ----------
  Diluted..........................                                      266                           310
                                                                   ----------                    ----------
                                                                   ----------                    ----------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                                 NEW PARK PLACE

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     PRO FORMA                    PRO FORMA
                                          HISTORICAL    PRO FORMA      PARK      PRO FORMA         NEW PARK
                                          PARK PLACE   ADJUSTMENTS     PLACE     GRAND(2)          PLACE(1)
                                          ----------   -----------   ---------   ---------      --------------
Revenue
  Casino................................    $1,468     $  (270)(3)    $1,198       $385             $1,583
  Rooms.................................       239         (11)(3)       228         27                255
  Food and beverage.....................       203         (34)(3)       169         25                194
  Other products and services...........       113          25(3)        138         10                148
                                          ----------   -----------   ---------   ---------          ------
                                             2,023        (290)        1,733        447              2,180
                                          ----------   -----------   ---------   ---------          ------
Expenses
  Casino................................       785        (152)(3)       633        127                760
  Rooms.................................        86          (4)(3)        82         12                 94
  Food and beverage.....................       182         (27)(3)       155         28                183
  Other expenses........................       685        (107)(3)       578        199                777
  Corporate expense.....................         6           8(4)         14         20                 34
                                          ----------   -----------   ---------   ---------          ------
                                             1,744        (282)        1,462        386              1,848
                                          ----------   -----------   ---------   ---------          ------
Operating income........................       279          (8)          271         61                332
  Interest and dividend income..........        17       --               17          2                 19
  Interest expense......................       (66)      --              (66)       (33)               (99)
  Interest expense, net, from equity
    investments.........................        (9)      --               (9)      --                   (9)
                                          ----------   -----------   ---------   ---------          ------
Income from continuing operations before
  income tax and minority interest......       221          (8)          213         30                243
  Provision for income taxes............      (101)          3(5)        (98)       (10)              (108)
  Minority interest, net................        (2)      --               (2)      --                   (2)
                                          ----------   -----------   ---------   ---------          ------
Income from continuing operations.......    $  118     $    (5)       $  113       $ 20             $  133
                                          ----------   -----------   ---------   ---------          ------
                                          ----------   -----------   ---------   ---------          ------
Income from continuing operations per
  share:
  Basic.................................                              $  .43                        $  .44
                                                                     ---------                      ------
                                                                     ---------                      ------
  Diluted...............................                              $  .43                        $  .43
                                                                     ---------                      ------
                                                                     ---------                      ------
Weighted average common and equivalent
  shares(6):
  Basic.................................                                 261                           304
                                                                     ---------                      ------
                                                                     ---------                      ------
  Diluted...............................                                 263                           308
                                                                     ---------                      ------
                                                                     ---------                      ------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                                 NEW PARK PLACE

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                PRO FORMA                    PRO FORMA
                                     HISTORICAL    PRO FORMA      PARK      PRO FORMA         NEW PARK
                                     PARK PLACE   ADJUSTMENTS     PLACE     GRAND(2)          PLACE(1)
                                     ----------   -----------   ---------   ---------      --------------
Revenue
  Casino...........................    $1,369     $  (299)(3)    $1,070       $348             $1,418
  Rooms............................       243          (8)(3)       235         20                255
  Food and beverage................       195         (38)(3)       157         22                179
  Other products and services......       118          13(3)        131          8                139
                                     ----------   -----------   ---------   ---------          ------
                                        1,925        (332)        1,593        398              1,991
                                     ----------   -----------   ---------   ---------          ------
Expenses
  Casino...........................       743        (180)(3)       563        121                684
  Rooms............................        86          (4)(3)        82          7                 89
  Food and beverage................       168         (29)(3)       139         25                164
  Other expenses...................       668        (119)(3)       549        175                724
  Corporate expense................        14           8(4)         22         12                 34
                                     ----------   -----------   ---------   ---------          ------
                                        1,679        (324)        1,355        340              1,695
                                     ----------   -----------   ---------   ---------          ------
Operating income...................       246          (8)          238         58                296
  Interest and dividend income.....        22       --               22          6                 28
  Interest expense.................       (59)      --              (59)       (36)               (95)
  Interest expense, net, from
    equity investments.............        (6)      --               (6)      --                   (6)
                                     ----------   -----------   ---------   ---------          ------
Income from continuing operations
  before income tax and minority
  interest.........................       203          (8)          195         28                223
  Provision for income taxes.......       (84)          3(5)        (81)       (10)               (91)
  Minority interest, net...........        (3)      --               (3)      --                   (3)
                                     ----------   -----------   ---------   ---------          ------
Income from continuing
  operations.......................    $  116     $    (5)       $  111       $ 18             $  129
                                     ----------   -----------   ---------   ---------          ------
                                     ----------   -----------   ---------   ---------          ------
Income from continuing operations
  per share:
  Basic............................                              $  .42                        $  .42
                                                                ---------                      ------
                                                                ---------                      ------
  Diluted..........................                              $  .42                        $  .42
                                                                ---------                      ------
                                                                ---------                      ------
Weighted average common and
  equivalent shares(6):
  Basic............................                                 263                           307
                                                                ---------                      ------
                                                                ---------                      ------
  Diluted..........................                                 265                           310
                                                                ---------                      ------
                                                                ---------                      ------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                                 NEW PARK PLACE

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN MILLIONS)

                                                                           PRO FORMA                PRO FORMA
                                              HISTORICAL     PRO FORMA       PARK      PRO FORMA     MERGER          PRO FORMA
                                              PARK PLACE    ADJUSTMENTS      PLACE     GRAND(2)    ADJUSTMENTS     NEW PARK PLACE
                                              ----------   -------------   ---------   ---------   -----------   ------------------
ASSETS
Current assets
  Cash and equivalents......................    $  119      $    (9)(3)     $  110      $   79       -$-               $  189
  Temporary investments.....................         2           (2)(3)      --          --          --               --
  Accounts receivable, net..................       130          (17)(3)        113          12       --                   125
  Other current assets......................       104           (3)(3)        101          23          35(9)             159
                                              ----------   -------------   ---------   ---------     -----             ------
  Total current assets......................       355          (31)           324         114          35                473
Investments.................................       187        --               187       --          --                   187
Property and equipment, net.................     3,990        --             3,990       1,063       --                 5,053
Goodwill....................................     1,309        --             1,309       --          --                 1,309
Other assets................................        60        --                60          32         (21)(10)            71
                                              ----------   -------------   ---------   ---------     -----             ------
  Total investments, property and other
    assets..................................     5,546        --             5,546       1,095         (21)             6,620
                                              ----------   -------------   ---------   ---------     -----             ------
Total assets................................    $5,901      $   (31)        $5,870      $1,209        $ 14             $7,093
                                              ----------   -------------   ---------   ---------     -----             ------
                                              ----------   -------------   ---------   ---------     -----             ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......    $  321      $   (19)(3)(7)  $  302      $   89        $ 26(11)         $  417
Current maturities of long-term debt........        46        --                46       --          --                    46
Income taxes payable........................         2           (5)(7)         (3)      --          --                    (3)
                                              ----------   -------------   ---------   ---------     -----             ------
  Total current liabilities.................       369          (24)           345          89          26                460
Long-term debt..............................     1,564        --             1,564         566          52(12)          2,182
Deferred income taxes.......................       587        --               587          96       --                   683
Insurance reserves and other................        50        --                50       --          --                    50
                                              ----------   -------------   ---------   ---------     -----             ------
  Total liabilities.........................     2,570          (24)         2,546         751          78              3,375
Division equity.............................     3,331       (3,331)(8)      --          --          --               --
Stockholders' equity........................     --        3,324 (8)         3,324         458         (64)(13)         3,718
                                              ----------   -------------   ---------   ---------     -----             ------
Total liabilities and stockholders'
  equity....................................    $5,901      $   (31)        $5,870      $1,209        $ 14             $7,093
                                              ----------   -------------   ---------   ---------     -----             ------
                                              ----------   -------------   ---------   ---------     -----             ------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                                 NEW PARK PLACE

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

    The following table sets forth the determination and allocation of the purchase price of Grand's Mississippi Business. The number of shares of Park Place to be issued to Grand shareholders will be determined by an exchange ratio based upon a valuation factor for Grand's Mississippi Business and Park Place. For purposes of the pro forma financial statements, the exchange ratio is .9699. The value of the Park Place shares issued to Grand shareholders was based on the trading value of those shares immediately prior to the Merger. For purposes of the pro forma financial statements, the value of Park Place shares issued to Grand shareholders was based on an estimated allocation percentage of the trading value of Hilton's common stock as of October 31, 1998.

                                          (IN MILLIONS)
                                          -------------
Net equity purchase price...............     $  394
Assumption of Mississippi Business
  debt..................................        566
Transaction costs and expenses..........         11
                                             ------
Pro forma purchase price................     $  971
                                             ------
                                             ------

    The preliminary allocation of the pro forma purchase price is as follows:

Property and equipment..................     $1,063
Other, net..............................        (92)
                                             ------
                                             $  971
                                             ------
                                             ------

(1) Pro forma results of New Park Place do not reflect any cost savings or operating efficiencies which may be achievable to the combined company. Park Place expects to realize annual pretax cost savings of approximately $8 million, primarily due to the elimination of duplicative corporate office and operational support functions and greater purchasing economies of scale. However, there can be no assurance as to the amount and timing of these savings, which could be adversely impacted by difficulties in integrating the two companies or the inability to realize anticipated purchasing economies.

   In addition, pro forma results do not reflect the anticipated refinancing of the Grand debt. Park Place expects to achieve annual pretax interest expense savings of approximately $14 million by refinancing the Grand debt with a combination of fixed and floating rate debt at an average rate of approximately 6.7%. There can be no assurance, however, that Park Place will be able to obtain such financing.

(2) There are no significant adjustments required to the historical financial data of Pro Forma Grand to conform to the accounting policies of Park Place. Certain reclassifications have been made to the historical balances of Grand to conform the financial presentation of the two entities. Specifically, casino allowances have been reclassified as reductions of the appropriate revenue categories, selling, general and administrative expenses have been reclassified to other expenses and corporate expense, and amortization of debt issuance costs has been reclassified to interest expense.

(3) On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

                                 NEW PARK PLACE

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED FINANCIAL STATEMENTS (CONTINUED)

   Upon the adoption of EITF 97-2, which is expected to be in the fourth quarter of 1998, Park Place will no longer include in its financial statements the revenues, operating expenses and working capital of its managed properties. This pro forma adjustment reflects the application of EITF 97-2 to Park Place's historical financial statements. Application of EITF 97-2 has no impact on pro forma operating income, net income, earnings per share or stockholders' equity.

(4) Represents additional corporate expense expected to be incurred by Park Place to operate as a separate public company. These costs include, among other things, an accounting, tax and financial reporting group, a treasury and investor relations department, a general counsel, an expanded human resources group and a separate Board of Directors.

(5) To record the tax effect of the pro forma adjustment for additional corporate expenses.

(6) Weighted average common and equivalent shares assume the conversion of the PRIDES as of the date of original issuance.

(7) Includes the portion of the estimated costs of the Hilton Distribution to be paid by Park Place totaling $12 million (before tax benefit of $5 million).

(8) Reflects the issuance of approximately 260 million shares of Park Place Common Stock at the time of the Hilton Distribution and the after tax impact of the estimated costs of the Hilton Distribution to be paid by Park Place.

(9) To record the deferred tax effect of the pro forma balance sheet adjustments, primarily related to property and equipment, debt and estimated severance costs.

(10) Reflects deferred financing costs and other deferred costs of Grand not valued in purchase accounting.

(11) Reflects the accrual of severance costs relating to certain Grand employees and direct merger costs of Park Place and Grand. Severance costs include change of control benefits for certain Grand executives and termination benefits related to the elimination of duplicative corporate office and operational support functions.

(12) To adjust the Grand debt to estimated fair market value.

(13) The net increase in stockholders' equity results from (i) the issuance of an estimated $394 million in Park Place equity consideration in connection with the Merger and (ii) the elimination of Grand's historical net assets.

                              GRAND CASINOS, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The unaudited pro forma statements of income and balance sheet of Grand illustrate the estimated effects of the Grand Distribution. The unaudited pro forma balance sheet of Grand as of September 27, 1998 presents the financial position of Grand as if the Grand Distribution had been completed as of such date. The unaudited pro forma income statements of Grand for the nine month periods ended September 27, 1998 and September 28, 1997 and the years ended December 28, 1997, December 29, 1996 and December 31, 1995 present the results of operations of Grand as if the Grand Distribution had been completed as of January 2, 1995.

    The unaudited pro forma financial data of Grand and notes thereto should be read in conjunction with the Grand consolidated financial statements contained in the Grand Casinos, Inc. Annual Report on Form 10-K for the fiscal year ended December 28, 1997 and the Grand Casinos, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998, each of which are incorporated herein by reference.

    The pro forma financial data of Grand does not purport to represent what the financial position or results of operations of Grand would have been if the Grand Distribution had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that Grand's management believes are reasonable in the circumstances.

                              GRAND CASINOS, INC.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 28, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PRO FORMA            PRO FORMA
                                               GRAND            SPIN-OFF              GRAND
                                          CASINOS, INC.(1)   ADJUSTMENTS(2)       CASINOS, INC.
                                          ----------------   --------------       -------------
Revenue
  Casino................................       $  463        $  --                    $463
  Rooms.................................           26           --                      26
  Food and beverage.....................           28           --                      28
  Other products and services...........           90             (78)                  12
                                               ------           -----                -----
                                                  607             (78)                 529
                                               ------           -----                -----
Expenses
  Casino................................          161           --                     161
  Rooms.................................            8           --                       8
  Food and beverage.....................           33           --                      33
  Other expenses........................          238           --                     238
  Corporate expense.....................           26              (8)                  18
                                               ------           -----                -----
                                                  466              (8)                 458
                                               ------           -----                -----
Operating income........................          141             (70)                  71
  Interest and dividend income..........           12              (5)                   7
  Interest expense......................          (46)          --                     (46)
                                               ------           -----                -----
Income from continuing operations before
  income tax............................          107             (75)                  32
  Provision for income taxes............          (41)             30                  (11)
                                               ------           -----                -----
Income from continuing operations.......       $   66        $    (45)                $ 21
                                               ------           -----                -----
                                               ------           -----                -----
Income from continuing operations per
  share:
  Basic.................................       $ 1.58                                 $.50
                                               ------                                -----
                                               ------                                -----
  Diluted...............................       $ 1.54                                 $.49
                                               ------                                -----
                                               ------                                -----
Weighted average common and equivalent
  shares:
  Basic.................................           42                                   42
                                               ------                                -----
                                               ------                                -----
  Diluted...............................           43                                   43
                                               ------                                -----
                                               ------                                -----

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 29, 1996
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PRO FORMA        PRO FORMA
                                               GRAND            SPIN-OFF          GRAND
                                          CASINOS, INC.(1)   ADJUSTMENTS(2)   CASINOS, INC.
                                          ----------------   --------------   -------------
Revenue
  Casino................................       $  362        $  --                $362
  Rooms.................................           20           --                  20
  Food and beverage.....................           22           --                  22
  Other products and services...........           86             (77)               9
                                               ------           -----            -----
                                                  490             (77)             413
                                               ------           -----            -----
Expenses
  Casino................................          126           --                 126
  Rooms.................................            6           --                   6
  Food and beverage.....................           26           --                  26
  Other expenses........................          195              (1)             194
  Corporate expense.....................           41             (16)              25
                                               ------           -----            -----
                                                  394             (17)             377
                                               ------           -----            -----
Operating income........................           96             (60)              36
  Interest and dividend income..........           17              (6)              11
  Interest expense......................          (35)          --                 (35)
  Stratosphere write-down...............         (161)            161            --
                                               ------           -----            -----
Income (loss) from continuing operations
  before income tax.....................          (83)             95               12
  Provision for income taxes............          (18)             14               (4)
                                               ------           -----            -----
Income (loss) from continuing
  operations............................       $ (101)       $    109             $  8
                                               ------           -----            -----
                                               ------           -----            -----
Income (loss) from continuing operations
  per share:
  Basic.................................       $(2.43)                            $.19
                                               ------                            -----
                                               ------                            -----
  Diluted...............................       $(2.43)                            $.19
                                               ------                            -----
                                               ------                            -----
Weighted average common and equivalent
  shares:
  Basic.................................           42                               42
                                               ------                            -----
                                               ------                            -----
  Diluted...............................           42                               43
                                               ------                            -----
                                               ------                            -----

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PRO FORMA        PRO FORMA
                                               GRAND            SPIN-OFF          GRAND
                                          CASINOS, INC.(1)   ADJUSTMENTS(2)   CASINOS, INC.
                                          ----------------   --------------   -------------
Revenue
  Casino................................       $ 271         $  --                $271
  Rooms.................................           8            --                   8
  Food and beverage.....................          19            --                  19
  Other products and services...........          75              (69)               6
                                               -----            -----            -----
                                                 373              (69)             304
                                               -----            -----            -----
Expenses
  Casino................................          82            --                  82
  Rooms.................................           4            --                   4
  Food and beverage.....................          20            --                  20
  Other expenses........................         123               (3)             120
  Corporate expense.....................          26               (8)              18
                                               -----            -----            -----
                                                 255              (11)             244
                                               -----            -----            -----
Operating income........................         118              (58)              60
  Interest and dividend income..........          20              (18)               2
  Interest expense......................         (28)              10              (18)
                                               -----            -----            -----
Income from continuing operations before
  income tax and minority interest......         110              (66)              44
  Provision for income taxes............         (43)              28              (15)
  Minority interest, net................           3               (3)           --
                                               -----            -----            -----
Income from continuing operations.......       $  70         $    (41)            $ 29
                                               -----            -----            -----
                                               -----            -----            -----
Income from continuing operations per
  share:
  Basic.................................       $2.05                              $.84
                                               -----                             -----
                                               -----                             -----
  Diluted...............................       $1.98                              $.81
                                               -----                             -----
                                               -----                             -----
Weighted average common and equivalent
  shares:
  Basic.................................          34                                34
                                               -----                             -----
                                               -----                             -----
  Diluted...............................          35                                35
                                               -----                             -----
                                               -----                             -----

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PRO FORMA        PRO FORMA
                                               GRAND            SPIN-OFF          GRAND
                                          CASINOS, INC.(1)   ADJUSTMENTS(2)   CASINOS, INC.
                                          ----------------   --------------   -------------
Revenue
  Casino................................        $385         $  --                $385
  Rooms.................................          27            --                  27
  Food and beverage.....................          25            --                  25
  Other products and services...........          74              (64)              10
                                              ------            -----            -----
                                                 511              (64)             447
                                              ------            -----            -----
Expenses
  Casino................................         127            --                 127
  Rooms.................................          12            --                  12
  Food and beverage.....................          28            --                  28
  Other expenses........................         199            --                 199
  Corporate expense.....................          28               (8)              20
                                              ------            -----            -----
                                                 394               (8)             386
                                              ------            -----            -----
Operating income........................         117              (56)              61
  Interest and dividend income..........           6               (4)               2
  Interest expense......................         (33)           --                 (33)
                                              ------            -----            -----
Income from continuing operations before
  income tax............................          90              (60)              30
  Provision for income taxes............         (21)              11              (10)
                                              ------            -----            -----
Income from continuing operations.......        $ 69         $    (49)            $ 20
                                              ------            -----            -----
                                              ------            -----            -----
Income from continuing operations per
  share:
  Basic.................................        $1.64                             $.47
                                              ------                             -----
                                              ------                             -----
  Diluted...............................        $1.60                             $.46
                                              ------                             -----
                                              ------                             -----
Weighted average common and equivalent
  shares:
  Basic.................................          42                                42
                                              ------                             -----
                                              ------                             -----
  Diluted...............................          43                                43
                                              ------                             -----
                                              ------                             -----

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               PRO FORMA        PRO FORMA
                                               GRAND            SPIN-OFF          GRAND
                                          CASINOS, INC.(1)   ADJUSTMENTS(2)   CASINOS, INC.
                                          ----------------   --------------   -------------
Revenue
  Casino................................        $348         $  --                $348
  Rooms.................................          20            --                  20
  Food and beverage.....................          22            --                  22
  Other products and services...........          70              (62)               8
                                              ------            -----            -----
                                                 460              (62)             398
                                              ------            -----            -----
Expenses
  Casino................................         121            --                 121
  Rooms.................................           7            --                   7
  Food and beverage.....................          25            --                  25
  Other expenses........................         175            --                 175
  Corporate expense.....................          16               (4)              12
                                              ------            -----            -----
                                                 344               (4)             340
                                              ------            -----            -----
Operating income........................         116              (58)              58
  Interest and dividend income..........           9               (3)               6
  Interest expense......................         (36)           --                 (36)
                                              ------            -----            -----
Income from continuing operations before
  income tax............................          89              (61)              28
  Provision for income taxes............         (34)              24              (10)
                                              ------            -----            -----
Income from continuing operations.......        $ 55         $    (37)            $ 18
                                              ------            -----            -----
                                              ------            -----            -----
Income from continuing operations per
  share:
  Basic.................................        $1.31                             $.44
                                              ------                             -----
                                              ------                             -----
  Diluted...............................        $1.28                             $.43
                                              ------                             -----
                                              ------                             -----
Weighted average common and equivalent
  shares:
  Basic.................................          42                                42
                                              ------                             -----
                                              ------                             -----
  Diluted...............................          43                                43
                                              ------                             -----
                                              ------                             -----

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 27, 1998
                                 (IN MILLIONS)

                                                            PRO FORMA        PRO FORMA
                                              GRAND          SPIN-OFF          GRAND
                                          CASINOS, INC.   ADJUSTMENTS(3)   CASINOS, INC.
                                          -------------   --------------   -------------
ASSETS
Current assets
  Cash and equivalents..................     $  112       $    (33)           $   79
  Accounts receivable, net..............         21             (9)               12
  Other current assets..................         36            (13)               23
                                             ------       --------------      ------
Total current assets....................        169            (55)              114
Property and equipment, net.............      1,065             (2)            1,063
Other assets............................        107            (75)               32
                                             ------       --------------      ------
  Total property and other assets.......      1,172            (77)            1,095
                                             ------       --------------      ------
Total assets............................     $1,341       $   (132)           $1,209
                                             ------       --------------      ------
                                             ------       --------------      ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...     $  103       $    (14)           $   89
Long-term debt..........................        567             (1)              566
Deferred income taxes...................         97             (1)               96
                                             ------       --------------      ------
  Total liabilities.....................        767            (16)              751
Stockholders' equity....................        574           (116)              458
                                             ------       --------------      ------
Total liabilities and stockholders'
  equity................................     $1,341       $   (132)           $1,209
                                             ------       --------------      ------
                                             ------       --------------      ------

                                                  (FOOTNOTES ON FOLLOWING PAGES)

                              GRAND CASINOS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

(1) There are no significant adjustments required to the historical financial data of Grand to conform to the accounting policies of Park Place. Certain reclassifications have been made to the historical balances of Grand to conform the financial presentation of the two entities. Specifically, casino allowances have been reclassified as reductions of the appropriate revenue categories, selling, general and administrative expenses have been reclassified to other costs and expenses and corporate expense, and amortization of debt issuance costs has been reclassified to interest expense.

(2) Represents the results of Lakes, which was distributed to Grand shareholders upon consummation of the Transactions.

(3) Represents the removal of the assets and liabilities of Lakes as a result of the Grand Distribution.

                            SELECTED FINANCIAL DATA

    In the following tables we are providing certain selected financial information to aid you in your analysis of the financial aspects of the Transactions. These tables include (i) selected historical financial information of Park Place after giving effect to the Hilton Distribution (but prior to the Merger), and (ii) selected historical financial information of Grand after giving effect to the Grand Distribution.

PARK PLACE SELECTED HISTORICAL FINANCIAL INFORMATION

    We derived the following historical information from the Park Place audited financial statements for 1995 through 1997 and unaudited financial statements for 1993, 1994 and the nine months ended September 30, 1997 and 1998 before giving effect to the Merger. The information is only a summary and you should read it in conjunction with Park Place's historical financial statements (and related notes) beginning on page F-2 and in the quarterly report and other information Park Place has filed with the Commission. See "Available Information."

                                             NINE MONTHS ENDED
                                             OR AS OF SEPTEMBER
                                                    30,                 FISCAL YEARS ENDED OR AS OF DECEMBER 31,
                                            --------------------  -----------------------------------------------------
                                              1998       1997       1997       1996       1995       1994       1993
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Total revenue(1)........................  $   1,733  $   1,593  $   2,145  $     958  $     934  $     896  $     874
  Total operating income..................        279        246        201         92        165        162        163
  Income from continuing operations.......        118        116         67(2)        36(3)        85        79        86
  Income from continuing operations per
    share--Basic..........................  $     .45  $     .44  $     .25  $     .18  $     .44  $     .41  $     .45
  Income from continuing operations per
    share--Diluted........................  $     .45  $     .44  $     .25  $     .18  $     .44  $     .41  $     .44
OTHER OPERATING DATA:
  EBITDA(4)...............................  $     446  $     400  $     512  $     216  $     253  $     240  $     231
BALANCE SHEET:
  Cash, cash equivalents and temporary
    investments(1)........................  $     110     --      $     235  $     232  $      38  $      26  $      33
  Total assets(1).........................      5,870     --          5,630      5,364      1,350      1,248      1,135
  Total debt..............................      1,610     --          1,306      1,278        549        549        530
  Division equity.........................      3,331     --          3,381      3,157        592        510        424

------------------------------

(1) On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   Upon adoption of EITF 97-2, which is expected to be in the fourth quarter of 1998, Park Place will no longer include in its financial statements the revenues, operating expenses and working capital of its managed properties. The revenues presented assume application of EITF 97-2 to Park Place's financial statements which have reduced historical revenues by $290 million, $332 million, $427 million, $457 million, $350 million, $292 million and $183 million for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively. Application of the standard reduces historical cash, cash equivalents and temporary investments by $11 million, $29 million, $28 million, $26 million, $18 million and $9 million for the nine month period ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and reduces historical total assets by $31 million, $59 million, $83 million, $48 million, $35 million and $22 million for the nine month period ended September 30, 1998 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.

(2) Includes after-tax non-recurring charges totaling $59 million related to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans.

(3) Includes after-tax non-recurring charges totaling $23 million, primarily related to the write-off of pre-opening expenses for the Flamingo Casino-Kansas City and losses associated with a planned relocation of the Flamingo Casino-New Orleans.

(4) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items, which can be computed by adding depreciation, amortization and non-cash items to operating income. EBITDA is presented supplementally because management believes it allows for a more complete analysis of results of operations. Non-cash items, such as asset write-downs and impairment losses are excluded from EBITDA as these items do not impact operating results on a recurring basis. Pre-tax non-cash charges for Park Place historical totaled $96 million for the year ended December 31, 1997 and relate to the recognition of an impairment loss on the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans. Pre-tax non-cash charges for Park Place historical totaled $1 million for the year ended December 31, 1996 and relate to the write-down of an asset to estimated fair market value. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations) nor should it be considered as an indicator of the overall financial performance of Park Place. The calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. Historical depreciation, amortization and non-cash items for Park Place for the nine months ended September 30, 1998 and 1997 and the years ended December 31 1997, 1996, 1995, 1994 and 1993 totaled $167 million, $154 million, $311 million, $124 million, $88 million, $78 million and $68 million, respectively.

GRAND SELECTED HISTORICAL FINANCIAL INFORMATION

    We derived the following historical information from the Grand audited financial statements for 1993 through 1997 and unaudited financial statements for the nine months ended September 28, 1997 and September 27, 1998. The information is only a summary and you should read it in conjunction with Grand's historical financial statements (and related notes) contained in the annual reports and other information Grand has filed with the Commission that is incorporated by reference in this prospectus. See "Available Information."

                               NINE MONTHS ENDED OR AS OF                        FISCAL YEARS ENDED OR AS OF
                           ----------------------------------  ----------------------------------------------------------------
                            SEPTEMBER 27,     SEPTEMBER 28,     DECEMBER 28,     DECEMBER 29,     DECEMBER 31,     JANUARY 1,
                                1998              1997              1997             1996             1995            1995
                           ---------------  -----------------  ---------------  ---------------  ---------------  -------------
                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Total revenue..........     $     511         $     460         $     607        $     490        $     373       $     286
  Total operating
    income(1)............           117               116               141               96              118              53
  Income (loss) from
    continuing
    operations...........            69                55                66             (101)              70              29
  Income (loss) from
    continuing operations
    per share--Basic.....          1.64              1.31              1.58            (2.43)            2.05             .87
  Income (loss) from
    continuing operations
    per share--Diluted...          1.60              1.28              1.54            (2.43)            1.98             .84
OTHER OPERATING DATA:
  EBITDA(2)..............     $     163         $     151         $     187        $     139        $     140       $      69
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments..........     $     112            --             $     239        $     147        $     335       $      30
  Total assets...........         1,341            --                 1,334            1,123            1,128             484
  Total debt.............           567            --                   667              531              471             137
  Total stockholders'
    equity...............           574            --                   503              440              526             277


                            JANUARY 2,
                               1994
                           -------------

RESULTS OF OPERATIONS:
  Total revenue..........    $     117
  Total operating
    income(1)............           30
  Income (loss) from
    continuing
    operations...........           19
  Income (loss) from
    continuing operations
    per share--Basic.....          .71
  Income (loss) from
    continuing operations
    per share--Diluted...          .69
OTHER OPERATING DATA:
  EBITDA(2)..............    $      38
BALANCE SHEET:
  Cash, cash equivalents
    and temporary
    investments..........    $     158
  Total assets...........          427
  Total debt.............          124
  Total stockholders'
    equity...............          248

------------------------------

(1) Total operating income for the nine months ended September 27, 1998 and September 28, 1997 and the fiscal years ended 1997, 1996, 1995, 1994 and 1993 exclude amortization of debt issuance costs of $3 million, $2 million, $3 million, $3 million, $2 million, $1 million and $1 million, respectively, which has been reclassified to interest expense to conform to the financial presentation of Park Place.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization, which can be computed by adding depreciation and amortization to operating income. EBITDA is presented supplementally because management believes it allows for a more complete analysis of results of operations. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations) nor should it be considered as an indicator of the overall financial performance of Grand. The calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited. Historical depreciation and amortization for Grand for the nine months ended September 27, 1998 and September 28, 1997 and the fiscal years ended 1997, 1996, 1995, 1994 and 1993 totaled $46 million, $35 million, $46 million, $43 million, $22 million, $16 million and $8 million, respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

STRATEGY

    Park Place expects to expand its gaming business through acquisitions of quality assets in established markets and selective new development. The Merger with Grand's Mississippi Business exemplifies Park Place's continued execution of this strategy which began with the December 1996 merger (the "Bally Merger") with Bally Entertainment Corporation ("Bally"). Park Place's new development efforts are currently concentrated on the construction of the 2,900-room Paris Casino-Resort on the Las Vegas Strip which is expected to open in the fall of 1999. Park Place intends to seek additional expansion and new development opportunities, both domestically and internationally, where superior returns can be demonstrated. Park Place believes that in addition to its cash flow from operations, it will have access to financial resources sufficient to finance its future growth. The following discussion does not give effect to the Merger and should be read in conjunction with the financial statements of Park Place for the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995 included in this prospectus.

FINANCIAL CONDITION

    LIQUIDITY

    Net cash provided by operating activities was $376 million, $141 million and $167 million in 1997, 1996, and 1995, respectively. The decline in operating cash flow from 1995 to 1996 reflects the decrease in earnings at the Las Vegas Hilton due to lower than normal drop and a significant reduction in the win percentage on its premium play baccarat business. The increase in operating cash flow from 1996 to 1997 reflects the Bally Merger and a return to more normalized results at the Las Vegas Hilton. Net cash provided by operating activities for the nine months ended September 30, 1998 increased $56 million to $257 million from the prior year due primarily to improved results at the Las Vegas Hilton, the addition of 300 hotel rooms at the Conrad International Punta del Este Resort and Casino in late 1997 and the opening of "The Wild Wild West" casino in Atlantic City.

    ACQUISITIONS AND CAPITAL SPENDING

    Cash used in investing activities was $579 million, $63 million and $161 million in 1997, 1996 and 1995, respectively, and $524 million and $401 million for the nine months ended September 30, 1998 and 1997, respectively. Investing activities cash flows include expenditures for normal capital replacements, new construction, and improvement projects at existing facilities that are evaluated on an ROI basis. Investing activities also include acquisitions and investments in and loans to affiliates.

    Capital expenditures in 1995 include costs to complete a $125 million expansion and enhancement project at the Flamingo Hilton-Las Vegas, including the addition of a new 600-room tower. 1995 expenditures also include costs associated with construction of the $103 million Flamingo Casino-Kansas City, a 30,000 square foot casino on a continuously docked barge in Kansas City, which opened in October 1996.

    Capital expenditures in 1996 include the completion of construction of the Flamingo Casino-Kansas City and the start of construction on "Star Trek: The Experience at the Las Vegas Hilton", an adult-oriented attraction which was developed in collaboration with Paramount Parks, Inc. Park Place's share of the "Star Trek" project costs and the construction costs of an adjacent 22,000 square foot themed casino totaled approximately $70 million. The casino, called SpaceQuest, opened in November 1997, and the "Star Trek" attraction opened in January 1998.

    Acquisitions and new investments in 1996 relate to Park Place's additional equity investment in and partial project financing of the $200 million Conrad International Punta del Este Resort and Casino in

Punta del Este, Uruguay. This property, which is 43% owned by Park Place, includes a 38,000 square foot casino and a 300-room luxury hotel. The casino opened in January 1997, while the hotel opened in stages in the latter half of 1997.

    Capital expenditures in 1997 include the addition of normal replacement capital expenditures at the Bally properties acquired in the December 1996 Bally Merger and costs to complete Bally projects already underway at the time of such merger. These projects include the $110 million, 75,000 square foot Wild Wild West Casino adjacent to Bally's Park Place in Atlantic City, New Jersey which opened on July 1, 1997, and the $50 million 300-room hotel tower addition at The Atlantic City Hilton.

    Acquisitions and new investments in 1997 include the completion of Park Place's financing commitment to the Punta del Este project and the acquisition of an additional 11% interest in Bally's Grand, Inc., a majority owned subsidiary of Park Place which owns Bally's Las Vegas. This $55 million investment increased Park Place's indirect ownership of Bally's Grand, Inc. to 95% in 1997.

    Capital expenditures for the nine month period ended September 30, 1998 include costs relating to the construction (which began in April 1997) of the $760 million, 2,900-room Paris Casino-Resort. This property, which is located adjacent to the Bally's Las Vegas on the Strip, will feature an 85,000 square foot casino, a 50-story replica of the Eiffel Tower, thirteen restaurants, 130,000 square feet of convention space and a retail shopping complex with a French influence. This project is expected to be completed in the fall of 1999 with the majority of expenditures occurring in the 1998 and 1999 periods.

    In addition to an estimated $550 million in 1998 expenditures related to acquisitions and new construction, Park Place anticipates spending approximately $170 million in 1998 on normal capital replacements, ADA/safety compliance projects, structural and technology upgrades and $50 million on improvement projects that are evaluated on a ROI basis.

    FINANCING

    Concurrently with the Hilton Distribution, Park Place assumed primary liability for $625 million of Hilton's fixed rate debt. The payment terms of this debt assumption mirror the terms of Hilton's existing $300 million 7 3/8% Notes due 2002 and its $325 million 7% Notes due 2004. Hilton and Park Place entered into supplemental indentures with the Trustee providing for the assumption by Park Place of the payment obligations under the existing indentures. See "Arrangements Between Hilton and Park Place--Assumption Agreement Relating to Certain Indebtedness." In addition, Park Place was allocated a pro rata portion of Hilton's outstanding obligations under its $1.75 billion bank revolving credit facility at the time of the Hilton Distribution. The New Senior Credit Facility will, among other things, facilitate the refinancing transactions associated with the Transactions and allow Park Place to pursue its acquisition and development strategy.

    Park Place's pro rata portion of Hilton's public and corporate bank debt balances at the time of the Hilton Distribution was approximately 50%. As such, the pro rata portion of Hilton's historical outstanding public debt and corporate bank debt balances and related interest expense has been allocated to Park Place for all periods presented.

RESULTS OF OPERATIONS

    OVERVIEW

    Results of operations include the consolidated results of Park Place's owned properties and affiliates operated under long-term management agreements. Operating results are reduced by the portion of earnings of non-controlled affiliates applicable to other ownership interests. On December 18, 1996, Hilton consummated its acquisition of Bally through a merger with and into Hilton. Aggregate consideration totaled $3.1 billion consisting of $1.9 billion of Hilton Common Stock and the assumption of Bally subsidiary debt which totaled $1.2 billion. Prior to the Bally Merger, the Hilton Gaming Business operated under the Hilton, Flamingo and Conrad brand names with five wholly owned Nevada casino hotels; one partially owned and managed riverboat operation in New Orleans, Louisiana (which ceased operations on October 1, 1997); one wholly owned riverboat gaming operation in Kansas City, Missouri (which opened in October 1996); two partially owned and managed casino hotels in Australia; and a partially owned and managed casino hotel in Punta del Este, Uruguay (which opened its casino in January 1997 and its hotel in the latter half of 1997). As a result of the Bally Merger, the Hilton Gaming Business includes two wholly owned casino hotels in Atlantic City, New Jersey; a wholly owned casino hotel in Las Vegas, Nevada (84% owned at the time of the Bally Merger); a wholly owned and managed riverboat casino in Robinsonville, Mississippi (50% owned at the time of the Bally Merger) and a 49.9% owned and managed riverboat casino in New Orleans. The operating results of the Bally properties from December 18, 1996 through December 31, 1996 were not significant to Park Place's 1996 results.

    Park Place's Nevada operations offer a diversified product and service mix which appeal to a broad spectrum of customers. The Flamingo Hilton-Las Vegas caters to the broad Las Vegas middle market, while Bally's Las Vegas caters to convention groups and the mid- to upper mid-market. The Las Vegas Hilton primarily caters to premium players and the convention market; however, the property has implemented strategies to broaden its customer base. The Flamingo Hilton-Reno focuses on middle market activity, while the Reno Hilton targets both convention and middle market activity. The Flamingo Hilton-Laughlin targets the budget market segment.

    In Atlantic City, Bally's Park Place focuses on high-end players and the mid-market segment, including the mid- to upper mid-market slot player segment. The Atlantic City Hilton primarily focuses on high-end and mid-market casino customers.

    The following discussion presents an analysis of results of operations of Park Place for fiscal years ended December 31, 1997, 1996 and 1995 and for the nine months ended September 30, 1998 and 1997. EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash items) is presented supplementary in the tables below and in the discussion of operating results because management believes it allows for a more complete analysis of results of operations. Non-cash items, such as asset write-downs and impairment losses, are excluded from EBITDA as these items do not impact operating results on a recurring basis. This information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income from continuing operations), nor should it be considered as an indicator of the overall financial performance of Park Place. Park Place's calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited.

    FISCAL 1997 COMPARED WITH FISCAL 1996

    A summary of Park Place's consolidated revenue and earnings for fiscal 1997 and 1996 is as follows:

                                                                   1997       1996       % CHANGE
                                                                 ---------  ---------  -------------
                                                                    (IN MILLIONS)
Revenue........................................................  $   2,572  $   1,415           82%
Operating income...............................................        201         92          118%
Income before extraordinary item...............................         67         36           86%
Other Operating Data
EBITDA.........................................................  $     512  $     216          137%

    OPERATIONS. Total revenue increased 82 percent in 1997 to $2.6 billion from $1.4 billion in 1996. Casino revenue, a component of gaming revenue, increased 114 percent to $1.8 billion in 1997 compared to $857 million in the prior year. EBITDA increased 137 percent to $512 million from $216 million in the prior year and operating income increased 118 percent to $201 million from $92 million in 1996. In 1997, Park Place benefited from the addition of the Bally properties in Las Vegas, Atlantic City, Mississippi and

New Orleans, the July 1 addition of The Wild Wild West casino in Atlantic City, improved international results and a return to a normal baccarat win percentage at the Las Vegas Hilton. Revenue, casino revenue and EBITDA increased $1.2 billion, $923 million and $298 million, respectively, as a result of the Bally Merger.

    The completion of a number of room expansion projects and the opening of new hotel casinos led to a six percent increase in room supply in Las Vegas compared to the prior year. At the Las Vegas Hilton, though the average rate increased six percent to $104.27, the additional market capacity contributed to a 5.4 point decline in occupancy to 83.2 percent. However, a 28 percent increase in the property's premium play baccarat volume combined with an eight point increase in the baccarat win percentage resulted in 1997 EBITDA of $45 million, a $16 million increase from the prior year. Results at the Las Vegas Hilton are more volatile than Park Place's other casinos because this property caters to the premium play segment of the market. Future fluctuations in premium play volume and win percentage could result in continued volatility in the results at this property. However, Park Place believes that its 1998 implementation of new casino marketing and entertainment strategies and the opening of the "Star Trek" attraction and SpaceQuest casino has broadened the Las Vegas Hilton's customer base and increased non-premium play volume.

    EBITDA from the Flamingo Hilton-Las Vegas declined $5 million to $109 million. New capacity additions also affected this property, which posted occupancy of 91.0 percent, a 4.5 point decrease from the prior year. The lower occupancy contributed to a four percent decrease in slot handle and a seven percent decrease in table game volume. Bally's Las Vegas generated EBITDA of $93 million in 1997, an increase of seven percent from 1996. Though occupancy declined 1.7 points, average room rate increased six percent, and slot revenue increased by seven percent on higher walk-in volume. Due to the completion of the Bally Merger on December 18, 1996, this property's contribution to overall 1996 Park Place results was not significant.

    Occupancy for the Nevada casino hotels was 86.5 percent in 1997 compared to
90.5 percent in the prior period. The average room rate for the Nevada properties was $76.53 compared to $73.57 in 1996. The 1996 statistical information includes the results of Bally's Las Vegas for comparison.

    In Atlantic City, Bally's Park Place and The Atlantic City Hilton generated EBITDA of $155 million and $29 million, respectively, in 1997. The properties' results were not significant to Park Place in 1996 since the Bally Merger did not close until mid-December; however, full year 1996 EBITDA at these properties totaled $131 million and $38 million, respectively. The results of Bally's Park Place include a new casino, The Wild Wild West, which opened on July 1, 1997. Revenue from The Wild Wild West casino was almost entirely incremental, resulting in strong margin gains. The Atlantic City Hilton's EBITDA was impacted by a lower table game win percentage and the effects of its tower construction on casino volume.

    Occupancy and average room rate for the Atlantic City casino hotels were
91.3 percent and $90.35, respectively, in 1997. Although not included in Park Place's 1996 period, occupancy and average room rate were 92.7 percent and $91.33, respectively.

    Park Place also benefited from the opening of the 43% owned Conrad International Punta del Este Resort and Casino which contributed EBITDA of $9 million in 1997.

    Depreciation and amortization, including Park Place's proportionate share of depreciation and amortization from its equity investments, increased $91 million to $214 million in 1997. This increase primarily resulted from the addition of the Bally properties.

    Park Place results were adversely effected by non-recurring charges totaling $102 million ($96 million non-cash) in 1997 and $38 million ($29 million non-cash) in 1996. The 1997 charges include an impairment loss relating to the Flamingo Casino-Kansas City and an impairment loss and other costs associated with the closure of the Flamingo Casino-New Orleans. The 1996 charges included the write-off of pre-opening expenses for the Flamingo Casino-Kansas City and losses associated with the planned relocation of the Flamingo Casino-New Orleans.

    CORPORATE ACTIVITY. Corporate expense increased $6 million to $15 million due to a non-recurring accrual for certain litigation costs in the 1997 period. Interest income increased $13 million to $25 million due to interest earned on restricted cash balances acquired in the Bally Merger and incremental interest from investment securities. Interest expense reflects the pro rata allocation of the period costs of Hilton's public and bank debt borrowings and the interest costs on debt secured by certain Park Place assets. Interest expense, net of amounts capitalized, was $82 million and $36 million in 1997 and 1996, respectively. Interest expense, net, from equity investments increased $5 million over 1996. The effective income tax rate in 1997 increased to 47.0% from 42.9% in 1996 primarily due to the amortization of non-deductible goodwill recorded as a result of the Bally Merger. Park Place's effective income tax rate is determined by the level and composition of pretax income and the mix of income subject to varying foreign, state and local taxes.

    FISCAL 1996 COMPARED WITH FISCAL 1995

    A summary of Park Place's consolidated revenue and earnings for fiscal 1996 and 1995 is as follows:

                                                                   1996       1995       % CHANGE
                                                                 ---------  ---------  -------------
                                                                    (IN MILLIONS)
Revenue........................................................  $   1,415  $   1,284           10%
Operating income...............................................         92        165          (44)%
Income before extraordinary item...............................         36         85          (58)%
Other Operating Data
EBITDA.........................................................  $     216  $     253          (15)%

    OPERATIONS. Total revenue increased ten percent to $1.4 billion in 1996 compared to $1.3 billion in 1995. Casino revenue was $857 million in 1996 compared to $791 million in 1995. Total EBITDA was $216 million in 1996, a 15 percent decrease from $253 million in 1995 and operating income was $92 million in 1996, a 44 percent decrease from $165 million in 1995.

    EBITDA at the Las Vegas Hilton was $29 million, a decrease of $61 million from the prior year. The decline was due primarily to lower than normal drop combined with a significant reduction in the win percentage on its premium play baccarat business. The baccarat win percentage decreased 13 points from a more normalized win percentage in 1995.

    Benefiting from a significant renovation and expansion effort completed in 1995, the Flamingo Hilton-Las Vegas posted outstanding results in 1996. EBITDA was $114 million, $26 million above the prior year. Occupancy increased 6.1 points to 95.5 percent and the average rate increased eight percent to $79.17. A generally soft market affected 1996 EBITDA at the Flamingo Hilton-Laughlin which decreased $3 million from the prior year. Combined EBITDA from the Reno Hilton and the Flamingo Hilton-Reno decreased $11 million from the prior year primarily due to increased competition and adverse weather conditions resulting in lower occupancy and average room rates.

    Occupancy for the Nevada casino hotels was 90.2 percent and 88.4 percent in 1996 and 1995, respectively. Average room rates increased four percent in 1996.

    The EBITDA contribution from the properties acquired in the Bally Merger on December 18, 1996 were not significant to the 1996 results.

    EBITDA from the 19.9% owned Conrad Jupiters, Gold Coast hotel casino in Australia increased $7 million from 1995, primarily due to increased table game win and double-digit REVPAR growth. Benefiting from a full year of operations, EBITDA from the 19.9% owned Conrad International Treasury Casino, Brisbane increased $4 million.

    Depreciation and amortization, including Park Place's proportionate share of depreciation and amortization from its equity investments, increased $35 million to $123 million in 1996.

    CORPORATE ACTIVITY. Corporate expense was $9 million in 1996 compared to $8 million in 1995. Interest income increased $5 million to $12 million. Interest expense, net of amounts capitalized, was $36 million and $39 million in 1996 and 1995, respectively. Interest expense, net, from equity investments increased $3 million to $5 million. The effective tax rate was 42.9% in 1996 versus 35.1% in the 1995 period. The 1995 effective income tax rate benefited from credits resulting from the favorable resolution of Federal tax issues for prior years and higher utilization of foreign tax credits.

    EXTRAORDINARY LOSS. The costs and expenses incurred in connection with the extinguishment of debt, including tender and defeasance premiums, resulted in an extraordinary loss in 1996 totaling $74 million, net of a tax benefit of $52 million.

    COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

    A summary of Park Place's consolidated revenue and earnings for the nine months ended September 30, 1998 and 1997 is as follows:

                                                                   1998       1997        % CHANGE
                                                                 ---------  ---------  ---------------
                                                                    (IN MILLIONS)
Revenue........................................................  $   2,023  $   1,925             5%
Operating income...............................................        279        246            13%
Income from continuing operations..............................        118        116             2%
Other Operating Data
EBITDA.........................................................  $     446  $     400            12%

    Total revenue increased five percent in the nine month period to $2.0 billion. Casino revenue, a component of gaming revenue, increased seven percent to $1.5 billion in 1998 compared to $1.4 billion in the prior year. Total EBITDA was $446 million, a 12 percent increase from $400 million in the 1997 period, and operating income increased 13 percent to $279 million from $246 million in 1997. Park Place's 1998 nine month results benefited from significantly improved operations at the Las Vegas Hilton, the addition of 300 hotel rooms at the Conrad International Punta del Este in late 1997 and the opening of The Wild Wild West casino in Atlantic City.

    EBITDA at the Las Vegas Hilton increased $15 million over the prior year to $50 million. Park Place's efforts to broaden the property's domestic customer base have resulted in significant increases in non-baccarat table game and slot volume and a decrease in baccarat play. Non-baccarat table game win increased 50 percent and slot revenue increased 22 percent on higher volume and comparable win percentages. Baccarat volume decreased 18 percent from the prior year, however baccarat win increased 20 percent on a significantly increased win percentage.

    EBITDA from the Flamingo Hilton-Las Vegas declined $4 million from the prior year to $77 million due to lower table game volume and win and a decline in non-casino revenues. Occupancy declined one point to 90.3 percent, and the average rate fell five percent to $76.31. Bally's Las Vegas generated EBITDA of $67 million for the nine month period, a decrease of $2 million from the prior year. The decline was due to a one point decrease in table game win percentage combined with lower drop and lower rooms revenue resulting from a one point decline in occupancy and a two percent decrease in the average rate to $89.76. Combined EBITDA from the Reno Hilton and the Flamingo Hilton-Reno decreased $1 million from 1997.

    Occupancy for the Nevada hotel-casinos was 88.1 percent in the 1998 period compared to 87.8 percent last year. The average room rate for the Nevada properties was $74.28 compared to $75.68 in the prior year period.

    In Atlantic City, Bally's Park Place generated EBITDA of $130 million, an increase of five percent from last year's $124 million, due primarily to the opening of "The Wild Wild West" casino in July 1997. The Atlantic City Hilton reported EBITDA of $31 million, $7 million above last year. The improvement was due to higher table game drop and win as well as increased non-casino revenues from the property's new 300-room tower.

    Occupancy for the Atlantic City hotel-casinos was 94.7 percent in the 1998 period compared to 93.1 percent last year. The average room rate for the Atlantic City properties was $83.93, down nine percent from $92.34 last year.

    Combined EBITDA from Park Place's riverboat properties in Mississippi, Louisiana, and Missouri increased $7 million over last year, while EBITDA contribution from Park Place's two hotel-casinos in Australia was flat at $19 million.

    The opening of 300 hotel rooms in the latter half of 1997 resulted in significant growth in casino volume at the 43% owned Conrad International Punta del Este Resort and Casino in Uruguay. EBITDA totaled $18 million in the nine month period, a $13 million increase over the prior year. Results from this property are highly seasonal, with the peak season falling in the first quarter.

    Depreciation and amortization, including Park Place's proportionate share of equity investments, increased $13 million to $166 million in the 1998 period due primarily to the Las Vegas and Atlantic City expansion projects completed in 1997.

    CORPORATE ACTIVITY. Corporate expense decreased $8 million to $6 million due primarily to a non-recurring accrual for litigation costs in the 1997 period. Interest income decreased $5 million to $17 million. Interest expense, net of amounts capitalized, was $66 million and $59 million in the 1998 and 1997 nine month periods, respectively. Interest expense, net, from equity investments increased $3 million to $9 million. The effective tax rate was 45.7% in 1998 versus 41.4% in the 1997 period. Minority interest decreased due to the purchase of the remaining interest in Bally Grand, Inc.

YEAR 2000

    Park Place is currently working to resolve the potential impact of the Year 2000 on the processing of date-sensitive information by its computerized information systems. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of Park Place's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000, which could result in miscalculations or system failures.

    Park Place has a Year 2000 program, the objective of which is to determine and assess the risks of the Year 2000 issue, and plan and institute mitigating actions to minimize those risks. Park Place's standard for compliance requires that for a computer system or business process to be Year 2000 compliant, it must be designed to operate without error in dates and date-related data prior to, on and after January 1, 2000. Park Place expects to be fully Year 2000 compliant with respect to all significant business systems prior to December 31, 1999.

    Park Place's various project teams are focusing their attention in the following major areas:

    INFORMATION TECHNOLOGY (IT)

    Information Technology systems account for much of the Year 2000 work and include all computer systems and technology managed by Park Place. These core systems have been assessed, plans are in place, and work is being undertaken to test and implement changes where required. No significant remediation has been identified. The appropriate vendors and suppliers have been contacted as to their Year 2000 compliance and their deliverables have been factored into Park Place's plans.

    NON-IT SYSTEMS

    An inventory of all property level non-IT systems (including elevators, electronic door locks, gaming devices, etc.) is near completion. The majority of these non-IT systems have been assessed, plans are in place, and work is being undertaken to test and implement changes where required. The appropriate vendors and suppliers have been contacted as to their Year 2000 compliance and their deliverables have been factored into Park Place's plans.

    SUPPLIERS

    Park Place is communicating with its significant suppliers to understand their Year 2000 issues and how they might prepare themselves to manage those issues as they relate to Park Place. To date, no significant supplier has informed Park Place that a material Year 2000 issue exists which will have a material effect on Park Place.

    During the remainder of 1998 and in 1999, Park Place will continually review its progress against its Year 2000 plans and determine what contingency plans are appropriate to reduce its exposure to Year 2000 related issues.

    Based on Park Place's current assessment, the costs of addressing potential problems are expected to be less than $2 million. However, if Park Place is unable to resolve its Year 2000 issues, contingency plans to update existing systems (i.e., reservation, payroll, etc.) are in place for which Park Place expects the cost to be an additional $2 million. If Park Place's customers or vendors identify significant Year 2000 issues in the future and are unable to resolve such issues in a timely manner, it could result in a material financial risk. Accordingly, Park Place plans to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

RECENT ACCOUNTING PRONOUNCEMENTS

    In April 1998, the AICPA issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." This SOP requires that all nongovernmental entities expense costs of start-up activities (pre-opening, pre-operating and organizational costs) as those costs are incurred and requires the write-off of any unamortized balances upon implementation. SOP 98-5 is effective for financial statements issued for periods beginning after December 15, 1998. Park Place expects to adopt SOP 98-5 in the first quarter of 1999. Adoption of the SOP is not expected to have a material impact on 1999 results of operations.

    On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

    Upon the adoption of EITF 97-2, which is expected to be in the fourth quarter of 1998, Park Place will no longer include in its financial statements the revenues, operating expenses and working capital of its managed properties. Application of EITF 97-2 to Park Place's financial statements would have reduced each of revenues and operating expenses by $427 million, $457 million and $350 million for the years ended December 31, 1997, 1996 and 1995, respectively and $290 million and $332 million for the nine month periods ended September 30, 1998 and 1997, respectively. Application of the standard would have reduced each of current assets and current liabilities by $59 million and $84 million at December 31, 1997 and 1996, respectively, and $31 million at September 30, 1998. Application of EITF 97-2 would have no impact on reported operating income, net income, earnings per share or stockholders' equity.

                            BUSINESS AND PROPERTIES

GENERAL

    Park Place was formed to succeed to the Hilton Gaming Business. Park Place considers its casino hotels and riverboat casinos to be leading establishments with respect to location, size, facilities, physical condition, quality and variety of services offered in the areas in which they are located. Park Place is the largest gaming company, as measured by casino square footage and revenues, with approximately 1.4 million square feet of gaming space in 1999 and approximately $2.7 billion in revenues in 1997. Park Place is the only gaming company with a significant presence in Nevada, New Jersey and Mississippi, the three largest gaming markets in the United States.

    Park Place's current operations include eleven U.S. land-based casinos and interests in three U.S. riverboat casinos, two land-based casinos in Australia and one land-based casino in Uruguay. Park Place's domestic gaming operations are conducted under the Bally, Flamingo, Grand and, subject to certain limitations, Hilton brand names. See "Arrangements between Hilton and Park Place--Trademark Assignment and License Agreement."

PROPERTIES

                                                                                                         APPROXIMATE
                                                                             NUMBER OF        YEAR          CASINO
NAME AND LOCATION                                                          ROOMS/SUITES     ACQUIRED    SQUARE FOOTAGE
------------------------------------------------------------------------  ---------------  -----------  --------------
DOMESTIC CASINOS

NEW JERSEY
  Bally's Park Place Casino-Resort(1)(2)................................         1,265           1996        155,000
  The Atlantic City Hilton Casino Resort(1)(3)..........................           805           1996         60,000
NEVADA
  Flamingo Hilton-Las Vegas(4)..........................................         3,642           1971         93,000
  Las Vegas Hilton(5)...................................................         3,174           1971        100,000
  Bally's Las Vegas(1)(6)...............................................         2,814           1996         68,000
  Reno Hilton(7)........................................................         2,001           1992        114,000
  Flamingo Hilton-Laughlin(8)...........................................         2,000           1990         58,000
  Flamingo Hilton-Reno(9)...............................................           604           1981         46,000
MISSISSIPPI
  Grand Casino Biloxi(10)...............................................         1,000           1998        115,000
  Grand Casino Tunica(11)...............................................           756           1998        140,000
  Grand Casino Gulfport(12).............................................           400           1998        110,000
  Bally's Saloon-Gambling Hall-Hotel(1).................................           238           1996         40,000
MISSOURI
  Flamingo Casino--Kansas City(13)......................................        --               1996         30,000
LOUISIANA
  Bally's Casino-Lakeshore Resort(1)(14)(15)............................        --               1996         30,000

INTERNATIONAL CASINOS

AUSTRALIA(16)
  Conrad International Treasury Casino, Brisbane........................           136           1995         65,000
  Conrad Jupiters, Gold Coast...........................................           609           1985         70,000

URUGUAY
  Conrad International Punta del Este Resort and Casino(15)(17).........           300           1997         38,000

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------------------------

 (1) The referenced properties were acquired as a result of the Bally Merger.

 (2) Casino square footage includes 75,000 square feet attributable to The Wild Wild West casino and 8,500 square feet attributable to the race book.

 (3) Casino square footage includes 1,500 square feet attributable to the race book.

 (4) Casino square footage includes 20,000 square feet attributable to O'Sheas Irish theme casino adjacent to the hotel.

 (5) Casino square footage includes 29,000 square feet attributable to the race and sport book and 22,000 square feet attributable to the SpaceQuest casino.

 (6) Casino square footage includes 5,000 square feet attributable to the race and sports book.

 (7) Casino square footage includes 12,000 square feet attributable to the race and sport book.

 (8) Casino square footage includes 3,000 square feet attributable to the race and sport book.

 (9) An extension of the Flamingo Hilton-Reno casino operation is contained in a structure located on an adjacent block with a skywalk connecting it to the main building. This structure is held under four long-term leases or subleases, expiring on various dates from January 2001 to August 2034, including renewal options, all of which may not necessarily be exercised. Casino square footage includes 2,500 square feet attributable to the race and sport book.

 (10) Includes two 500-room hotels located adjacent to the casino.

 (11) A new resort hotel at Grand Casino Tunica is currently under construction and is expected to be completed during 1999. Number of rooms/suites reflects room availability at two hotels.

 (12) A new resort hotel at Grand Casino Gulfport is currently under construction and is expected to be completed during 1999.

 (13) Prior to and in connection with the Hilton Distribution on December 31, 1998, Park Place applied for approval from the state gaming authorities to own and operate this riverboat casino, but did not receive this approval prior to the Hilton Distribution. Hilton has retained this property and will cooperate with Park Place to take appropriate action to put Park Place in the same position it would have been in if the transfer had occurred. On January 13, 1999, Hilton entered into an agreement to sell this property to a third party and upon such sale Park Place will be entitled to the net proceeds of the sale. See "Business and Properties--Missouri Casino."

 (14) Park Place currently has a 49.9% ownership interest in this property.

 (15) The owners of these properties are parties to loans under which they are obligated to make payments to Park Place.

 (16) Park Place has a 19.9% ownership interest in these properties.

 (17) Park Place has a 43% ownership interest in this property. The casino opened in January 1997 and the hotel opened in stages over the latter half of 1997.

    Park Place is continually evaluating attractive acquisition opportunities and may at any time be negotiating to engage in a business combination transaction or other acquisition. Park Place plans to continuously evaluate its property portfolio and intends to dispose of its interests in properties that, in its opinion, no longer yield an adequate return on investment or conform to Park Place's long range plans. In doing so, Park Place expects to maintain a balanced mix of sources of revenue and a favorable return on stockholders' equity.

NEVADA CASINOS

    Park Place owns and operates six casino hotels in the State of Nevada: the Las Vegas Hilton, the Flamingo Hilton-Las Vegas, Bally's Las Vegas, the Flamingo Hilton-Laughlin, the Reno Hilton and the Flamingo Hilton-Reno.

    Park Place's Nevada gaming operations reach diverse markets by offering gaming alternatives for premium players, convention visitors, mid-market gamblers and budget-conscious customers. The Las Vegas Hilton is located adjacent to the Las Vegas Convention Center and focuses on upscale individual leisure guests and convention groups. Bally's Las Vegas is located at the "Four Corners" on the Strip in Las Vegas and caters to convention groups and the mid-to upper mid-market, including the group tour and travel segment. Bally's Las Vegas is also serviced by a public monorail which connects to the MGM Grand Hotel and Casino. The Flamingo Hilton-Las Vegas and the Flamingo Hilton-Reno focus primarily on the mid-market, in particular the group tour and travel segment. The Flamingo Hilton-Laughlin targets the budget and mid-market segments. The Reno Hilton focuses primarily on the mid-market, in particular convention groups. Each of these casino hotels has gaming, convention, dining, shopping, entertainment and, with the exception of the Flamingo Hilton-Reno, indoor and outdoor recreational facilities. A variety of popular entertainment is featured in theaters and lounges at each hotel.

    In January 1998, Park Place's "Star Trek: The Experience at the Las Vegas Hilton" opened, which was developed in collaboration with Paramount Parks Inc. ("Paramount"). This 65,000 square foot attraction features a motion based simulation ride, interactive video and virtual reality stations, dining and souvenir shops. The building housing the Star Trek attraction is owned by Park Place and leased to Paramount. The attraction is also managed by Paramount. In conjunction with the Star Trek attraction, in November 1997, SpaceQuest casino, a themed 22,000 square foot addition, opened at the Las Vegas Hilton.

    In 1997, continued refurbishment and expansion of existing facilities in Nevada took place in order to maintain their presence as premier properties in the market. The Las Vegas Hilton renovated approximately 850 guest rooms, remodeled the lobby in conjunction with the Star Trek attraction, rebuilt a new marquee sign, opened new retail stores and a parking garage and upgraded its slot machines and life safety system. The Flamingo Hilton-Las Vegas opened a new restaurant, renovated the casino and showroom entrance, enlarged its casino bar and added a pool bar. Bally's Las Vegas renovated its showroom and upgraded the Jubilee Show and also continued to renovate its life safety and building management systems. The Flamingo Hilton-Laughlin renovated 1,000 guestrooms, installed a riverside dock to accommodate a new boat operation and continued its slot machine replacement program. At the Reno Hilton, the bowling center, guest room suites and restaurant areas were renovated. The Flamingo Hilton-Reno renovated the casino, guest rooms and the gift shop and upgraded slot machines.

    Each of the casino hotels is open 24 hours a day, seven days a week, for gaming activities. Games operated in these casinos include "blackjack," craps, roulette, "big 6," baccarat, poker, keno and slot and other coin machines. The Las Vegas Hilton's race and sports book is linked by satellite or modem to the casinos at the Flamingo Hilton-Las Vegas, the Flamingo Hilton-Laughlin, the Reno Hilton and the Flamingo Hilton-Reno. Bally's Las Vegas also operates a race and sport book.

    It is impracticable for Park Place's casino hotels to record the total amount bet in the casinos, although the amount of chips issued for cash and credit is determined regularly. The amount of gaming activity varies significantly from time to time primarily due to general economic conditions, popularity of entertainment in the hotels, and occupancy rates in the hotels and in the Las Vegas, Laughlin and Reno markets. The amount of revenue from gaming operations varies depending upon the amount of gaming activity as well as variations in the odds for different games and the factor of chance. Casino activities are conducted by experienced personnel who are supervised at all times.

    As is the case of any business that extensively involves the handling of cash, gaming operations at Park Place's casino hotels are subject to risk of substantial loss as a result of dishonesty. However, Park Place believes that it has reduced such risk, by means of procedures for supervision of employees and other controls, to the fullest extent practicable without impediment to play and within the limits of reasonable costs. Substantially all table games and slot machines can be monitored by remote control television and substantially all slot machines at all six Nevada properties are monitored by computers.

    The Las Vegas Hilton and, to a lesser extent, the Flamingo Hilton-Las Vegas, Bally's Las Vegas, the Flamingo Hilton-Laughlin, the Flamingo Hilton-Reno and the Reno Hilton invite VIP customers to their casinos and may pay for or reimburse the cost of their air transportation and provide them with complimentary rooms, food and beverage. In addition, the Las Vegas Hilton has a special flight program, pursuant to which free air transportation on Park Place owned or chartered aircraft and complimentary rooms, food and beverage are provided to groups or selected persons. These persons either have established casino credit limits or cash on deposit in the casino and have previously evidenced a willingness to put substantial amounts at risk at the casino. The Las Vegas Hilton hosted 37 special flight programs in 1997, compared to 18 such programs in 1996.

NEW JERSEY CASINOS

    Park Place owns and operates two casino hotels in Atlantic City, New Jersey: the 1,265-room Bally's Park Place Casino--Resort, which includes The Wild Wild West casino ("Bally's Park Place") and the 805-room Atlantic City Hilton Casino Resort ("The Atlantic City Hilton").

    Bally's Park Place, currently the largest four-star hotel in New Jersey, is located on an eight-acre site with ocean frontage at the intersection of Park Place and the Boardwalk. With its strategic location on the Boardwalk, over 2,800 parking spaces and a new bus terminal, Bally's Park Place is strongly positioned to attract significant walk-in and drive-in business. The Atlantic City Hilton is located on approximately three acres at the intersection of Boston and Pacific Avenues at the southern end of the Boardwalk in proximity to one of the major highways leading into Atlantic City. This location gives The Atlantic City Hilton an advantage in attraction destination oriented customers arriving by automobile or bus.

    In July 1997, Park Place's new 75,000 square foot western-themed casino, The Wild Wild West, opened. It is located on approximately four acres of boardwalk property adjacent to Bally's Park Place. Also in July 1997, The Atlantic City Hilton completed a new 300-room hotel tower, which includes meeting rooms, restaurants and other related amenities. In January 1998, the Atlantic City Country Club in Northfield, New Jersey was acquired, which features an 18-hole golf course.

    Park Place's Atlantic City properties have gaming, dining, shopping, entertainment, convention and meeting facilities, recreational facilities and parking. A variety of popular entertainment, sports events and production shows are featured at both properties. The Atlantic City casinos are open 24 hours a day, seven days a week, for gaming activities, and feature table games and slot machines similar to those offered at Park Place's Nevada casino hotels. Atlantic City casinos do not contain sports books, however, Park Place's Atlantic City casinos feature simulcast horse racing. Revenue and earnings for Park Place's Atlantic City casinos peak during the summer, with less favorable operating results in the winter.

    Bally's Park Place focuses on high-end players and the mid-market segment, including the mid- to upper mid-market slot player segment. The Atlantic City Hilton primarily focuses on personalized service for high-end and mid-market casino customers.

MISSISSIPPI CASINOS

    Park Place owns and operates four casino hotels in the State of Mississippi: the Grand Casino Biloxi, the Grand Casino Gulfport, the Grand Casino Tunica and the Bally's Saloon-Gambling Hall-Hotel, all of which are dockside casinos.

    In September 1998, the Grand Casino Gulfport and Grand Casino Biloxi were temporarily closed as a result of Hurricane Georges. These closings were based on a mandate by the Mississippi Gaming Commission and also impacted the other nine casinos on the Mississippi Gulf Coast. Grand is insured for the full replacement value of its Gulf Coast properties, inclusive of all real and personal property. Additionally, Grand Casino Gulfport and Grand Casino Biloxi have full business interruption insurance, including coverage for wind and flood, covering continuing expenses, as well as lost revenues during the period the casinos are affected by the storm. Each of the two casinos has a $500,000 deductible on its insurance coverage. Grand Casino Gulfport reopened on October 2, 1998, suffering only minimal damage as a result of the hurricane, principally to its hotel. Grand Casino Biloxi was more substantially damaged in the storm but reopened on October 15, 1998.

    GRAND CASINO BILOXI

    Grand Casino Biloxi opened on January 17, 1994, and is the largest dockside casino on the Mississippi Gulf Coast. Grand Casino Biloxi is a three-story building built upon a moored steel barge with approximately 250,000 square feet of interior space. The Grand Casino Biloxi location is one of a few sites on the Mississippi Gulf Coast that permits east-west orientation of the casino, thus maximizing visibility from the highway. A pedestrian walkway connects the casino to 3,500 parking spaces available for guests.

    The casino area features approximately 115,000 square feet of gaming space and six restaurants. In 1995, Grand Casino Biloxi opened a twelve-story, 500-room hotel adjacent to the casino, together with a Grand Casino Kids Quest--child care entertainment center located on the first floor. Grand Casino Biloxi also operates a 1,600-seat show theater adjacent to the casino that features a production/variety show with matinee and evening performances, boxing events, and other professional entertainment. In February 1998, a second hotel was opened with 500 rooms and a 60,000 square-foot convention center.

    GRAND CASINO GULFPORT

    Grand Casino Gulfport, which opened in May 1993, is a three story building set upon moored steel linked barges consisting of approximately 225,000 square feet of interior space. There are 3,500 parking spaces available for guests. Grand Casino Gulfport also offers a nightclub/entertainment complex adjacent to the casino that contains separately themed nightclubs.

    The casino area consists of approximately 110,000 square feet of gaming area and is decorated in a "carnival" Mardi Gras theme. Other amenities include four restaurants, a Grand Casino Kids Quest(sm), a Grand Arcade, a multi-venue entertainment complex and America Live, a nightclub/entertainment complex containing separately-themed nightclubs. Grand Casino Gulfport has a seventeen-story, 400-room hotel adjacent to the casino.

    GRAND CASINO TUNICA

    Grand Casino Tunica opened in June 1996 and is the largest dockside casino in Mississippi and one of the largest casinos in the United States. Grand Casino Tunica is being developed into a destination gaming resort featuring a multi-themed casino and currently features two hotels with an aggregate of 756 rooms. Recent additions include an 18-hole professionally designed championship golf course and driving range.

    Grand Casino Tunica is located in Tunica County, Mississippi, approximately 15 miles south of the Memphis metropolitan area. Located directly on the northern border of Tunica County, Grand Casino Tunica is currently the closest legal gaming site to Memphis, Tennessee, and the only casino property in Tunica County that has direct frontage on U.S. Highway 61, the most direct route from Memphis to Tunica County gaming sites.

    Grand Casino Tunica is a 400,000-square-foot, three-story, multi-themed casino complex containing approximately 140,000 square feet of gaming space. Grand Casino Tunica features four unique themes of Americana: Gold Rush Era San Francisco, an 1890s Mississippi Riverboat Town, New Orleans Mardi Gras and the Great American West of the 1870s. Grand Casino Tunica offers its guests a choice of six restaurants, as well as an entertainment lounge and Player's Club.

    BALLY'S SALOON-GAMBLING HALL-HOTEL

    Park Place owns and manages Bally's Saloon-Gambling Hall-Hotel, a casino and hotel complex located in Robinsonville, Mississippi, near Memphis, Tennessee. The complex features a dockside casino and an adjacent 30,000 square foot land-based facility which includes entertainment facilities and a restaurant. Park Place also owns and operates a 238-room hotel at this complex.

MISSOURI CASINO

    Prior to and in connection with the Hilton Distribution, Park Place applied to the Missouri Gaming Commission (the "MGC") for approval to own and operate the Flamingo Casino--Kansas City, which features a dockside casino and concession and entertainment facilities, which approval was not received prior to the Hilton Distribution. Hilton has retained this property and will cooperate with Park Place to take appropriate action to put Park Place in the same position it would have been if the transfer had occurred. On January 13, 1999, Hilton entered into an agreement to sell this property to a third party and upon such sale, Park Place will be entitled to the net proceeds of the sale. See "Arrangements Between Hilton and Park Place--Hilton Distribution Agreement" and "Regulation and Licensing--Missouri Gaming Laws."

    In November 1997, the Missouri Supreme Court ruled that riverboat casinos operating in man-made basins must meet certain requirements as to contiguity with the Mississippi or Missouri rivers in order to comply with the Missouri constitution. In response to this decision, Hilton and other operators of riverboat casinos in man-made basins filed a referendum which was approved by voters in Missouri in the November 3, 1998 election. The approval of this referendum permits the continuing operation of games of chance on the riverboat casino at its present location. The assets of the Flamingo Casino-Kansas City have been written down to their net realizable value.

    On August 12, 1998, the MGC announced that it would reopen the licensing investigation of a subsidiary of Hilton regarding alleged actions in 1993 by a former employee of another Hilton subsidiary to influence an official of the Kansas City Port Authority. This investigation arises out of a diversion agreement executed on August 12, 1998 between such two Hilton subsidiaries and the United States Attorney in Kansas City relating to such alleged actions. Pursuant to the diversion agreement, such subsidiaries accepted responsibility for whatever actions may have been taken by any former employees and paid the sum of $655,000 to settle the matter, and the government confirmed that no current employees, officers or directors of Hilton and such two subsidiaries were in any way involved. Hilton has advised the MGC that it will cooperate fully in such investigation. A prior investigation of the same matter by the MGC in 1996 concluded in the grant of a license to operate the Missouri casino.

    In connection with its reexamination of the circumstances relating to the diversion agreement, the MGC has requested the Jackson County prosecutor in Kansas City to conduct an investigation of the matter. On December 18, 1998, the Jackson County prosecutor indicted a former officer of a Hilton subsidiary on three Class D felony counts for allegedly making false statements to the MGC in 1996. The former employee pled not guilty and is awaiting trial. The prosecutor did not bring any charges against Hilton, its subsidiaries or any of their respective current directors, officers or employees. If the proposed sale of the Flamingo Casino--Kansas City is not completed, it is possible that the MGC could institute disciplinary proceedings against such Hilton subsidiaries or Hilton.

LOUISIANA CASINO

    Park Place has a 49.9% ownership interest in the Belle of Orleans, L.L.C. (the "Belle") which owns Bally's Casino-Lakeshore Resort, a riverboat casino facility that operates out of South Shore Harbor on Lake Pontchartrian in Orleans Parish, which is approximately eight miles from the French Quarter of New Orleans.

    The subsidiary which holds the Belle (the "Louisiana Subsidiary") and Metro Riverboat Associates, Inc. ("Metro"), which owns the remaining 50.1% interest in the Belle, are engaged in certain litigation. The Louisiana Subsidiary and Metro entered into an operating agreement defining the rights and obligations of the members of Belle, along with a management agreement providing for the Louisiana Subsidiary to manage the riverboat casino. In early 1997, Metro filed suit in Louisiana state court seeking contractual and injunctive relief under the terms of the operating and management agreements based on non-competition and change of control provisions which were allegedly triggered as a result of the Bally

Merger. Preliminary injunctive relief was granted to Metro by the trial court. After various hearings and appeals by the Louisiana Subsidiary, the injunctive relief granted by the trial court has been suspended. In June 1998, Metro filed a second, related suit for damages in an unspecified amount against the Louisiana Subsidiary and certain of its affiliates. The two suits filed by Metro were consolidated by the trial court. The Louisiana Subsidiary filed certain exceptions which were denied, and has filed a writ with the Court of Appeals seeking discretionary review of the judgment. In November of 1998, Metro filed a third suit in Louisiana state court against the Louisiana Subsidiary, seeking a temporary restraining order and preliminary injunction to prevent the Louisiana Subsidiary from continuing as manager of the riverboat casino. A temporary restraining order was issued on November 23, 1998 by the trial court and has been stayed by the Court of Appeals pending a decision by the trial court on Metro's petition for preliminary injunction. A hearing was held on December 3, 1998, and the trial court has taken the matter under advisement and given the parties until December 15, 1998 to file post-hearing and supplemental briefs. The Louisiana Subsidiary has filed an action in Illinois state court seeking judgment against Metro based upon Metro's default under certain agreements between the parties relating to a $4 million loan to Metro.

    Park Place will vigorously defend the claim for damages under such suits and vigorously pursue its claim against Metro.

OTHER DOMESTIC ASSETS

    Park Place also owns two riverboats not currently in operation. These riverboats, which have 25,000 and 20,000 square feet of casino space, respectively, are being held for sale in Louisiana and Ontario, Canada.

INTERNATIONAL CASINOS

    Park Place, through its subsidiaries, manages three international casino hotels which feature table games and slot machines similar to those offered at Park Place's casino hotels in Nevada and New Jersey.

    In January 1997, casino operations commenced at the 43% owned Conrad International Punta del Este Resort and Casino in Uruguay. The hotel opened in stages over the latter half of 1997, and features convention facilities, restaurants and related amenities.

    Park Place has 19.9% ownership interests in the Conrad Jupiters, Gold Coast and the Conrad International Treasury Casino, Brisbane, both of which are located in Queensland, Australia. The Conrad International Treasury Casino, Brisbane has the exclusive right to conduct casino gaming in Brisbane until 2005.

EXPANSION PROGRAM

    NEVADA

    Park Place continues to expand its domestic gaming operations through the development of the 2,900-room Paris Casino-Resort, a new casino resort adjacent to Bally's Las Vegas which will feature an 85,000 square foot casino, 13 restaurants, 130,000 square feet of convention space and a retail shopping complex with a French influence. In addition to a 50-story replica of the Eiffel Tower, the resort will also feature replications of some of Paris' most recognized landmarks, including the Arc de Triomphe, the Paris Opera House, The Louvre and rue de la Paix. The Paris Casino-Resort is scheduled to be completed in the fall of 1999.

    In 1998, Park Place's Nevada casino hotels are scheduled to complete additional expansion and renovation programs. The Las Vegas Hilton plans to renovate an additional 850 guest rooms and the casino and sportsbook, expand valet parking and renovate the pool and spa. The Flamingo Hilton-Las Vegas plans to renovate guest rooms, and casino areas, upgrade slots and enhance signage and the cooling and information systems. Bally's Las Vegas plans to continue its participation in a joint venture to erect pedestrian bridges over the Strip and Flamingo Road connecting the property to other hotel casinos, and also plans to remodel the ballroom and events center and upgrade elevators. The Flamingo Hilton-Laughlin plans to renovate an additional 1,000 guest rooms, along with the casino and the main level of the property, and continue its slot machine replacement program. At the Reno Hilton, planned improvements include renovation of guest rooms suites, slot upgrades, additional signage and enhancement of the cooling and information systems. The Flaming Hilton-Reno plans to continue to renovate guest rooms and upgrade slot machines.

    NEW JERSEY

    Park Place's Atlantic City, New Jersey casino hotels are also commencing renovation projects in 1998. Bally's Park Place plans to renovate 500 guest rooms and restaurant areas. The Atlantic City Hilton plans to renovate the property's previously existing guest rooms to be consistent with the standard of the guest rooms in the new 300-room tower addition.

    MISSISSIPPI

    The Gulfport Oasis, a new resort hotel, is currently under construction at Grand Casino Gulfport and is expected to be completed during the summer of 1999. Also under development is an approximately 1,750-acre recreation area between Gulfport and Biloxi. Park Place intends to build an 18-hole championship golf course on the property, together with a clubhouse and sporting clay shooting facility. These projects are expected to be completed in mid-1999.

    The 2,000 acre site for Grand Casino Tunica is conducive to significant long-term development of the site. Grand Casino Tunica's master plan contemplates additional entertainment amenities, including additional hotels, a second championship golf course, a village center containing additional hotel sites, restaurants, retail shopping and other attractions, and residential properties on the golf course. Such future developments are expected to be funded primarily from cash flow. Such future developments, if completed, are expected to further enhance Grand Casino Tunica's status as a premier destination gaming resort and to encourage repeat visits. Any such additional development, however, will be dependent upon the operating results of Grand Casino Tunica and other future conditions, and no assurance can be given that any such additions will be completed.

EMPLOYEES

    At December 31, 1998, Park Place had approximately 40,000 employees, of which approximately 12,000 were covered by various collective bargaining agreements providing, generally, for basic pay rates, working hours, other conditions of employment and orderly settlement of labor disputes. Park Place believes that the aggregate compensation benefits and working conditions afforded its employees compare favorably with those received by employees in the gaming industry generally. Although strikes of short duration have from time to time occurred at certain of Park Place's facilities, Park Place believes its employee relations are satisfactory.

COMPETITION

    Park Place will seek to maintain the diversity of its gaming businesses while expanding both domestically and internationally. Park Place intends to improve and expand its core business by leveraging its strong brand names, maximizing operating efficiencies, expanding and enhancing properties and acquiring or developing properties as appropriate.

    To the extent that the casino hotel capacity is expanded by others in a city where Park Place casino hotels are located, competition will increase. The completion of a number of room expansion projects and the opening of new casino hotels led to a 6% increase in hotel capacity in Las Vegas in 1997 compared to 1996, thereby increasing competition in all segments of the Las Vegas market. Certain of Park Place's

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competitors have also announced, or are developing, new casino projects in Las
Vegas and Atlantic City which, if completed, will add significant casino space and hotel rooms to these markets. Such new capacity additions to the Las Vegas and Atlantic City markets could adversely impact Park Place's future operating results. The business of Park Place's Nevada casino hotels might also be adversely affected if gaming operations of the type conducted in Nevada were to be permitted under the laws of other states, particularly California. Similarly, legalization of gaming operations in any jurisdiction located near Atlantic City, New Jersey, or the establishment of new large scale gaming operations on nearby Indian tribal lands, could adversely affect Park Place's Atlantic City casino hotels. The expansion of riverboat gaming or casino gaming on Indian tribal lands could also impact Park Place's gaming operations. Gaming related referenda have been voted upon or are being proposed in several states which could, if passed, materially affect Park Place. See "Risk Factors."

STATISTICAL DATA

    The following table sets forth certain statistical information as of and for the year ended December 31, 1997, with respect to Park Place's properties:

                                                                                           AVERAGE
                                                  PROPERTIES       ROOMS     OCCUPANCY    ROOM RATE    REVPAR(1)
                                                ---------------  ---------  -----------  -----------  -----------
OWNED & MANAGED HOTEL CASINOS
Western Region................................             6        14,235        86.5%   $   76.53    $   66.20
Eastern Region................................             3         2,308        88.1        87.01        76.63
International.................................             3         1,047        68.9        99.86        68.84
                                                          --
                                                                 ---------       -----   -----------  -----------
Total.........................................            12        17,590        85.8%   $   78.81    $   67.62
                                                          --
                                                          --
                                                                 ---------       -----   -----------  -----------
                                                                 ---------       -----   -----------  -----------

------------------------

(1) RevPar is equal to rooms revenue divided by available rooms.

LITIGATION

    Hilton or its subsidiaries are parties to legal proceedings relating to the Hilton Gaming Business that were assumed by Park Place pursuant to the Hilton Distribution Agreement. In the opinion of management, the resolution of these matters will not have a material effect on Park Place's financial position or results of operation. In addition, Grand and its subsidiaries are parties to various lawsuits and any liability with respect thereto will be an obligation of the Park Place consolidated group. Pursuant to the Grand Distribution Agreement and the Merger Agreement, Grand will be indemnified by Lakes for certain liabilities. If Lakes is unable to satisfy its indemnification obligations, Grand will be responsible for such liabilities which could have a material adverse effect on Park Place. See "Risk Factors."

ENVIRONMENTAL MATTERS

    Park Place, like others in its industry, is subject to various federal, state, local and, in some cases, foreign laws, ordinances and regulations that
(i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous or toxic wastes, or (ii) may impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous or toxic substances or wastes (together, "Environmental Laws").

    Park Place endeavors to maintain compliance with Environmental Laws, but, from time to time, current or historical operations at Park Place's properties may have resulted or may result in noncompliance or liability for cleanup pursuant to Environmental Laws. In that regard, Park Place may incur costs for cleaning up contamination relating to historical uses of certain of its properties. In addition, Park Place received notice from the current landowner of a prior Park Place facility in Chicago, Illinois that the landowner may seek to recover past and future costs of investigating and remediating alleged soil and

                                       65
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groundwater contamination at the facility. Park Place does not believe that Park
Place's prior operations at the site have contributed to the alleged contamination; as a result, if the current landowner pursues its claim, Park Place expects to vigorously defend against the claim. Park Place cannot at this time estimate the potential costs of investigation or cleanup, if any, however, based on currently available information, Park Place believes that any such costs would be shared by several parties and, in any event, the cost estimates provided to date indicate that any such liability would not have a material adverse effect on Park Place's results of operations or financial condition.

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
                            REGULATION AND LICENSING

    Each of Park Place's casinos are subject to extensive regulation under laws, rules and supervisory procedures primarily in the jurisdiction where located or docked. Some jurisdictions, however, empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports respecting such gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

    In connection with the Transactions, Park Place was found suitable as the parent holding company of subsidiaries which hold gaming licenses in all domestic jurisdictions in which such licenses are held. In addition, in certain jurisdictions, certain indirectly owned subsidiaries of Park Place were registered, licensed or found suitable in connection with the Transactions.

    Under provisions of gaming laws in which Park Place has operations and Park Place's Certificate of Incorporation, certain securities of Park Place are subject to restrictions on ownership which may be imposed by specified governmental authorities. Such restrictions may require the holder to dispose of the securities or, if the holder refuses to make such disposition, Park Place may be obligated to repurchase the securities.

NEVADA GAMING LAWS

    The ownership and operation of casino gaming facilities in the State of Nevada, such as those at the Las Vegas Hilton, the Flamingo Hilton-Las Vegas, Bally's Las Vegas, the Flamingo Hilton-Laughlin, the Reno Hilton and the Flamingo Hilton-Reno, are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and various local regulations. Hilton's Nevada gaming operations are, and Park Place's Nevada gaming operations will be, subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and, depending on the facility's location, the Clark County Liquor and Gaming Licensing Board (the "CCB") and the City of Reno. The Nevada Commission, the Nevada Board, the CCB and the City of Reno are collectively referred to as the "Nevada Gaming Authorities." The following regulatory requirements are currently applicable to Hilton and will be applicable to Park Place upon consummation of the Transactions.

    The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment and maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;
(iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Park Place's gaming operations.

    Each subsidiary of Park Place that currently operates a casino in Nevada (individually, a "Corporate Licensee" and collectively, the "Corporate Licensees"), is required to be licensed by the Nevada Gaming Authorities. The gaming license requires the periodic payment of fees and taxes and is not transferable. Park Place is, required to be registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation") and as such, is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. Park Place and the Corporate Licensees have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses (individually, a "Gaming License" and collectively, "Gaming Licenses") required in order to engage in gaming activities in Nevada.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Park Place or any of its Corporate Licensees in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of Park Place and the Corporate Licensees must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay for all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

    If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Park Place or any Corporate Licensee, Park Place and the Corporate Licensee would have to sever all relationships with such person. In addition, the Nevada Commission may require Park Place or a Corporate Licensee to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

    Park Place and all Corporate Licensees are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions of Park Place or a Corporate Licensee must be reported to, or approved by, the Nevada Commission.

    If it were determined that the Nevada Act was violated by Park Place or a Corporate Licensee, the Gaming Licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Corporate Licensee, Park Place and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further a supervisor could be appointed by the Nevada Commission to operate a Corporate Licensee's gaming establishment and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the gaming establishment) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any Gaming License of a Corporate Licensee or the appointment of a supervisor could (and revocation of any Gaming License would) have a material adverse effect on Park Place's gaming operations.

    Any beneficial holder of Park Place's Common Stock, or any other voting security of Park Place ("Park Place Voting Securities"), regardless of the number of shares owned, may be required to file an application, be investigated, and have such person's suitability as a beneficial holder of Park Place Voting Securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

    The Nevada Act requires any person who acquires a beneficial ownership of more than 5% of Park Place Voting Securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of Park Place Voting Securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires beneficial ownership of more than 10%, but not more than 15%, of Park Place Voting Securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds Park Place Voting Securities for investment purposes only. An institutional

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investor shall not be deemed to hold Park Place Voting Securities for investment purposes unless Park Place Voting Securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the Park Place Board, any change in Park Place's corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding Park Place Voting Securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of Park Place Voting Securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or by the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of Park Place Voting Securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. Park Place will be subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with Park Place or a Corporate Licensee, Park Place (i) pays that person any dividend or interest upon any Park Place Voting Securities; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish the voting securities including, if necessary, the immediate purchase of such voting securities for cash at fair market value. Additionally, the CCB has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

    The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation, such as the Notes or the Exchange Notes (as defined below) to file applications, be investigated and be found suitable to own such debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

    Park Place is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Park Place is also required to render maximum assistance in determining the identity of the beneficial owner of any Park Place Voting Securities. The Nevada Commission has the power to require Park Place's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, the Nevada Commission has not imposed such a requirement on Park Place.

    Park Place is permitted to make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On December 17, 1998, the Nevada Commission granted Park Place prior approval to make

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public offerings for a period of two years, subject to certain conditions (the
"Shelf Approval"). The Shelf Approval also applies to any affiliated company wholly owned by Park Place (an "Affiliate") which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval also includes approval for the Corporate Licensees to guarantee any security issued by, or to hypothecate their assets to secure the payment or performance of any obligations issued by, Park Place or an Affiliate in a public offering under the Shelf Registration. The Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of the Corporate Licensees (collectively, "Stock Restrictions"). The Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful. The Exchange Offer will constitute a public offering (as defined in the Nevada Act) and will be made pursuant to the Shelf Approval. Any Stock Restrictions in respect of the Exchange Notes are covered by the Shelf Approval. However, any Stock Restrictions in respect of the Old Notes are not covered by the Shelf Approval and will therefore require the prior approval of the Nevada Commission in order to be effective. Park Place has filed an application for such approval.


    Changes in control of Park Place through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before Park Place can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by Park Place's Board in response to a tender offer made directly to its stockholders for the purpose of acquiring control of Park Place.

    License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Corporate Licensees' respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise. Nevada Corporate Licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license also pay certain fees and taxes to the State of Nevada. The Corporate Licensees currently pay monthly fees to the Nevada Commission equal to a maximum of 6.25% of gross revenues.

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    Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of the Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. A Licensee is also subject to disciplinary action by the Nevada Commission if it knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

    The sale of alcoholic beverages at establishments operated by a Corporate Licensee is subject to licensing, control and regulation by applicable local regulatory agencies. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the Corporate Licensee.

NEW JERSEY GAMING LAWS

    The ownership and operation of casino gaming facilities in Atlantic City are subject to the New Jersey Casino Control Act (the "New Jersey Act"), regulations of the New Jersey Casino Control Commission (the "New Jersey Commission") and other applicable laws. No casino may operate unless the required permits or licenses and approvals are obtained from the New Jersey Commission. The New Jersey Commission is authorized under the New Jersey Act to adopt regulations covering a broad spectrum of gaming and gaming related activities and to prescribe the methods and forms of applications from all classes of licensees. These laws and regulations concern primarily: (i) the financial stability, integrity, responsibility, good character, honesty and business ability of casino service suppliers and casino operators, their directors, officers and employees, their security holders and others financially interested in casino operations; (ii) the nature of casino hotel facilities; and (iii) the operating methods and financial and accounting practices used in connection with the casino operations.

    Taxes are imposed by the State of New Jersey on gaming operations at the rate of 8% of gross gaming revenues. In addition, the New Jersey Act provides for an investment alternative tax of 2.5% of gross gaming revenues. This investment alternative tax may be offset by investment tax credits equal to 1.25% of gross gaming revenues, which are obtained by purchasing bonds issued by, or investing in housing or other development projects approved by, the Casino Reinvestment Development Authority ("CRDA").

    The New Jersey Commission has broad discretion with regard to the issuance, renewal and revocation or suspension of casino licenses. A casino license is not transferable, is issued for a term of up to one year for the first two renewals and thereafter for a term of up to four years (subject to discretionary reopening of the licensing hearing by the New Jersey Commission at any time), and must be renewed by filing an application which shall be acted on by the New Jersey Commission prior to the expiration of the license in force. At any time, upon a finding of disqualification or noncompliance, the New Jersey Commission may revoke or suspend a license or impose fines or other penalties.

    The New Jersey Act imposes certain restrictions on the ownership and transfer of securities issued by a corporation that holds a casino license or is deemed a holding company, intermediary company, subsidiary or entity qualifier (each, an "affiliate") of a casino licensee. "Security" is defined by the New Jersey Act to include instruments that evidence either a beneficial ownership in an entity (such as common stock or preferred stock) or a creditor interest in an entity (such as a bond, note or mortgage). Pursuant to the New Jersey Act, the corporate charter of a publicly-traded affiliate of a casino licensee must require

                                       71
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that a holder of the company's securities dispose of such securities if the holder's continued interest would result in the company or any other affiliate being no longer qualified to continue as a casino licensee under the New Jersey Act. The corporate charter of a casino licensee or any privately held affiliate of the licensee must: (i) establish the right of prior approval by the New Jersey Commission with regard to a transfer of any security in the company and
(ii) create the absolute right of the company to repurchase at the market price or purchase price, whichever is less, any security in the company in the event the New Jersey Commission disapproves a transfer of such security under the New Jersey Act. The corporate charter of Park Place has been approved by the New Jersey Commission. The corporate charters of Park Place's subsidiaries that operate Bally's Park Place and The Atlantic City Hilton and their privately held affiliates conform to the New Jersey Act's requirements described above for privately held companies.

    If the New Jersey Commission finds that an individual owner or holder of securities of a corporate licensee or an affiliate of such corporate licensee is not qualified under the New Jersey Act, the New Jersey Commission may propose remedial action. The New Jersey Commission may require divestiture of the securities held by any disqualified holder who is required to be qualified under the New Jersey Act (e.g., officers, directors, security holders and key casino and other employees). In the event that disqualified persons fail to divest themselves of such securities, the New Jersey Commission may revoke or suspend the license. However, if an affiliate of a casino licensee is a publicly-traded company and the New Jersey Commission makes a finding of disqualification with respect to any holder of any security thereof who is required to be qualified, and the New Jersey Commission also finds that: (i) such company has complied with aforesaid charter provisions; (ii) such company has made a good faith effort, including the prosecution of all legal remedies, to comply with any order of the New Jersey Commission requiring the divestiture of the security interest held by the disqualified holder; and (iii) such disqualified holder does not have the ability to control the corporate licensee or the affiliate, or to elect one or more members of the board of directors of such affiliate, the New Jersey Commission will not take action against the casino licensee or its affiliate with respect to the continued ownership of the security interest by the disqualified holder.

    For purposes of the New Jersey Act, a security holder is presumed to have the ability to control a publicly-traded corporation, or to elect one or more members of its board of directors, and thus require qualification, if such holder owns or beneficially holds 5% or more of any class of the equity securities of such corporation, unless such presumption of control or ability to elect is rebutted by clear and convincing evidence. An "institutional investor," as that term is defined under the New Jersey Act, is entitled to a waiver of qualification if it holds less than 10% of any class of the equity securities of a publicly-traded holding or intermediary company of a casino licensee and: (i) the holdings were purchased for investment purposes only; (ii) there is no cause to believe the institutional investor may be found unqualified; and (iii) upon request by the New Jersey Commission, the institutional investor files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its other affiliates. The New Jersey Commission may grant a waiver of qualification to an institutional investor holding 10% or more of such securities upon a showing of good cause and if the conditions specified above are met.

    With respect to debt securities, the New Jersey Commission generally requires a person holding 15% or more of a debt issue of a publicly-traded affiliate of a casino licensee to qualify under the New Jersey Act. There can be no assurance that the New Jersey Commission will continue to apply the 15% threshold, and the New Jersey Commission could at any time establish a lower threshold for qualification. An exception to the qualification requirement is made for institutional investors, in which case the institutional holder is entitled to a waiver of qualification if the holder's position in the aggregate is less than 20% of the total outstanding debt of the affiliate and less than 50% of any outstanding publicly-traded issue of such debt, and if the conditions specified in the above paragraph are met. As with equity securities, a waiver of qualification may be granted to institutional investors holding larger positions upon a showing of good cause and if all conditions specified in the above paragraph are met.

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
    Generally, the New Jersey Commission would require each institutional holder seeking a waiver of qualification to execute a certificate to the effect that:
(i) the holder has reviewed the definition of institutional investor under the New Jersey Act and believes that it meets the definition of institutional investor; (ii) the holder purchased the securities for investment purposes only and holds them in the ordinary course of business; (iii) the holder has no involvement in the business activities of, and no intention of influencing or affecting the affairs of, the issuer, the casino licensee or any affiliate; and
(iv) if the holder subsequently determines to influence or affect the affairs of the issuer, the casino licensee or any affiliate, it shall provide not less than 30 days' notice of such intent and shall file with the New Jersey Commission an application for qualification before taking any such action.

    Commencing on the date the New Jersey Commission serves notice on a corporate licensee or an affiliate of such corporate licensee that a security holder of such corporation has been found disqualified, it will be unlawful for the security holder to: (i) receive any dividends or interest upon any such securities; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form from the corporate licensee for services rendered or otherwise.

    Persons who are required to qualify under the New Jersey Act by reason of holding debt or equity securities, and are not otherwise previously qualified, are required to place the securities into an Interim Casino Authorization ("ICA") trust pending qualification. Unless and until the New Jersey Commission has reason to believe that the investor may not qualify, the investor will retain the ability to direct the trustee how to vote, or whether to dispose of, the securities. If at any time the New Jersey Commission finds reasonable cause to believe that the investor may be found unqualified, it can order the trust to become "operative," in which case the investor will lose voting power, if any, over the securities but will retain the right to petition the New Jersey Commission to order the trustee to dispose of the securities.

    Once an ICA trust is created and funded, and regardless of whether it becomes operative, the investor has no right to receive a return on the investment until the investor becomes qualified. Should an investor ultimately be found unqualified, the trustee would dispose of the trust property, and the proceeds would be distributed to the unqualified applicant only in an amount not exceeding the actual cost of the trust property. Any excess proceeds would be paid to the State of New Jersey. If the securities were sold by the trustee pending qualification, the investor would receive only actual cost, with disposition of the remainder of the proceeds, if any, to await the investor's qualification hearing.

    In the event it is determined that a licensee has violated the New Jersey Act or its regulations, then under certain circumstances, the licensee could be subject to fines or have its license suspended or revoked. In addition, if a person who is required to qualify under the New Jersey Act fails to qualify, or if a security holder who is required to qualify fails to qualify and does not dispose of the related securities in the licensee or in any affiliate of the licensee, as may be required by the New Jersey Act, then, under certain circumstances, the licensee could have its license suspended or revoked.

    If a casino license was not renewed, was suspended for more than 120 days or was revoked, the New Jersey Commission could appoint a conservator. The conservator would be charged with the duty of conserving and preserving the assets so acquired and continuing the operation of the casino hotel casino of a suspended licensee or with operating and disposing of the casino hotel facilities of a former licensee. Such suspended licensee or former licensee, however, would be entitled only to a fair return on its investment, to be determined under New Jersey law, with any excess to go to the State of New Jersey, if so directed by the New Jersey Commission. Suspension or revocation of any licenses or the appointment of a conservator by the New Jersey Commission would have a material adverse effect on the businesses of Park Place's Atlantic City casino hotels.

    On November 18, 1998, the New Jersey Commission approved the Hilton Distribution and found Park Place qualified as a holding company of the New Jersey casino licensees.

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
MISSISSIPPI GAMING LAWS

    The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission") and the Mississippi State Tax Commission.

    The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. The Mississippi Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

    On August 5, 1998, Park Place filed an application with the Mississippi Commission for approval of the Transactions. On September 15, 1998, the Mississippi Commission found Park Place's wholly owned subsidiary, Gaming Acquisition Corporation, suitable to be associated with a gaming license granted under the Mississippi Act and granted Gaming Acquisition Corporation authority to acquire control of Grand through the Merger. On December 15, 1998, the Mississippi Commission granted final approval of the Merger and the other Transactions.

    The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Commission; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through taxation and licensing fees; and (vi) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Commission. Management believes that compliance by Park Place with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of Park Place's securities. Changes in Mississippi law or regulations may limit or otherwise materially affect the types of gaming that may be conducted and could have an adverse effect on Park Place and Park Place's Mississippi gaming operations.

    The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. Certain amendments to the Mississippi Constitution have been proposed for adoption through the initiative and referendum process which, if a sufficient number of signatures are gathered to place the matter on the ballot and if adopted by the voters of the state, would prohibit gaming in Mississippi. See "Risk Factors." As of December 1998, dockside gaming was permissible in nine of the 14 eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters of the State of Mississippi lying south of the state in eligible counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi.

    Park Place and each of its Mississippi licensee affiliates are subject to the licensing and regulatory control of the Mississippi Commission. Park Place is registered under the Mississippi Act as a publicly traded holding company of its Mississippi licensee affiliates and will be required periodically to submit detailed financial and operating reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If Park Place is unable to satisfy the registration requirements of the Mississippi Act, Park Place and its affiliates cannot own or operate gaming facilities in Mississippi. Each of Park Place's Mississippi licensee affiliates must maintain a gaming license from the Mississippi Commission to operate a casino in Mississippi. Such licenses are issued by the Mississippi

Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations.

    Gaming licenses are not transferable, are issued for a two-year period and must be renewed periodically thereafter. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Commission.

    Certain officers and employees of Park Place and the officers, directors and certain key employees of Park Place's licensed Mississippi subsidiaries must be found suitable or be licensed by the Mississippi Commission. Park Place believes it has applied for all necessary findings of suitability with respect to such persons, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with Park Place may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in a licensed position. The Mississippi Commission has the power to require Park Place and its registered or licensed subsidiaries to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

    Employees associated with gaming must obtain work permits that are subject to immediate suspension under certain circumstances. The Mississippi Commission shall refuse to issue a work permit to a person convicted of a felony and it may refuse to issue a work permit to a gaming employee if the employee has committed certain misdemeanors or knowingly violated the Mississippi Act or for any other reasonable cause.

    At any time, the Mississippi Commission has the power to investigate and require a finding of suitability of any record or beneficial stockholder of Park Place. Mississippi law requires any person who acquires more than 5% of the common stock of a publicly traded corporation registered with the Mississippi Commission to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the common stock of such a company, as reported to the SEC, must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. The Mississippi Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a public company's common stock. However, the Mississippi Commission has adopted a policy that permits certain institutional investors to own beneficially up to 10% of a registered public company's common stock without a finding of suitability. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners.

    Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Commission may be found unsuitable. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of the securities of Park Place beyond such time as the Mississippi Commission prescribes, may be guilty of a misdemeanor. Park Place is subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with Park Place or its licensed subsidiaries, Park Place: (i) pays the unsuitable person any dividend or other distribution upon the voting securities of Park Place; (ii) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person;
(iii) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or
(iv) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

    Park Place may be required to disclose to the Mississippi Commission upon request the identities of the holders of any debt or other securities. In addition, under the Mississippi Act the Mississippi Commission may, in its discretion, (i) require holders of debt securities of registered corporations to file applications, (ii) investigate such holders, and (iii) require such holders to be found suitable to own such debt securities. Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt or equity securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

    Each of Park Place's Mississippi licensed subsidiaries must maintain in Mississippi a current ledger with respect to the ownership of their equity securities and Park Place must maintain in Mississippi a current list of stockholders of Park Place which must reflect the record ownership of each outstanding share of any equity security issued by Park Place. The ledger and stockholder lists must be available for inspection by the Mississippi Commission at any time. If any securities of Park Place are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Park Place must also render maximum assistance in determining the identity of the beneficial owner.

    The Mississippi Act requires that the certificates representing securities of a registered publicly traded corporation bear a legend to the general effect that such securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. The Mississippi Commission has granted Park Place an exemption from this legend requirement. The Mississippi Commission has the power to impose additional restrictions on the holders of Park Place's securities at any time.

    Substantially all loans, leases, sales of securities and similar financing transactions by a licensed gaming subsidiary must be reported to or approved by the Mississippi Commission. A licensed gaming subsidiary may not make a public offering of its securities, but may pledge or mortgage casino facilities if it obtains the prior approval of the Mississippi Commission. Park Place may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for one or more such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering.

    Changes in control of Park Place through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover cannot occur without the prior approval of the Mississippi Commission. The Mississippi Commission may also require controlling stockholders, officers, directors, and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and corporations whose stock is publicly traded that are affiliated with those licensees, may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Mississippi Commission before Park Place may make exceptional repurchases of voting securities in excess of the current market price of its common stock

(commonly called "greenmail") or before a corporate acquisition opposed by management may be consummated. Mississippi's gaming regulations will also require prior approval by the Mississippi Commission if Park Place adopts a plan of recapitalization proposed by its Board of Directors opposing a tender offer made directly to the stockholders for the purpose of acquiring control of Park Place.

    Neither Park Place nor any subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of Park Place and its affiliates. Park Place received a waiver of foreign gaming approval from the Mississippi Commission for operations in other states, but may be required to obtain the approval or a waiver of such approval from the Mississippi Commission prior to engaging in any additional future gaming operations outside of Mississippi.

    If the Mississippi Commission decides that a licensed gaming subsidiary violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke the license of the subsidiary. In addition, the licensed subsidiary, Park Place and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could attempt to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect Park Place's Mississippi gaming operations.

    License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the county or city in which a licensed gaming subsidiary's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (i) a percentage of the gross gaming revenues received by the casino operation, (ii) the number of slot machines operated by the casino or (iii) the number of table games operated by the casino. The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less payouts to customers as winnings) and equals 4% of gaming receipts of $50,000 or less per month, 6% of gaming receipts over $50,000 and less than $134,000 per month, and 8% of gaming receipts over $134,000. The foregoing license fees are allowed as a credit against Park Place's Mississippi income tax liability for the year paid. The gross revenue fee imposed by the Mississippi cities and counties in which Park Place's casino operations are located, equals approximately 4% of the gaming receipts.

    The Mississippi Commission has adopted a regulation requiring as a condition of licensure or license renewal that a gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least 25% of the casino cost. Management of Park Place believes it is in compliance with this requirement. Recently, the Mississippi Commission released for public comment a proposed regulation which would increase the infrastructure requirement to 100% from the existing 25%; however, the proposed regulation in its present form would apply only to new casino projects and casinos that are not operating at the time of acquisition or purchase.

    The sale of alcoholic beverages by Park Place's subsidiaries is subject to the licensing, control and regulation by both the local jurisdiction and the Alcoholic Beverage Control Division (the "ABC") of the Mississippi State Tax Commission. All of Park Place's Mississippi casinos are in areas designated as special resort areas, which allows the casinos to serve alcoholic beverages on a 24-hour basis. The ABC has the full power to limit, condition, suspend or revoke any license for the serving of alcoholic beverages or to place such a licensee on probation with or without conditions. Any such disciplinary action could (and revocation would) have a material adverse effect upon the casino's operations. Certain officers and managers of Park Place and its Mississippi casinos must be investigated by the ABC in connection with its liquor permits and changes in certain positions must be approved by the ABC.

LOUISIANA GAMING LAWS

    The ownership and operation of a riverboat gaming vessel in the State of Louisiana is subject to the Louisiana Riverboat Economic Development and Gaming Control Act (the "Act"). Gaming activities are regulated by the Louisiana Gaming Control Board (the "Louisiana Board"). The Louisiana Board is responsible for investigating the background of all applicants seeking a riverboat gaming license, issuing the license and enforcing the laws, rules and regulations relating to riverboat gaming activities.

    The applicant, its officers, directors, key personnel, partners and persons holding a 5% or greater interest in the holder of a gaming license are required to be found suitable by the Louisiana Board. The Louisiana Board may, in its discretion, also review the suitability of other security holders of, or persons affiliated with, a licensee. This finding of suitability requires the filing of an extensive application to the Louisiana Board disclosing personal, financial, criminal, business and other information. Park Place's Louisiana affiliate, Bally's Louisiana, Inc., has filed the required notice with the Louisiana Board with respect to such finding of suitability.

    On March 24, 1994, the Louisiana Board's predecessor issued a riverboat gaming license to Belle of Orleans, L.L.C., a limited liability company in which Park Place has a 49.9% interest. Belle of Orleans, L.L.C. commenced riverboat gaming operations in New Orleans on July 9, 1995. Park Place is engaged in litigation with its 50.1% partner in the Belle of Orleans, L.L.C. See "Business and Properties--Louisiana Casino."

    The transfer of a Louisiana gaming license is prohibited under the Act. The sale, assignment, transfer, pledge or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a license is subject to Louisiana Board approval and the transferee must be found suitable. In addition, all contracts and leases entered into by a licensee are subject to approval and certain enterprises which transact business with the licensee must be licensed.

    If a security holder of a licensee is found unsuitable, it will be unlawful for the security holder to (i) receive any dividend or interest with regard to the securities; (ii) exercise, directly or indirectly, any rights conferred by the securities; or (iii) receive any remuneration from the licensee for services rendered or otherwise. The Louisiana Board may impose similar approval requirements on holders of securities of any intermediary or holding company of the licensee, but may waive those requirements with respect to holders of publicly-traded securities of intermediary and holding companies if such holders do not have the ability to control the publicly-traded corporation or elect one or more directors thereof. Taxes are imposed by the State of Louisiana on gaming operations at the rate of 18.5% of net gaming proceeds.

    On April 19, 1996, the Louisiana legislature approved legislation mandating statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit three individual types of gaming. On November 5, 1996, Louisiana voters determined whether each of the following types of gaming would be prohibited or permitted in the following described Louisiana parishes:
(i) the operation of video draw poker devices in each parish; (ii) the conduct of riverboat gaming in each parish that is contiguous to a statutorily designated river or waterway; or (iii) the conduct of land-based casino gaming operations in Orleans Parish. In Orleans Parish, where Park Place's riverboat casino currently operates, a majority of the voters elected to continue to permit the three types of gaming described above. The current legislation does not provide for any moratorium on future local elections on gaming. Further, the current legislation does not provide for any moratorium that must expire before future local elections on gaming could be mandated or allowed. In addition, a change of berth by a licensee would require voter approval in the parish in which the new berth is located.

MISSOURI GAMING LAWS

    Missouri has enacted the Missouri Gaming Law (the "MGL") and established the Missouri Gaming Commission (the "MGC"), which is responsible for licensing and regulating riverboat gaming in Missouri.

The MGL does not specifically limit the number of licenses that the MGC may grant, but generally authorizes the MGC to limit the number of licenses granted. The MGL grants specific powers and duties to the MGC to supervise riverboat gaming, implement the MGL and take other action as may be reasonable or appropriate to enforce the MGL. The MGC may approve permanently moored ("dockside") riverboat casinos subject to specific criteria.

    The MGL extensively regulates owning and operating riverboat gaming facilities in Missouri. Generally, a licensed company and its officers, directors, employees, related subsidiaries and significant shareholders are subject to such extensive regulation. Prior to and in connection with the Hilton Distribution, Park Place applied to the MGC for approval to own and operate the Flamingo Casino--Kansas City, which approval was not received prior to the Hilton Distribution. On January 13, 1999, Hilton entered into an agreement to sell this property to a third party. Such sale is subject to approval by the MGC. See "Business and Properties--Missouri Casino."

QUEENSLAND GAMING LAWS

    Queensland, Australia, like the jurisdictions discussed above, has comprehensive laws and regulations governing the conduct of casino gaming. All persons connected with the ownership and operation of a casino, including Park Place, its subsidiary that manages the Conrad Jupiters, Gold Coast and the Conrad International Treasury Casino, Brisbane and certain of their principal stockholders, directors and officers, must be found suitable and licensed. A casino license once issued remains in force until surrendered or canceled. Queensland law defines the grounds for cancellation and, in such event, an administrator may be appointed to assume control of the casino hotel complex. The Queensland authorities have conducted an investigation of, and have found suitable, Hilton and its subsidiary. The Queensland authorities have also conducted an investigation of, and have found suitable, Park Place and its subsidiary BI Gaming Corporation (which will hold the Australian gaming assets of Park Place).

    Taxes are imposed by Queensland on gaming operations at the rate of 20% of gross gaming revenues, except that gaming revenues arising from persons or groups participating in special flight programs or "junkets" are taxed at a 10% rate. A casino community benefit levy of 1% of gross gaming revenues is also imposed.

URUGUAY GAMING LAWS

    Uruguay also has laws and regulations governing the establishment and operation of casino gaming. The Internal Auditors Bureau of Uruguay, under the authority of the Executive Power of the Oriental Republic of Uruguay, is responsible for establishing the terms under which casino operations are conducted, including suitability requirements of persons associated with gaming operations, authorized games, specifications for gaming equipment, security, surveillance and compliance. Baluma S.A., a corporation duly organized and existing under the laws of the Oriental Republic of Uruguay, as owner of the Conrad International Punta del Este Resort & Casino (the "Complex") has been authorized to conduct casino operations by the Executive Power of the Oriental Republic of Uruguay. Such authorization was granted based on the expertise and financial suitability of Hilton and its subsidiary Conrad International Hotels Corporation, which acted as manager of the Complex. By resolution dated December 29, 1998, the Executive Power of the Oriental Republic of Uruguay authorized the replacement of Conrad International Hotels Corporation by B I Gaming Corporation, a subsidiary of Park Place, as manager of the Complex, subject to the fullfilment of certain formal requirements set forth in such resolution.

    A casino concession fee is imposed by Uruguay on gaming operations conducted by Conrad International Punta del Este Resort and Casino at a fixed amount per fiscal year. For the years ending December 31, 1997, 1998 and 1999, the casino concession fee imposed is $3.2 million, $3.3 million and $3.3 million, respectively.

IRS REGULATIONS

    The Internal Revenue Service ("IRS") requires operators of casinos located in the United States to file information returns for U.S. citizens (including names and addresses of winners) for keno and slot machine winnings in excess of stipulated amounts. The IRS also requires operators to withhold taxes on certain keno, bingo and slot machine winnings of nonresident aliens. Management is unable to predict the extent, if any, to which such requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, such other games.

    Regulations adopted by the Financial Crimes Enforcement Network of the Treasury Department and the gaming regulatory authorities in certain domestic jurisdictions in which Park Place operates casinos, or in which Park Place has applied for licensing to operate a casino, require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation commenced in May 1985 and may have resulted in the loss of gaming revenues to jurisdictions outside the United States which are exempt from the ambit of such regulations.

OTHER LAWS AND REGULATIONS

    Each of the casino hotels and riverboat casinos described in "Business and Properties" is subject to extensive state and local regulations and, on a periodic basis, must obtain various licenses and permits, including those required to sell alcoholic beverages. Management believes that Park Place has obtained all required licenses and permits and its businesses are conducted in substantial compliance with applicable laws.

HEADQUARTERS

    Park Place's principal executive offices are located at 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109. The telephone number is (702) 699-5000.

                                   MANAGEMENT

PARK PLACE BOARD OF DIRECTORS

    The business of Park Place is managed under the direction of the Park Place Board of Directors (the "Park Place Board"). The Park Place Board is divided into three classes. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for such class expires and serve thereafter for three years. The following table sets forth information concerning the persons who are directors of Park Place.


                                                                                                                 INITIAL
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                                                  AGE       TERM EXPIRES
----------------------------------------------------------------------------------------------      ---      ---------------
Lyle Berman...................................................................................          57           2000
  Chairman of the Board of Grand Casinos, Inc. since October 1991. Mr. Berman is also a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America, New Horizon
  Kids Quest, Inc. and Wilsons The Leather Experts Inc. and Chairman of the Board and Chief
  Executive Officer of Rainforest Cafe, Inc.

Stephen F. Bollenbach.........................................................................          56           2002
  President and Chief Executive Officer, Host Marriott Corporation, until April 1995, Senior
  Executive Vice President and Chief Financial Officer, The Walt Disney Co. until February
  1996 and, thereafter, President and Chief Executive Officer, Hilton Hotels Corporation. Mr.
  Bollenbach is a director of Hilton Hotels Corporation, Kmart Corporation, Ladbroke Group
  PLC, Spring Group PLC and Time Warner, Inc.

A. Steven Crown...............................................................................          46           2001
  General Partner, Henry Crown and Company, a holding company which includes diversified manufacturing operations, marine operations and real estate ventures. Mr. Crown is a director of Hilton Hotels Corporation.

Clive S. Cummis...............................................................................          70           2000
  Chairman of the law firm of Sills Cummis Radin Tischman Epstein & Gross, which provided legal services to Hilton and is expected to provide such services to Park Place.

Arthur M. Goldberg............................................................................          56           2002
  Chairman and Chief Executive Officer of Bally Entertainment Corporation until December 1996,
  Executive Vice President and President--Gaming Operations of Hilton Hotels Corporation until
  December 31, 1998, and thereafter, President and Chief Executive Officer of Park Place. Mr.
  Goldberg is a director of Hilton Hotels Corporation, Bally Total Fitness Holding Corporation
  and First Union Corporation.

Barron Hilton.................................................................................          70           2002
  Chairman of the Board and Chief Executive Officer, Hilton Hotels Corporation until February
  1996 and, thereafter, Chairman of the Board, Hilton Hotels Corporation.

Eric M. Hilton................................................................................          65           2000
  Director of Hilton Hotels Corporation, and Vice Chairman of the Board of Hilton Hotels
  Corporation until March 1997. Barron Hilton and Eric Hilton are brothers.

J. Kenneth Looloian...........................................................................          76           2001
  Executive Vice President of DiGiorgio Corporation and a consultant. Mr. Looloian is also a director of Bally Total Fitness Holdings and ContinuCare.

                                                                                                                 INITIAL
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                                                  AGE       TERM EXPIRES
----------------------------------------------------------------------------------------------      ---      ---------------
Gilbert L. Shelton............................................................................          62           2001
  Private investor.

Rocco J. Marano...............................................................................          70           2001
  Retired Executive. Mr. Marano is a director of Computer Horizons Corporation.

Barbara Bell Coleman..........................................................................          48           2000
  President of BBC Associates LLC.


COMMITTEES OF THE PARK PLACE BOARD

    The Park Place Board has four standing committees: (i) the Audit Committee,
(ii) the Compliance Committee, (iii) the Personnel and Compensation Committee and (iv) the Nominating Committee.

    AUDIT COMMITTEE. The functions of the Audit Committee include reviewing the independence of the independent auditors, recommending to the Park Place Board the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each professional service provided by independent auditors which is estimated by management to cost more than 10% of the previous year's audit fee, considering the range of audit and nonaudit fees, reviewing the scope and results of Park Place procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations. As of January 1, 1999, the members of the Audit Committee were Gilbert L. Shelton (Chair), Eric M. Hilton, J. Kenneth Looloian and Rocco J. Marano.

    COMPLIANCE COMMITTEE. The Compliance Committee supervises Park Place's efforts to assure that its business and operations are conducted in compliance with the highest standards applicable to it as a matter of legal and regulatory requirements as well as ethical business practices. In particular, the Compliance Committee is responsible for the establishment and implementation of Park Place's internal reporting system regarding compliance by Park Place with regulatory matters associated with its gaming operations. The committee supervises the activities of Bally's Compliance Officer and communicates on a periodic basis with gaming regulatory agencies on compliance matters. It reviews information and reports regarding the suitability of potential key employees of Park Place as well as persons and entities proposed to be involved in material transactions or relationships with Park Place. As of January 1, 1999, the members of the Compliance Committee were A. Steven Crown (Chair), Lyle Berman, Clive S. Cummis, Eric M. Hilton, Gilbert L. Shelton and Rocco J. Marano.

    PERSONNEL AND COMPENSATION COMMITTEE. The Personnel and Compensation Committee reviews and establishes the general employment and compensation practices and policies of Park Place and approves procedures for the administration thereof, including such matters as the total salary and fringe benefit programs. As of January 1, 1999, the members of the Personnel and Compensation Committee were A. Steven Crown (Chair), Barron Hilton, Eric M. Hilton and Rocco J. Marano.

    NOMINATING COMMITTEE. The functions of the Nominating Committee include recommending nominees to the Park Place Board to fill vacancies on the Board, reviewing on a continuing basis, and at least once a year, the structure of the Board to assure its continuity and to assure that the proper skills and experience are represented on the Board, and reviewing any potential conflicts of Board members individually whenever a prospective Board member is being considered for election to the Board. As of January 1, 1999, the members of the Nominating Committee were Stephen F. Bollenbach (Chair), Arthur M. Goldberg, Barron Hilton and J. Kenneth Looloian.

COMPENSATION OF PARK PLACE DIRECTORS

    Directors who are not officers of Park Place receive an annual fee of $30,000, and a fee of $1,000 for attendance at Board and Committee meetings. Directors are also reimbursed for travel expenses and other out-of-pocket costs when incurred in attending meetings.

EXECUTIVE OFFICERS OF PARK PLACE

    Set forth below is certain information with respect to the persons who serve as executive officers of Park Place. Effective December 31, 1998, those persons named below who were officers of Hilton and its subsidiaries as of such date (except for Stephen Bollenbach) relinquished their positions as officers of Hilton.

NAME                                     AGE                                    BACKGROUND
-----------------------------------      ---      ----------------------------------------------------------------------
Stephen F. Bollenbach .............          56   See "Management--Park Place Board of Directors" above.
  Chairman of the Board

Arthur M. Goldberg ................          56   See "Management--Park Place Board of Directors" above.
  President and Chief Executive
  Officer

                                             52   Executive Vice President--Eastern Region, Hilton Gaming Corporation
                                                    since December 1996, and President, Chief Operating Officer and a
                                                    director of Bally's Park Place and The Atlantic City Hilton since
                                                    February 1993, and President and Chief Operating Officer of Bally's
                                                    Saloon--Gambling Hall--Hotel and Bally's Casino--Lakeshore Resort
                                                    since April 1993 and June 1993, respectively, and Executive Vice
                                                    President and Chief Operating Officer of Bally's Casino Holdings,
                                                    Inc. from June 1993 until December 1996.
Wallace R. Barr ...................
  Executive Vice President

Clive S. Cummis ...................          70   See "Management--Park Place Board of Directors" above.
  Executive Vice President-- Law &
  Corporate Affairs, and Secretary

                                             36   Executive Vice President and Treasurer, Hilton Gaming Corporation
                                                    since January 1998, Senior Vice President-- Gaming Operations and
                                                    Treasurer, Hilton Gaming Corporation from December 1996 until
                                                    January 1998, Senior Vice President, Bally's Park Place from January
                                                    1996 until December 1996, Vice President--Development, Bally's
                                                    Casino Holdings, Inc. from December 1994 until January 1996, and
                                                    Director of Corporate Development, Bally Entertainment Corporation
                                                    from February 1993 until December 1994.
Mark Dodson .......................
  Executive Vice President

                                             36   Senior Vice President and Treasurer, Hilton Hotels Corporation since
                                                    May 1996, and prior thereto, Senior Vice President and Treasurer,
                                                    Host Marriott Corporation.
Scott A. LaPorta ..................
  Executive Vice President and
  Chief Financial Officer

EXECUTIVE OFFICER COMPENSATION

    Prior to the Hilton Distribution on December 31, 1998, Park Place had not paid any compensation to its executive officers and therefore no such information is available with respect to the year ended December 31, 1998. Compensation of the Park Place executive officers will be determined by the

Personnel and Compensation Committee of the Park Place Board. Stephen Bollenbach, who is Chairman of the Board of Park Place, and Arthur Goldberg, who is the President and Chief Executive Officer of Park Place, are parties to employment agreements with Park Place. See "--Park Place CEO and Chairman Agreements" for a description of such compensation arrangements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Park Place was formed in June 1998. Compensation for Park Place executives will be determined by the Personnel and Compensation Committee of the Park Place Board. See "--Committees of the Park Place Board."

PARK PLACE CEO AND CHAIRMAN EMPLOYMENT AGREEMENTS

    PARK PLACE CEO AGREEMENT

    Park Place and Mr. Goldberg have entered into an employment agreement (the "Park Place CEO Agreement") for the period beginning on December 31, 1998 and ending on January 1, 2004, subject thereafter to automatic renewal for periods of one year unless either Park Place or Mr. Goldberg gives notice of nonrenewal pursuant to the terms of the Park Place CEO Agreement. The Park Place CEO Agreement provides for the employment of Mr. Goldberg as the President and Chief Executive Officer of Park Place.

    The Park Place CEO Agreement establishes a minimum annual base salary of $2,000,000 and provides for an annual bonus opportunity of $1,000,000, provided, however, that the payment of any portion of such salary and bonus which would not be deductible by Park Place on a current basis because of the application of the $1 million limitation on deductible compensation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") will be deferred and paid to Mr. Goldberg, with interest, within 30 days after Park Place's deduction with respect to the compensation is not limited by Section 162(m). The Park Place CEO Agreement provides that Mr. Goldberg (and his family, if applicable) is entitled to fringe benefits and participation in Park Place's employee benefits plans, in each case at least to the same extent as Park Place's other senior executives. Mr. Goldberg is also entitled to the unrestricted, but not exclusive, use of Park Place's aircraft, provided that he shall reimburse Park Place for the cost of such use if such use is for personal purposes. During the term of the Park Place Agreement, Mr. Goldberg is entitled to four weeks of paid vacation annually.

    In addition, the Park Place CEO Agreement provides that Mr. Goldberg shall, pursuant to the Park Place 1998 Stock Incentive Plan (the "Park Place 1998 Plan") Plan, be granted an option (the "Park Place CEO Special Option" and, together with the Chairman Special Option (as defined below), the "Park Place Special Options") to purchase 6,000,000 shares of Common Stock under the Park Place 1998 Plan in tranches of 4,000,000 shares (the "Tranche A Option") and 2,000,000 shares (the "Tranche B Option"). The per share exercise price of the Tranche A Option is equal to $6.375 and the exercise price of the Tranche B Option is equal to the greater of (i) 150% of the closing price of the Hilton Common Stock on the NYSE on July 9, 1998 (which was $26.94), ratably reduced after the Hilton Distribution so as to reflect the July 9, 1998 closing price as if only the post-Hilton Distribution shares of Park Place Common Stock existed on that date (the "Park Place July 9, 1998 Adjusted Price") and (ii) the closing price of the Park Place Common Stock on the NYSE on December 31, 1998 (which was $6.375). The Park Place CEO Special Option is exercisable for 10 years after the Hilton Distribution Date, except as otherwise specifically provided in the Park Place CEO Agreement.

    The Tranche A Option vests cumulatively in four equal annual installments which begin on the first anniversary of the Hilton Distribution Date, provided that Mr. Goldberg is employed by Park Place as of the applicable vesting date (except as otherwise provided in the Park Place CEO Agreement), subject to acceleration as provided in the Park Place CEO Agreement. The Tranche B Option will become fully vested and exercisable on the date that is nine years and nine months after the Hilton Distribution Date if

Mr. Goldberg is employed by Park Place on such date; provided, however, that if at any time prior to the fifth anniversary of the Hilton Distribution Date, the closing price of the Park Place Common Stock on the NYSE on each of any seven consecutive trading days equals or exceeds 200% of the Park Place July 9, 1998 Adjusted Price, the Tranche B Option will immediately become fully vested and exercisable if Mr. Goldberg is employed by Park Place as of the applicable vesting date (except as otherwise provided in the Park Place CEO Agreement). In addition, the Park Place CEO Special Option will become fully vested and exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the termination of Mr. Goldberg's employment by Park Place other than for Cause (as defined in the Park Place CEO Agreement), (ii) the termination of Mr. Goldberg's employment by reason of death or Disability (as defined in the Park Place CEO Agreement), or (iii) the termination of Mr. Goldberg's employment by Mr. Goldberg for Good Reason (as defined in the Park Place CEO Agreement); provided, however, that the Tranche B Option will only become fully vested and exercisable upon a Triggering Event if Mr. Goldberg does not breach certain covenants described below. If a Triggering Event occurs, the vested portion of the Park Place CEO Special Option will remain exercisable until the earlier to occur of (i) the fifth anniversary of the date of termination, and (ii) the tenth anniversary of the Hilton Distribution Date, and any non-vested portion of the Park Place CEO Special Option will thereupon terminate. To the extent not described in the Park Place CEO Agreement, the Park Place CEO Special Option will be subject to the terms and conditions of the Park Place 1998 Plan.

    The Park Place CEO Agreement also provides that, as a result of the Hilton Distribution and effective as of the Hilton Distribution Date, all outstanding options held by Mr. Goldberg to purchase shares of Hilton Common Stock will become options to purchase shares of Park Place Common Stock, and the number of shares subject to and the exercise price of such options will be adjusted to preserve the intrinsic value of such options on the Hilton Distribution Date.

    The Park Place CEO Agreement provides that if, during the term of the Park Place CEO Agreement, Mr. Goldberg's employment with Park Place is terminated by Park Place other than for Cause or Disability, or by reason of Mr. Goldberg's death, or by Mr. Goldberg for Good Reason, then Park Place will be required to pay Mr. Goldberg his base salary for the balance of the term of the Park Place CEO Agreement and his accrued but unpaid cash compensation through the termination date. In addition, Park Place shall provide Mr. Goldberg with all benefits due in accordance with the terms of any applicable employee benefits plans of Park Place. Park Place's obligation to make such payments, to the extent that such payments shall not have accrued as of the day before the termination date, will be conditioned upon Mr. Goldberg's execution of a written release of certain claims against Park Place (the "Release"). In the event that such a termination occurs following a Change of Control (as defined in the Park Place CEO Agreement) of Park Place and provided that Mr. Goldberg has executed the Release, then, in lieu of the payment of Mr. Goldberg's base salary for the balance of the term of the Park Place CEO Agreement, Mr. Goldberg shall receive a lump-sum cash payment equal to 2.99 times the sum of his annual base salary and his annual bonus for the last full fiscal year ending during the term of the Park Place CEO Agreement (or, if higher, his annual bonus for the last full fiscal year prior to the Change of Control). In addition, Mr. Goldberg will be entitled to receive a lump-sum payment of all compensation previously deferred by him and not yet paid by Park Place. For the remainder of the term of the Park Place CEO Agreement (or such longer period as any plan may provide), Park Place will also be required to provide Mr. Goldberg (and his family, if applicable) with continued benefits under Park Place's employee benefits plans at least equal to those which would have been provided had Mr. Goldberg's employment not terminated.

    If Mr. Goldberg's employment with Park Place is terminated by reason of his death or Disability during the term of the Park Place CEO Agreement, then Park Place will be required to pay Mr. Goldberg (or his estate or legal representative) his base salary for the balance of the term of the Park Place CEO Agreement and his accrued but unpaid cash compensation through the termination date. In addition, Park Place shall provide Mr. Goldberg (or his estate or legal representative) with all benefits accrued by Mr. Goldberg under the terms of any applicable employee benefits plans of Park Place.

    If Park Place terminates Mr. Goldberg's employment for Cause during the term of the Park Place CEO Agreement, Park Place must pay Mr. Goldberg his unpaid annual base salary through the date of termination, the amount of any unpaid compensation deferred by Mr. Goldberg, and the amount of any earned but unpaid annual bonuses and vacation pay. Park Place shall also provide Mr. Goldberg with any benefits accrued by Mr. Goldberg under the terms of any applicable employee benefits plans of Park Place. If Mr. Goldberg terminates employment with Park Place other than for Good Reason during the term of the Park Place CEO Agreement, Park Place must pay Mr. Goldberg his accrued but unpaid cash compensation through the termination date and must provide Mr. Goldberg with any benefits accrued by Mr. Goldberg under the terms of any applicable employee benefits plans of Park Place.

    Under the Park Place CEO Agreement, Mr. Goldberg covenants not to disclose confidential information of Park Place. In addition, Mr. Goldberg covenants that, for a period of two years following his termination of employment, he will not compete with Park Place or employ or solicit certain of its employees and agents.

    The Park Place CEO Agreement also provides that upon a Change of Control of Park Place, the Park Place CEO Special Option will become fully vested and exercisable; provided, however that the Tranche B Option will only become fully vested and exercisable upon a Change of Control if Mr. Goldberg does not breach the covenants described above. In addition, Park Place will pay Mr. Goldberg any excise tax incurred by him under Section 4999 of the Code on any payments or benefits paid or payable by Park Place to Mr. Goldberg under the Park Place CEO Agreement or otherwise, which constitute "parachute payments" under Code Section 280G, and Park Place will bear the cost of all income, excise and employment taxes imposed on such gross-up payment.

    Effective upon the Hilton Distribution, the Park Place CEO Agreement superseded Mr. Goldberg's employment agreement with Hilton dated as of November 12, 1996 and his Change of Control Agreement with Hilton dated as of April 1, 1997. However, the Park Place CEO Agreement provides for Park Place to assume Hilton's obligations to Mr. Goldberg with respect to certain excise tax gross-up payments, certain indemnification obligations, certain income tax indemnities, certain compensation deferred by Mr. Goldberg, and certain health and life insurance benefits which Mr. Goldberg is entitled to receive, under his superseded employment agreement with Hilton. In addition, Park Place has agreed to assume Hilton's obligations to Mr. Goldberg under Hilton's Deferred Compensation Agreement, dated as of January 16, 1997, with Mr. Goldberg.

    PARK PLACE CHAIRMAN AGREEMENT

    Park Place and Mr. Bollenbach have entered into the Park Place Chairman Agreement pursuant to which Mr. Bollenbach has agreed to serve as Chairman of, and advisor to, the Park Place Board for the period beginning on December 31, 1998 and ending on July 1, 2005. Under the Park Place Chairman Agreement, Mr. Bollenbach will be paid an annual base salary of $100,000 per year, will not be entitled to receive a bonus and will not be entitled to receive any benefits provided to Park Place employees other than an annual vacation and reimbursement of expenses he may incur in providing his services under the Park Place Chairman Agreement. In addition, the Park Place Chairman Agreement provides that Mr. Bollenbach shall, pursuant to the Park Place 1998 Plan, be granted an option (the "Chairman Special Option") to purchase 3,000,000 shares of Park Place Common Stock under the Park Place 1998 Plan in tranches of 2,000,000 shares (the "Tranche A Option") and 1,000,000 shares (the "Tranche B Option"). The per share exercise prices, vesting provisions, termination provisions and other terms of Mr. Bollenbach's Tranche A Option and Tranche B Option under the Park Place Chairman Agreement are substantially identical to those which apply to Mr. Goldberg's Tranche A Option and Tranche B Option, respectively, as set forth above.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as to the shares of Park Place Common Stock beneficially owned (or deemed to be owned pursuant to the rules of the Commission) as of December 31, 1998, by each person who is a director or an executive officer of Park Place, all directors and executive officers of Park Place as a group, and each person known to be the beneficial owner of more than 5% of the outstanding Park Place Common Stock, after giving effect to:

    - the issuance of one share of Park Place Common Stock for each share of Hilton Common Stock in the Hilton Distribution;

    - the issuance of one share of Park Place common stock for each share of common stock of Grand in the Merger; and

    - the adjustment of stock options in the Hilton Distribution and the Merger.

Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                         APPROXIMATE PERCENT OF
NAME AND ADDRESS OF OWNER                                            COMMON STOCK             COMMON STOCK
---------------------------------------------------------------  --------------------  ---------------------------
Barron Hilton..................................................         22,935,330(1)                 7.6
  9336 Civic Center Drive Beverly Hills, California 90210
Conrad N. Hilton Fund..........................................         16,498,736(1)                 5.4
  100 West Liberty Street
  Reno, Nevada 89501
The Prudential Insurance Company of America....................         16,247,133(2)                 5.4
  751 Broad Street
  Newark, New Jersey 07102
Stephen F. Bollenbach..........................................          4,540,000(3)                 1.2
A. Steven Crown................................................          2,781,228(3)(4)              *
Arthur M. Goldberg.............................................          7,254,738(3)                 2.4
Eric M. Hilton.................................................             11,400(1)(3)              *
Lyle M. Berman.................................................          4,299,844(3)(5)                1.4
J. Kenneth Looloian............................................             12,500(3)               *
Clive S. Cummis................................................              2,600                  *
Gilbert L. Shelton.............................................             22,000(3)               *
Rocco J. Marano................................................              7,000(3)               *
Wallace R. Barr................................................             47,401(3)               *
Mark R. Dodson.................................................             21,661(3)               *
Scott A. LaPorta...............................................             71,750(3)               *
All Directors and Executive Officers                                    42,007,452(5)(6)               13.9
  as a Group (13 persons)......................................

------------------------

*   The securities owned do not exceed 1% of the applicable class.

(1) Barron and Eric Hilton are two of the 11 directors of the Conrad N. Hilton Fund (the "Fund"). They disclaim beneficial ownership of the 16,498,736 shares owned by the Fund.

(2) The amount of Park Place Common Stock beneficially owned by The Prudential Insurance Company of America is reported on the basis of an amended Schedule 13G with respect to Hilton filed with the SEC on February 13, 1998.

(3) Includes options to acquire 4,500,000, 6,000, 4,950,000, 2,000, 2,000,
    2,000, 2,000, 2,000, 18,000, 17,500, and 70,750 shares of Park Place Common
    Stock, exercisable within the next 60 days, held by Messrs. Bollenbach, Crown, Goldberg, E. Hilton, Berman, Looloian, Shelton, Marano, Barr, Dodson and LaPorta, respectively. See "Arrangements Between Hilton and Park Place--Stock Option Plans." See also "Management--Park Place CEO and Chairman Employment Agreements."

(4) Mr. Crown is a partner of The Crown Fund, which owns 239,888 shares of Park Place Common Stock. In addition, Pines Trailer Limited Partnership, of which a corporation of which Mr. Crown is a director, officer and shareholder and a partnership of which Mr. Crown is a partner, are partners, owns 600,000 shares of Park Place Common Stock; and Areljay, L.P., of which a corporation of which Mr. Crown is a director, officer and shareholder and a trust of which Mr. Crown is a beneficiary are partners, owns 1,935,340 shares of Park Place Common Stock. Mr. Crown disclaims beneficial ownership of the shares held by The Crown Fund, Pines Trailer Limited Partnership and Areljay, L.P., except to the extent of his beneficial interest therein.

(5) Includes 82,500 shares of Park Place Common Stock beneficially owned by Mr. Berman's spouse. Also includes 45,615 shares of Park Place Common Stock held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman.

(6) Includes 9,572,250 shares issuable upon exercise of employee stock options granted to executive officers and directors, exercisable within 60 days, but excludes the shares owned by the Fund (see note (1) above).

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Park Place's reporting officers and directors, and persons who beneficially own more than 10% of Park Place's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission, the NYSE and Park Place. To date all Section 16(a) filing requirements have been complied with.

                   ARRANGEMENTS BETWEEN HILTON AND PARK PLACE

    Pursuant to the Hilton Distribution Agreement, the assets, liabilities and operations relating to the Hilton Lodging Business and the Hilton Gaming Business, subject to certain exceptions identified below, were allocated to Hilton and Park Place, respectively. In connection with the Hilton Distribution, Hilton and Park Place also entered into a number of other transaction documents governing their relationship after the Hilton Distribution. These transaction documents, including the Hilton Distribution Agreement, are described below.

HILTON DISTRIBUTION AGREEMENT

    On the date of the Hilton Distribution, Hilton and Park Place entered into the Hilton Distribution Agreement which provided for, among other things, (i) the transfer of assets related to the Hilton Gaming Business to Park Place, (ii) the Hilton Distribution, (iii) the division of certain liabilities between Hilton and Park Place and (iv) certain other agreements governing the relationship between Hilton and Park Place following the Hilton Distribution. In general, in order to effectuate the Hilton Distribution, (x) Hilton effected a series of mergers and asset and stock transfers that resulted in the transfer to Park Place of all of the operations, assets and liabilities of Hilton and its subsidiaries comprising the Hilton Gaming Business (the "Hilton Restructuring"),
(y) the assets and liabilities of the Hilton Lodging Business were allocated to Hilton and (z) the assets and liabilities of the Hilton Gaming Business were allocated to Park Place.

    The "Hilton Lodging Business" refers to the business conducted by Hilton and its subsidiaries relating to: (a) the management, ownership, operation and development of (i) hotels, resorts and other lodging facilities (other than casino hotels) and (ii) timeshare and vacation ownership facilities (including facilities located at casino hotels); and (b) Hilton's strategic alliance with Ladbroke Group PLC and its affiliates. The "Hilton Gaming Business" refers to the business conducted by Hilton and its subsidiaries relating to: the management, ownership, operation and development of casino hotels and gaming facilities (except its interest in the Casino Windsor property and small gaming facilities which are included as an adjunct to hotel operations and legal title to the Kansas City, Missouri riverboat).

    Transfers relating to the Kansas City, Missouri riverboat gaming facility and related assets (the "Missouri Gaming Business") are governed by a disposition agreement among Hilton, Park Place and the subsidiary owning the Missouri Gaming Business. On January 13, 1999, Hilton entered into an agreement to sell the Missouri Gaming Business to a third party. Upon such sale, Park Place is entitled to the benefit of the net proceeds from the sale.

    Under the Hilton Distribution Agreement, all debt secured by or specifically associated with assets of the Hilton Lodging Business was retained by Hilton and all debt secured by or specifically associated with assets of the Hilton Gaming Business was assumed by Park Place. Generally, the remaining debt of Hilton at the time of the Hilton Distribution was allocated between Hilton and Park Place so as to approximately equalize the total debt between the two companies, pro forma for the Hilton Distribution and the Merger. See "--Assumption Agreement Relating to Certain Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    In connection with such allocation of assets and liabilities, the Hilton Distribution Agreement also contained general indemnities and the procedures by which indemnification may be claimed. Hilton agreed generally to indemnify Park Place against liabilities that relate to the Hilton Lodging Business, and Park Place agreed generally to indemnify Hilton against liabilities that relate to the Hilton Gaming Business. In each instance, indemnities are offset by insurance proceeds recovered by the indemnified party that reduce the amount of loss, liability or damage. The Hilton Distribution Agreement also included provisions governing the administration of certain insurance programs and the procedures for making such claims.

    With respect to corporate governance issues, the Hilton Distribution Agreement provided for the resignation of all of Hilton's directors and the Hilton Employees (as defined below) from all governing bodies or positions as officers or employees, as applicable, of Park Place or any of the gaming subsidiaries and the resignation of all of Park Place's directors and the Park Place Employees (as defined below) from all governing bodies or positions as officers or employees, as applicable, of Hilton or any of the Hilton Lodging subsidiaries, effective as of the Hilton Distribution Date, except as otherwise set forth in the Hilton Distribution Agreement. However, Stephen F. Bollenbach continued as President, Chief Executive Officer and a Director of Hilton and is Chairman of the Board of Directors of Park Place, Arthur Goldberg continued as a Director of Hilton and is President and Chief Executive Officer and a Director of Park Place, Barron Hilton and A. Steven Crown each continued as Directors of Hilton and are Directors of Park Place and Eric Hilton resigned as a Director of Hilton and is a Director of Park Place.

    The Hilton Distribution Agreement also provided that Hilton and Park Place enter into the other agreements described below.

TAX ALLOCATION AND INDEMNITY AGREEMENT

    Hilton and Park Place have entered into the Tax Allocation and Indemnity Agreement (the "Hilton Tax Agreement") which defines the parties' rights and obligations with respect to (a) the preparation and filing of tax returns on a basis consistent with prior practice and the payment of taxes with respect thereto, (b) the allocation of, and indemnification against, certain liabilities for taxes of the parties and (c) certain other related matters.

    Pursuant to the Hilton Tax Agreement, Hilton is responsible for preparing and filing (a) all tax and information returns of the Hilton Group (as defined in the Hilton Tax Agreement) prior to the Hilton Distribution and any members thereof for all Pre-Distribution Taxable Periods (as defined below) with certain exceptions and (b) all tax and information returns of the Hilton Group subsequent to the Hilton Distribution and any members thereof for all Straddle Periods (as defined below) and Post-Distribution Taxable Periods (as defined below). Park Place is responsible for (i) all tax and information returns that relate solely to any member of the Park Place Group (as defined in the Hilton Tax Agreement) for all Pre-Distribution Taxable Periods, which were not required to be filed on or before the Hilton Distribution Date and (ii) all tax and information returns of the Park Place Group and any members thereof for all Straddle Periods and Post-Distribution Taxable Periods. The Hilton Tax Agreement also provides mechanisms for cooperation in preparing returns, including a requirement that the party responsible for preparing and filing the returns shall allow the other party to review and comment on the tax returns to the extent they pertain to the business operations of the other party or the other party has an indemnity obligation with respect to taxes for a period covered by such tax return. As used herein, "Pre-Distribution Taxable Period" means a taxable year that ends on or before the Hilton Distribution Date, "Post-Distribution Taxable Period" means a taxable year that begins after the close of business on the Hilton Distribution Date, and "Straddle Period" means any taxable year beginning before and ending after the close of business on the Hilton Distribution Date.

    The Hilton Tax Agreement also provides that Hilton is liable for all taxes payable on all tax returns it is responsible for filing and all tax returns that Park Place is responsible for filing if such taxes are allocable to a Pre-Distribution Taxable Period or the Pre-Distribution portion of any Straddle Period. However, with respect to the 1998 Hilton consolidated federal income tax return and any other 1998 tax return filed on a combined basis, Park Place will reimburse 50% of Hilton's costs for any additional payment of income taxes required to be made by Hilton with any request for extension or the filing of any such tax return. If tax payments previously made with respect to such returns and requests for extensions exceed the tax shown to be due on such returns, Hilton will refund 50% of any excess to Park Place. With respect to any such tax returns that relate solely to Park Place, Park Place will reimburse Hilton 100% of any such additional payments. The Hilton Tax Agreement also contains indemnification provisions that effectuate the payment obligations described above.

    Under the Hilton Tax Agreement, if there is a final determination that the Hilton Distribution is a taxable transaction and there has been no material breach of certain specified covenants contained in the Hilton Distribution Agreement by either party and neither party has taken actions after the Hilton Distribution which result in such determination (or both parties have either breached such covenants or taken such actions), then any such tax liability incurred by Hilton shall be divided between Hilton and Park Place equally. If any member of the Park Place Group (and no member of the Hilton Group) has either materially breached such covenants or has taken any action after the Hilton Distribution which results in a final determination that the Hilton Distribution is a taxable event, then Park Place will indemnify Hilton for the resulting tax liability which would not otherwise have been incurred (including interest and penalties). A reciprocal indemnity is to be given by Hilton to Park Place with respect to its actions. The Hilton Tax Agreement also provides for various means of cooperation regarding document retention and confidentiality, as well as customary and appropriate procedures for controlling and settling audits.

HILTON EMPLOYEE BENEFITS ALLOCATION AGREEMENT

    The Employee Benefits and Other Employment Matters Allocation Agreement (the "Hilton Employee Benefits Agreement") entered into between Hilton and Park Place provides for the allocation of employees of Hilton and its subsidiaries and obligations and responsibilities regarding compensation, benefits, labor and other employment matters. Under the Hilton Employee Benefits Agreement, effective as of the Hilton Distribution Date, Hilton and Park Place agreed to allocate all employees of Hilton and its subsidiaries as of the Hilton Distribution Date to either Park Place (the "Park Place Employees") or Hilton (the "Hilton Employees"), based upon whether each employee's employment duties before the Hilton Distribution Date relate to the Hilton Gaming Business or the Hilton Lodging Business and upon various other factors as applicable.

    Subject to the exceptions discussed below, the Hilton Employee Benefits Agreement provides that Hilton is responsible for historical liabilities and obligations under Hilton employee benefit plans and agreements with respect to Hilton Employees and Hilton Terminees (as defined below) whose employment related to the Hilton Lodging Business, and that Park Place is responsible for historical liabilities and obligations under such plans and agreements with respect to Park Place Employees and Hilton Terminees whose employment related to the Hilton Gaming Business. "Hilton Terminees" refers to employees who terminated employment with Hilton prior to the Hilton Distribution Date. Park Place and Hilton will generally assume or retain, as the case may be, benefit plans maintained at the division level by the Hilton Gaming Business (in the case of Park Place) or the Hilton Lodging Business (in the case of Hilton) before the Hilton Distribution Date. Hilton and Park Place will diligently work to substitute the appropriate employer for Hilton in collective bargaining agreements with respect to Park Place Employees. Except as expressly provided in the Hilton Employee Benefits Agreement, Hilton and Park Place may amend and/or terminate any of the benefit plans covering their employees at any time.

    Specific provisions of the Hilton Employee Benefits Agreement include the following:

    401(K) PLAN AND RETIREMENT PLANS. Hilton is to maintain sponsorship of the Hilton 401(k) Plan (the "Hilton 401(k) Plan") as of the Hilton Distribution Date, and Park Place is to establish and administer a separate 401(k) plan (the "Park Place 401(k) Plan"). Plan accounts of Hilton Employees and Hilton Terminees whose employment related to the Hilton Lodging Business are to remain in the Hilton 401(k) Plan, and plan accounts of Park Place Employees and Hilton Terminees whose employment related to the Hilton Gaming Business are to be transferred from the Hilton 401(k) Plan to the Park Place 401(k) Plan. Matching and discretionary contributions under the Hilton 401(k) Plan with respect to Hilton Employees are to be made solely by Hilton pursuant to the terms of the Hilton 401(k) Plan, and matching and discretionary contributions under the Park Place 401(k) Plan with respect to Park Place Employees are to be made solely by Park Place pursuant to the terms of the Park Place 401(k) Plan.

    Hilton will retain and be responsible for the administration of each of the Retirement Plan of Hilton (as amended, the "Hilton Retirement Plan"), the Supplemental Executive Retirement Plan ("SERP") and the Retirement Benefit Replacement Plan of Hilton (as amended, the "Hilton Replacement Plan"). Employees who were participants in each of the Hilton Retirement Plan, SERP and the Hilton Replacement Plan ceased accruing additional benefits thereunder effective as of January 1, 1997. Each of Hilton and Park Place is to retain or assume, as applicable, all liabilities and excess assets, if any, relating to or arising under each of the Hilton Retirement Plan, SERP and the Hilton Replacement Plan in a proportion based upon the ratios of the accrued benefits of Hilton Employees and Hilton Terminees whose employment related to the Lodging Business, on the one hand, and Park Place Employees and Hilton Terminees whose employment related to the Gaming Business, on the other hand.

    Hilton is responsible for all liabilities incurred by Hilton or Park Place as a result of any failure of the Hilton 401(k) Plan or the Hilton Retirement Plan to be qualified under the Code, or any other liability which might be incurred with respect to such plans (including, without limitation, all liabilities relating to or arising out of claims made by or on behalf of participants therein for, or with respect to, benefits under such plan), with respect to Hilton Individuals (as defined in the Hilton Employee Benefits Agreement), and Park Place is responsible for all such liabilities incurred by Hilton or Park Place with respect to Park Place Individuals (as defined in the Hilton Employee Benefits Agreement). To the extent that any such liabilities incurred by Hilton or Park Place are not directly or indirectly attributable to either Hilton Individuals or Park Place Individuals, then each of Hilton and Park Place is responsible for such liabilities in a proportion based upon the ratios of the accrued benefits of Hilton Individuals and of Park Place Individuals, respectively, under each such plan, as of December 31, 1997.

    STOCK OPTION PLANS. Hilton has outstanding awards in the form of stock options (the "Hilton Options") under the 1984 Stock Option and Stock Appreciation Rights Plan of Hilton, the 1990 Stock Option and Stock Appreciation Rights Plan of Hilton, the 1996 Stock Incentive Plan of Hilton, the 1996 Chief Executive Stock Incentive Plan of Hilton and the 1997 Independent Director Stock Option Plan of Hilton (collectively, the "Hilton Stock Option Plans"). Pursuant to the Hilton Employee Benefits Agreement, Hilton will continue the Hilton Stock Option Plans. Effective as of the Hilton Distribution Date, all outstanding options under such plans, other than options held by Mr. Goldberg, were adjusted to represent options to purchase an equivalent number of shares of Hilton Common Stock and shares of Park Place Common Stock. Pursuant to such adjustment, the intrinsic value of the Hilton Options prior to the Hilton Distribution was preserved after the Hilton Distribution and the exercise price of the Hilton Options was allocated between Hilton Options, as adjusted, and options to purchase shares of Park Place Common Stock ("Park Place Options") based upon the relative values of Hilton Common Stock and Park Place Common Stock on December 21, 1998, all as determined by Hilton. All outstanding options held by Mr. Goldberg under such plans were adjusted to represent Park Place Options. Pursuant to such adjustment, the intrinsic value of Mr. Goldberg's outstanding options prior to the Hilton Distribution was preserved after the Hilton Distribution, and the number of shares subject to and the exercise price of such options was adjusted based on the relative values of the Hilton Common Stock and the Park Place Common Stock on December 21, 1998, all as determined by Hilton.

    Park Place adopted, effective no later than the Hilton Distribution Date, stock option plans in substantially the same form as the Hilton Stock Option Plans, with such changes as were necessary to reflect Park Place as the issuer thereunder and such other changes as Park Place determined to be necessary (such plans as adopted, the "Park Place Stock Option Plans"). Park Place Options are to be issued under the Park Place 1998 Stock Incentive Plan or the Park Place 1998 Independent Director Stock Option Plan.

    The conversion of awards under the Hilton Stock Option Plans involved adjustments pursuant to formulas designed to preserve the value of the awards. Pursuant to such formulas, the number of shares subject to options and the exercise price of options under the Hilton Stock Option Plans and the Park Place Stock Option Plans following the Hilton Distribution were adjusted so that the aggregate value of the awards remained the same before and after the conversion of the awards. For options, the per share value of the awards is the "spread" (i.e., the difference between the exercise price of the option and the value of the stock underlying the option). The exercise price of an adjusted option bears the same ratio to the per share value of the shares underlying the option after the conversion as the exercise price bears to the per share value of the shares underlying the option before the conversion. Using these formulas, except with respect to options held by Mr. Goldberg, the number of shares subject to awards following the conversion remained the same and the exercise price of options decreased as a result of the Hilton Distribution. With respect to options held by Mr. Goldberg, the number of shares subject to such options following the conversion increased and the exercise price of such options decreased as a result of the Hilton Distribution.

    STOCK PURCHASE PLANS. As of the Effective Date, the Employee Stock Purchase Plan of Hilton (the "Hilton Stock Purchase Plan") was amended and will be administered to provide that all contributions withheld from the compensation of participants through the Effective Date shall be used on such date to purchase Hilton Common Stock under the Hilton Stock Purchase Plan.

    Park Place adopted, effective as of the Hilton Distribution Date, a plan substantially similar to the Hilton Stock Purchase Plan, with such changes as were necessary to reflect Park Place as the issuer of awards thereunder and such other changes as Park Place determined to be necessary (such plan as adopted, the "Park Place Stock Purchase Plan").

    COMPENSATION PLANS. Hilton will pay all compensation earned by each Hilton Individual (as defined below) who, on the Hilton Distribution Date, was a participant in the Incentive Compensation Plan of Hilton, the Executive Deferred Compensation Plan of Hilton or any other incentive or bonus compensation plan of Hilton (collectively, the "Hilton Compensation Plans"), for the period prior to the Hilton Distribution Date. From and after the Hilton Distribution Date, Hilton retains all liabilities relating to or arising under the Hilton Compensation Plans with respect to any Hilton Individuals. "Hilton Individual" refers to any individual who (a) is a Hilton Employee, (b) was, as of the Hilton Distribution Date, a Hilton Terminee whose last employment with Hilton or any of its subsidiaries was with the Lodging Business or (c) is a dependent or beneficiary of any individual specified in (a) or (b).

    Park Place assumed all obligations to pay all compensation earned by each Park Place Individual (as defined below) who, on the Hilton Distribution Date, is a participant under the Hilton Compensation Plans. Park Place adopted, effective as of the Hilton Distribution Date, compensation plans in substantially the same form as the Hilton Compensation Plans which cover Park Place Individuals, with such changes as may be necessary to reflect the change in the issuer of awards thereunder and such other changes as Park Place shall determine (such plan as adopted, the "Park Place Compensation Plans"). From and after the Hilton Distribution Date, the Park Place Compensation Plans are to provide future compensation benefits to Park Place Individuals. The terms and conditions of the Park Place Compensation Plans are to be substantially similar to the terms and conditions of the Hilton Compensation Plans. "Park Place Individual" refers to any individual who (a) is a Park Place Employee, (b) is, as of the Hilton Distribution Date, a Hilton Terminee whose last employment with Hilton or a subsidiary of Hilton was with a Gaming Business, or (c) is a dependent or beneficiary of any individual described in (a) or (b).

    In addition, Park Place will pay all compensation earned by Arthur M. Goldberg under the Deferred Compensation Agreement, dated as of January 16, 1997, between Hilton and Arthur M. Goldberg, which amounted to approximately $2,200,000 on December 31, 1998. As of the Hilton Distribution Date, Park Place is solely responsible for all liabilities and obligations under such agreement.

    MEDICAL AND OTHER WELFARE BENEFITS PLANS. On the Hilton Distribution Date, Hilton is to assume or retain sponsorship of Hilton's medical, health, dental, disability, accident, death, vacation and group term life insurance plans and be responsible for all claims under Hilton's plans incurred before the Hilton Distribution Date by Hilton Employees and Hilton Terminees. Park Place is to maintain separate medical,

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heath, dental, disability, accident, death, vacation and group term life insurance plans for Park Place Employees following the Hilton Distribution Date. On the Hilton Distribution Date, Park Place is to assume sponsorship of Hilton's long-term disability plan to cover Park Place Employees and Hilton Terminees whose employment related to the Hilton Gaming Business, and Hilton is to establish a long-term disability plan to cover Hilton Employees and Hilton Terminees whose employment related to the Hilton Lodging Business. On the Hilton Distribution Date, Park Place is to assume and be responsible for providing post-retirement benefits with respect to those former employees who became entitled to the benefits before the Hilton Distribution Date.

TRADEMARK ASSIGNMENT AND LICENSE AGREEMENT

    Pursuant to the terms of the Assignment and License Agreement (the "Hilton Trademark Agreement") entered into by and among Hilton, Park Place and Conrad International Royalty Corporation ("CIRC"), Hilton agreed to transfer and assign to Park Place all of Hilton's right, title and interest in certain trademarks used in the Hilton Gaming Business, including the trademarks "Flamingo's," "Bally's" and any other marks obtained by Hilton or its subsidiaries as a result of the acquisition of Bally Entertainment Corporation by Hilton (collectively, the "Assigned Marks"). Hilton also granted to Park Place (with respect to the "Hilton" mark and certain variations thereof) and CIRC granted to Park Place (with respect to the "Conrad" mark and certain variations thereof) a limited nonexclusive right to use (a) the "Hilton" mark solely in connection with the operation of the Hilton Casino Hotels (as defined in the Hilton Trademark Agreement) in the United States and in connection with the advertising and promotion of such hotels worldwide and the participation of certain other hotels (e.g., Bally's Las Vegas, Bally's Park Place, Paris-Las Vegas and other hotels now or hereafter owned, operated, managed or acquired by Park Place) in Hilton Reservations Worldwide and/or the Hilton HHonors--Program and (b) the "Conrad" mark solely in connection with the operation of Conrad Properties (as defined in the Hilton Trademark Agreement) and in connection with the advertising and promotion of such properties worldwide. Park Place's license with respect to the "Hilton" mark is for a term of five years following the Hilton Distribution Date, except with respect to the Atlantic City Hilton, Las Vegas Hilton and the Reno Hilton, in which case, the term is 10 years from the Hilton Distribution Date. Park Place's license with respect to the "Conrad" mark is for the duration of the respective Conrad License Agreements (as defined in the Hilton Trademark Agreement).

    During the initial two-year term of the license, Park Place will pay no royalty fees to Hilton; thereafter, Park Place will pay a license fee of 3% of the "Net Room Revenues" of each hotel that is branded with the "Hilton" mark; provided, that, with respect to the Las Vegas Hilton, the Reno Hilton and the Atlantic City Hilton, Park Place will pay a fixed fee of $5 million per year (in the aggregate) after the initial two-year term of the license. Park Place will pay no royalty fees to CIRC with respect to the license to use the "Conrad" mark. So long as Park Place licenses the "Hilton" or "Conrad" mark, Park Place agreed to cause each of the Hilton Casino Hotels and Conrad Properties to participate in Hilton Reservations Worldwide and in the Hilton HHonors--Program and pay the applicable fees in connection therewith. Park Place is also subject to certain limitations on use and certain quality control restrictions. During the initial two-year term, Park Place is required to use the "Hilton" mark at each of the Hilton Casino Hotels. Thereafter, Park Place may terminate such use upon six months' written notice; provided, however, that with respect to the Atlantic City Hilton, the Las Vegas Hilton and the Reno Hilton, Park Place will be required to use the "Hilton" mark for the 10-year term, except that such license may be terminated upon payment of the present value of the yearly fee due under the remainder of such term (a) if the Atlantic City Hilton, the Las Vegas Hilton and the Reno Hilton are sold by Park Place or (b) upon six months' written notice (after the fifth anniversary of the Hilton Distribution Date). Either party may terminate the Hilton Trademark Agreement prior to the expiration of its term if any party materially breaches any term of the Hilton Trademark Agreement and such breach is not cured within 10 days.

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    CORPORATE SERVICES AGREEMENTS  In connection with the Hilton Distribution
Agreement, on the Hilton Distribution Date, Hilton and Park Place entered into corporate services agreements for the delivery of certain transitional and other services from Hilton to Park Place and from Park Place to Hilton substantially in accordance with the scope of such services as currently provided. The terms and conditions of the Hilton Hotels Corporation Corporate Services Agreement (the "Hilton Services Agreement"), the Park Place Corporate Services Agreement (the "Park Place Services Agreement"), and the Architecture and Construction Services Agreement (the "A&C Agreement"), including the fees to be paid in connection with such services, will be negotiated by the parties bargaining at arm's length. These agreements are summarized below.

    HILTON SERVICES AGREEMENT. Pursuant to the Hilton Services Agreement, Hilton agreed to provide, at Park Place's request, certain services, including cash management, accounting, payroll, accounts payable and tax preparation and assistance, for an initial period of 12 months from the Hilton Distribution Date, with an option by Park Place to extend the term not to exceed 18 months from the Hilton Distribution Date on the same terms and conditions, subject to certain adjustments. During the initial term, Park Place will pay a fee based on the fair value of such services based on an arm's length negotiation between Hilton and Park Place. Fees for work performed by outside consultants or contractors retained by Hilton outside the ordinary course of business will be paid directly by Park Place and fees during any extension of the initial 12-month term will be based on mutual agreement of the parties. Park Place may terminate the Hilton Services Agreement at any time for any or no reason upon 30 days' prior written notice to Hilton and either party may terminate the Hilton Services Agreement at any time in the event of a material default of such agreement by the other party.

    PARK PLACE SERVICES AGREEMENT. Pursuant to the Park Place Services Agreement, Park Place agreed to provide, at Hilton's request, certain services, including aviation, food and beverage purchasing and procurement and retail management and administration. Park Place will provide such services for an initial period of 12 months from the Hilton Distribution Date, with an option by Hilton to extend the term not to exceed 18 months from the Hilton Distribution Date on the same terms and conditions, subject to certain adjustments. During the initial term, Hilton will pay a fee based on the fair value of such services based on an arm's length negotiation between Hilton and Park Place. Fees for work performed by outside consultants or contractors retained by Park Place outside the ordinary course of business will be paid directly by Hilton and fees during any extension of the initial 12-month term will be based on mutual agreement of the parties. Hilton may terminate the Park Place Services Agreement at any time for any or no reason upon 30 days' prior written notice to Park Place and either party may terminate the Park Place Services Agreement at any time in the event of a material default of such agreement by the other party.

    ARCHITECTURE AND CONSTRUCTION SERVICES AGREEMENT. The scope and cost of services relating to architecture and construction management services are governed by a separate agreement entered into by Hilton and Park Place on the Hilton Distribution Date. Pursuant to the A&C Agreement, Park Place agreed to provide, at Hilton's request, design, construction and financial management services as specified in a work order. Hilton agreed to provide the services of its Senior Vice President of Architecture and Construction to operate Park Place's Architecture and Construction group ("A&C"), including supervision and management of A&C employees, the establishment of A&C policies, goals and budgets and the development of A&C strategies, all subject to Park Place's approval. The term of the A&C Agreement and the fees to be paid in connection with the services provided thereunder are substantially similar as under the Hilton Services Agreement and the Park Place Services Agreement, except that either party may terminate the A&C Agreement at any time for any or no reason upon 90 days' prior written notice to the other party, or effective 90 days thereafter in the event of a material default by the other party.

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ASSUMPTION AGREEMENT RELATING TO CERTAIN INDEBTEDNESS

    Hilton and Park Place entered into a Debt Assumption Agreement, pursuant to which Park Place assumed and agreed to pay 100% of the amount of each payment required to be made by Hilton under the terms of the indentures governing Hilton's $300 million aggregate principal amount of 7.375% Senior Notes due 2002 and $325 million aggregate principal amount of 7% Senior Notes due 2004. In the event of an increase in the interest rate on these Notes pursuant to their terms as a result of certain actions taken by Hilton, and certain other limited circumstances, Hilton is required to reimburse Park Place for any such increase.

    Hilton is obligated to make any payment Park Place fails to make and in such event Park Place shall pay to Hilton the amount of such payment together with interest, at the rate per annum borne by the applicable notes plus 2% per annum, to the date of such reimbursement.

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
                      ARRANGEMENTS BETWEEN GRAND AND LAKES

    Pursuant to the Grand Distribution Agreement, Grand and Lakes have allocated between them Grand's assets and liabilities related to the Mississippi Business and the Non-Mississippi Business. Grand and Lakes have also entered into certain other transaction documents governing their relationship following consummation of the Grand Distribution. These documents, including the Grand Distribution Agreement, are described below.

GRAND DISTRIBUTION AGREEMENT

    On December 31, 1998, Grand and Lakes entered into the Grand Distribution Agreement which provided for, among other things, certain corporate transactions required to effect the restructuring of Grand, the Grand Distribution and other arrangements among Grand and Lakes subsequent to the Grand Distribution.

    In particular, the Grand Distribution Agreement defines the assets and liabilities which were retained by Grand and those which are being contributed by Grand to Lakes. Pursuant to the Grand Distribution Agreement, (i) Grand retained the assets and liabilities associated with the Mississippi Business, which includes the Mississippi-based operations of Grand Casino Tunica, Grand Casino Biloxi and Grand Casino Gulfport and (ii) Lakes assumed the assets and liabilities associated with the Non-Mississippi Business which includes the Indian management contracts associated with Grand Casino Avoyelles and Grand Casino Coushatta, both located in Louisiana, an interest in the development of the Polo Plaza in Las Vegas and up to $33 million in cash, in addition to certain other assets and liabilities.

    The Grand Distribution Agreement may be amended upon the written consent of both Grand and Lakes.

GRAND RESTRUCTURING

    In order to effectuate the Grand Distribution, Grand consummated a series of mergers, asset and stock transfers and liability assumptions among its subsidiaries, including Lakes (the "Grand Restructuring"). The purpose and effect of the Grand Restructuring was to separate substantially all of Grand's Non-Mississippi Business from its Mississippi Business. In connection with the Grand Restructuring, Lakes, or one of its subsidiaries, has assumed, all liabilities associated with the Non-Mississippi Business and Grand, or one of its subsidiaries, has retained, all liabilities associated with the Mississippi Business.

    Prior to the Grand Restructuring, all of Grand's assets were held indirectly by and operated through various wholly owned subsidiaries of Grand. The subsidiaries that relate to the Non-Mississippi Business were transferred by Grand through a series of transactions to Lakes. With the transfer of such subsidiaries, Lakes assumed, unless otherwise provided for in the Grand Distribution Agreement, all assets and liabilities associated with such subsidiaries. The interests of the subsidiaries that relate to the Mississippi Business, and the assets and liabilities associated with such subsidiaries, were, unless otherwise provided for in the Grand Distribution Agreement, retained by Grand. Certain other assets, such as stock in publicly-traded companies and leases related to the Grand Minnetonka, Minnesota headquarters (the "Assigned Lakes Assets"), were assigned to Lakes. Finally, the Grand Distribution Agreement provided that Grand contribute up to $33 million in cash to Lakes in order to provide necessary and needed levels of working capital and appropriate reserves.

    Prior to the Grand Distribution, Grand and Lakes consummated the following transactions subject to certain conditions provided for in the Grand Distribution Agreement:

        (1) Certain Non-Mississippi subsidiaries formed limited liability companies and contributed their respective assets and liabilities to such limited liability companies;

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        (2) One Non-Mississippi subsidiary will form a limited liability company and will then form a partnership with such limited liability company. Such Non-Mississippi subsidiary will then contribute its assests and liabilities to such partnership;

        (3) Grand contributed all of its other assets and liabilities not related to the Mississippi Business, other than the stock of the Non-Mississippi subsidiaries which organized the limited liability companies, to Lakes;

        (4) Grand transfered $39 million of cash to Lakes which amount represents the $33 million in cash required for necessary working capital and appropriate reserves less amounts paid by Grand prior to the Grand Distribution Date in connection with Stratosphere and increased by the proceeds of any sale of any Assigned Lakes Assets prior to the Grand Distribution Date; and

        (5) The Non-Mississippi subsidiaries which organized the limited liability companies merged with and into Lakes.

GRAND TAX ALLOCATION AND INDEMNITY AGREEMENT

    Grand and Lakes have entered into the Tax Allocation and Indemnity Agreement (the "Grand Tax Agreement") which defines the parties' rights and obligations with respect to (a) the preparation and filing of tax returns on a basis consistent with prior practice and the payment of taxes with respect thereto,
(b) the allocation of, and indemnification against, certain liabilities for taxes of the parties and (c) certain other related matters.

    Pursuant to the Grand Tax Agreement, Grand is responsible for preparing and filing (a) all tax and information returns of the Grand Group (as defined in the Grand Tax Agreement) prior to the Grand Distribution and of any members thereof for all Pre-Distribution Taxable Periods (as defined below) with certain exceptions and (b) all tax and information returns of the Grand Group subsequent to the Grand Distribution and of any members thereof for all Straddle Periods (as defined below) and Post-Distribution Taxable Periods (as defined below). Lakes is responsible for (i) all tax and information returns that relate solely to any member of the Lakes Group (as defined in the Grand Tax Agreement) for all Pre-Distribution Taxable Periods, and are not required to be filed on or before the Grand Distribution Date and (ii) all tax and information returns of the Lakes Group and any members thereof for all Straddle Periods and Post-Distribution Taxable Periods. The Tax Agreement also provides mechanisms for cooperation in preparing returns, including a requirement that the party responsible for preparing and filing the returns to allow the other party to review and comment on the tax returns to the extent they pertain to the business operations of the other party or the other party is indemnifying for taxes for a period covered by the tax return. As used herein, "Pre-Distribution Taxable Period" means a taxable year that ends on or before the Grand Distribution Date, "Post-Distribution Taxable Period" means a taxable year that begins after the close of business on the Grand Distribution Date, and "Straddle Period" means any taxable year beginning before and ending after the close of business on the Grand Distribution Date.

    The Grand Tax Agreement generally provides that Grand will be liable for all taxes and entitled to all refunds shown on tax returns of Grand and its subsidiaries for all taxable periods, except as follows or as provided in the next paragraph. Taxes and refunds on returns to be filed only by Lakes or any of its post-Distribution subsidiaries after the Grand Distribution Date are allocated only to them. Taxes and refunds shown on consolidated, combined or unitary returns filed after the Grand Distribution Date for periods beginning before or including the Grand Distribution Date are allocated between Grand and Lakes by allocating to each the amounts traceable to the assets and business allocated to each under the Grand Distribution Agreement, except that income taxes are first allocated among Grand and its pre-Distribution subsidiaries based on the ratios of taxable income of the corporations with taxable income included in the return, and then re-allocated under the asset and business tracing method above. If any taxes or refunds on such returns cannot be traced, or any transaction taxes (such as sales and transfer taxes, but not income taxes) are caused by the Grand Distribution or the Merger, they are allocated between Grand and Lakes at

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a level equal to the percentage allocation of transaction costs as calculated under the Merger Agreement. Any taxes and refunds resulting from any final tax determinations made by taxing authorities, or any amended returns filed, after the Grand Distribution Date are allocated by tracing the tax or refund to the assets and business allocated to Grand or Lakes under the Grand Distribution Agreement.

    The Grand Tax Agreement provides that the economic benefit of the Stratosphere Losses and the economic burden of the Section 355(e) Gain be allocated between Grand and Lakes as follows: (i) all Stratosphere Losses will be first applied to reduce the Section 355(e) Gain, (ii) Stratosphere Losses in excess of the amount required to eliminate the Section 355(e) Gain will be allocated to Lakes in an amount not to exceed $50 million of the Stratosphere Losses, and (iii) any remaining Stratosphere Losses will be allocated equally between Grand and Lakes. Because the Stratosphere Losses allocable to Lakes in
(ii) above provided economic benefits to Lakes, such losses were escrowed to secure Lakes' obligation to indemnify Grand against any liability resulting from the Section 355(e) Gain not offset by the Stratosphere Losses. The escrow account was created pursuant to an escrow agreement to be entered into by an escrow agent, Lakes, Grand and Park Place, in the form attached to the Grand Tax Agreement. The Grand Tax Agreement also includes procedures for cooperation in preparing returns, sharing and retaining tax information and responding to and controlling audit adjustments.

    The Grand Tax Agreement is not binding on the IRS or any other taxing authority and does not affect the several liability of Grand, Lakes and their respective subsidiaries for all federal and certain state income taxes of Grand's consolidated group relating to the taxable periods ending on or before the Grand Distribution Date (including any tax liability resulting from the Section 355 Gain described above).

INTELLECTUAL PROPERTY LICENSE AGREEMENT

    In the Grand Distribution, Grand, as a wholly owned subsidiary of Park Place, retained all of its right, title, and interest in certain trademarks, including the trademarks "Grand Casinos," "Grand Advantage Players Club," "Grand Casino Kid Quest," "Marketplace Buffet," "Rapid Change," "Show & Tell Blackjack," and "There's More Than One Reason To Call Us Grand." Pursuant to the terms of an Intellectual Property License Agreement (the "License"), entered into between Grand and Lakes, Grand granted Lakes a world-wide, royalty-free and non-exclusive right and license to use the Intellectual Property (as defined in the License) solely in connection with Lakes' management of certain Facilities (as defined in the License) for the Mille Lacs Band of Chippewa Indians (the "Minnesota Tribe") and the Coushatta Tribe of Louisiana and the Tunica-Biloxi Tribe of Louisiana. The Minnesota Tribe retains the right to certain of these trademarks indefinitely. While the Minnesota Tribe's rights to certain trademarks are perpetual, the rights of the Tunica-Biloxi Tribe of Louisiana and the Coushatta Tribe of Louisiana will expire upon termination of the "Louisiana Management Agreements," as defined in such agreement. Upon termination of its management agreement with the Minnesota Tribe, Lakes may sublicense the Intellectual Property to the Minnesota Tribe for use solely in connection with the operation of the Minnesota Tribe's Facilities. For so long as the applicable License remains in effect, Grand will not itself (nor will authorize any other person or entity to) use the Intellectual Property in connection with the operation of any hotel, restaurant, retail, gaming, or other facility of a similar type or nature within a twenty mile radius of a facility owned by the Minnesota Tribe.

    The Intellectual Property may only be used in a manner consistent with its use during the year preceding execution of the License. The License also provides for certain limitations governing use of the Intellectual Property, including certain quality control restrictions. Finally, Lakes is required to indemnify Grand against certain claims relating to the use of the Intellectual Property by Lakes, its assignees or sublicensees.

    Grand may terminate the License prior to the expiration of its term: (a) if Lakes makes an assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct Lakes' business or affairs, or if Lakes is adjudged in any legal proceeding to be either a voluntary

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or involuntary bankrupt without prior notice or legal action by Grand; or (b)
upon 30 days' advance written notice in the event of Lakes' material breach of the License. Lakes also may terminate the License upon 90 days' prior written notice to Grand.

GRAND EMPLOYEE BENEFITS ALLOCATION AGREEMENT

    Grand and Lakes have entered into an Employee Benefits and Other Employment Matters Allocation Agreement (the "Grand Employee Benefits Agreement"), which generally provides for the allocation of current employees of Grand and its subsidiaries and the respective obligations of Grand and Lakes regarding compensation, benefits and labor matters affecting such employees and those former employees who have terminated employment with Grand and its subsidiaries prior to the Grand Distribution Date ("Former Grand Employees"). Under the Grand Employee Benefits Agreement, Grand and Lakes allocated such employees as of the Grand Distribution Date to either Grand and its post-Distribution subsidiaries (the "Grand Retained Employees") or Lakes and its post-Distribution subsidiaries (the "Lakes Employees"), based upon whether each employee's employment duties before the Grand Distribution Date primarily related to the Mississippi Business (being retained by Grand and its post-Distribution subsidiaries) or the Non-Mississippi Business (to be operated by Lakes and its post-Distribution subsidiaries), and upon various other factors as may apply. The Grand Employee Benefits Agreement also allocates certain obligations and responsibilities of Grand and Lakes regarding any benefits of eligible dependents and beneficiaries of current employees and Former Grand Employees.

    Subject to the exceptions discussed below, the Grand Employee Benefits Agreement provides that Grand will be responsible for any employment contract obligations with respect to all Grand Retained Employees and for all historical obligations under the Grand employee benefit plans on behalf of all Grand Retained Employees, those Former Grand Employees whose employment related to the Mississippi Business, and their respective dependents and beneficiaries (collectively, the "Grand Retained Individuals"); and that Lakes will be responsible for any employment contract obligations with respect to all Lakes Employees and for historical obligations under the Grand employee benefit plans on behalf of all Lakes Employees, those Former Grand Employees whose employment related to the Non-Mississippi Business, and their respective dependents and beneficiaries (collectively, the "Lakes Individuals"). Grand or Lakes may amend and/or terminate any compensation or benefit plans covering its employees at any time or create new compensation or employee benefit plans.

    Specific provisions of the Grand Employee Benefits Agreement include the following:

    COMPENSATION PLANS. Grand is responsible for payment of all compensation and bonuses payable for periods ending on or before the Grand Distribution Date to each Grand Retained Individual or Lakes individuals who, on the Grand Distribution Date, was a participant under any of Grand's cash compensation plans, in accordance with the terms of each applicable plan. Lakes adopted, as of the Grand Distribution Date, all of Grand's cash compensation plans that covered Lakes Individuals, and amended such plans to reflect the new issuer of awards thereunder.

    SEVERANCE BENEFITS. The Grand Employee Benefits Agreement provides that no Lakes Employee who is transferred to Lakes or any of its subsidiaries from Grand or any of its other subsidiaries in connection with the Grand Distribution will thereby become entitled to any severance pay or similar benefits under any plan or contract. Grand and Lakes will each assume any risk that its employees may claim such benefits as a result of the Grand Distribution or otherwise, including any benefits under change in control agreements.

    401(K) SAVINGS PLANS. As of the Grand Distribution Date, Lakes assumed sponsorship of the Grand Casinos 401(k) Savings Plan (the "401(k) Savings Plan") from Grand. The 401(k) Savings Plan now provides additional benefits only for eligible Lakes Individuals, according to its terms; and the Grand Retained Employees are not eligible to participate, except that the 401(k) Savings Plan will continue to

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hold the previously accrued benefits of Grand Retained Individuals until completion of the transfer described at the end of this paragraph. For periods on or before the Grand Distribution Date, any employer contributions under the 401(k) Savings Plan with respect to Grand Retained Individuals were made by Grand; and any employer contributions under the 401(k) Savings Plan with respect to Lakes Individuals were made by Lakes. Lakes is in the process of separating the portion of the 401(k) Savings Plan held for Grand Retained Individuals and transferring that portion to a similar plan sponsored by Park Place and covering the Grand Retained Employees.

    STOCK OPTION PLANS. Grand has awarded stock options under the 1991 Grand Casinos, Inc. Stock Option and Compensation Plan, and amendments thereto (the "1991 Option Plan"); options to certain non-employee directors not pursuant to a plan (the "Non-Plan Director Options") and options under the 1995 Director Stock Option Plan (the "1995 Option Plan" and, together with the 1991 Option Plan, the "Grand Option Plans"). Grand, as a subsidiary of Park Place, will maintain the Grand Option Plans on and after the Effective Date until it chooses to amend or terminate them.

    As of the Grand Distribution Date, all of the options to purchase Grand Common Stock that were outstanding under the Grand Option Plans, including the Non-Plan Director Options, were adjusted and converted into options to purchase shares of Grand Common Stock ("Grand Options") and shares of Lakes Common Stock ("Lakes Options"). Pursuant to such adjustment, the value of the Grand Options immediately prior to the Grand Distribution was preserved immediately after the Grand Distribution and the exercise prices of the Grand Options were allocated between Grand Options and the Lakes Options, based upon the relative values of Grand Common Stock and Lakes Common Stock immediately after the Grand Distribution, all as agreed by Grand and Lakes (the "Adjustment"). The vesting of all Grand Options and Lakes Options accelerated as of the Effective Date in connection with the Merger and were amended to permit exercises after the Effective Date so long as such optionee is either an employee or board member of either entity. With respect to Lakes Individuals holding Grand Options after the Effective Date, Grand has amended the Grand Option Plans and their Grand Options to change all references to their employment or termination of employment with Grand and its affiliates to substitute their employment by or termination of employment with Lakes and its affiliates. Following the Adjustment, the Grand Options became options to purchase shares of Park Place.

    As of the Grand Distribution Date, Lakes adopted new option plans substantially identical to the Grand Option Plans which Grand shareholders approved at the Grand Special Meeting. All awards under the Lakes Option Plans relate to Lakes Common Stock.

    All Lakes Options issued pursuant to the conversion of the Grand Options under the preceding paragraph, in addition to the Non-Plan Director Options that were converted into Lakes options in the Grand Distribution, are treated as awards outside of the Lakes Option Plans, pursuant to assumed option plans under which Lakes will make no new grants (the "Lakes Assumed Option Plans"). The Lakes Assumed Option Plans are identical in all material respects to the Grand Options from which they were converted (including the amendment to permit exercises so long as such optionee is either an employee or board member of either entity). With respect to Grand Retained Individuals receiving any Lakes options as a result of such conversion, all provisions in the Lakes assumed Option Plans and option agreements that would otherwise refer to their employment by or termination of employment with Lakes and its affiliates shall instead reflect their employment by or termination of employment with Grand and its affiliates. After the Effective Date, Lakes assumed all obligations with respect to the Lakes Options converted from Grand Options, and administers such options under the terms of the Lakes Assumed Option Plans governing such options.

    STOCK PURCHASE PLANS. As of the Effective Date, the Grand Casinos, Inc. Associate Stock Purchase Plan established by Grand as of March 1, 1997 (the "Grand Stock Purchase Plan") was amended to provide that all contributions withheld from the compensation of participants through the day before the

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Effective Date (the "Purchase Date") be used on the Purchase Date to purchase
Grand Common Stock under the Grand Stock Purchase Plan.

    MEDICAL AND OTHER WELFARE BENEFIT PLANS. Grand is responsible for all obligations under Grand's medical, dental, "cafeteria," disability, sick leave, vacation and group term life insurance plans ("Welfare Plans") with respect to Grand Retained Individuals. On and after the Grand Distribution Date, Grand is to maintain its sick leave and vacation plans for eligible Grand Retained Individuals, including all accrued benefits thereunder (vested and unvested); and Grand may continue or adopt other Welfare Plans for Grand Retained Individuals as Grand may choose or as may be required by applicable laws. Lakes is responsible for all obligations under Grand's Welfare Plans with respect to Lakes Individuals. As of the Grand Distribution Date, Lakes adopted sick leave and vacation plans (including all accrued benefits thereunder, whether vested or unvested) and medical, dental and "cafeteria" plans for eligible Lakes Individuals following the Grand Distribution Date, that are substantially comparable to the applicable Grand Welfare Plans. After the Grand Distribution Date, Lakes may adopt other Welfare Plans for Lakes Individuals as Lakes may choose or as may be required by applicable laws.

    However, if a Grand Retained Employee is hired by Lakes (or a Lakes subsidiary) or a Lakes Employee is hired by Grand (or a Grand subsidiary) within 90 days after the Grand Distribution Date, the employee will be credited by the successor employer with the same vacation and sick leave benefits (vested and unvested) the employee had accrued with the former employer. The former employer shall also pay to the successor employer the vested balance of vacation and sick leave accrued by the employee with the former employer, based on the employee's final rate of pay.

    PLAN SERVICE CREDITS. In connection with the Grand Distribution and for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under any employee benefit or compensation plan, Grand credited each Grand Retained Employee and Lakes credited each Lakes Employee with such employee's service and original hire date as reflected in the records of Grand or any of its subsidiaries as of the Grand Distribution Date. This credited service and hire date shall be maintained until the employee terminates employment or as may be otherwise required by applicable law or such a plan.

    ADMINISTRATIVE COOPERATION. Grand and Lakes will also cooperate in the transition of such employee-related matters as payroll deductions, unemployment tax experience and benefit elections made by employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    CHANGE IN CONTROL AND EMPLOYMENT ARRANGEMENTS

    Lyle Berman, the former Chairman of the Board of Grand had an employment agreement with Grand which contained certain "change of control" provisions which were triggered as a result of the Merger. Under his agreement, in the event of a termination of employment not for "cause" or his resignation following a "change of control" (as defined therein), Grand was required to pay Mr. Berman up to three years of his then current base salary in addition to any outstanding incentive compensation to which he would otherwise be entitled in the absence of such termination or resignation, in addition to the continuation of certain employee benefits to which he would otherwise be entitled for an additional year. The "change of control" provisions also provide for a two year period in which Mr. Berman may exercise any outstanding options to purchase Common Stock. For purposes of Mr. Berman's agreement, a "change of control" occurred by reason of the Merger and Mr. Berman was paid $1,895,833 on January 4, 1999 in connection therewith (which amount did not include payments for outstanding incentive compensation).

    For additional employment agreement arrangements, see "Management--Park Place CEO and Chairman Employment Agreements--Park Place CEO Agreement" and "--Park Place Chairman Agreement."

    OTHER INTERESTS

    Park Place's casinos in Las Vegas and Reno, Nevada, regularly send and pay for their guests to visit certain conference facilities in Yerington, Nevada, which are owned by Barron Hilton. In this regard, Mr. Hilton received payments in excess of $100,000 in 1997. Management believes that the rates paid were comparable to those which would have been paid to unaffiliated parties providing similar services.

                 DESCRIPTION OF THE NEW SENIOR CREDIT FACILITY

    In connection with the Transactions, Park Place entered into the New Senior Credit Facility with a syndicate of financial institutions for whom Bank of America National Trust and Savings Association will act as administrative agent ("Administrative Agent"), NationsBanc Montgomery Securities LLC will act as lead arranger ("Lead Arranger"), The Bank of New York will act as syndication agent ("Syndication Agent") and PNC Bank, National Association and SG will act as documentation agents ("Documentation Agent"). The following is a summary of the material terms and conditions of the New Senior Credit Facility. This summary does not purport to be a complete description of the New Senior Credit Facility and is subject to the detailed provisions of the loan agreement and various related documents entered into in connection with the New Senior Credit Facility. The New Senior Credit Facility (which is governed by two separate loan agreements) provides for borrowing of up to $2.15 billion, consisting of (i) a 364-day senior unsecured revolving credit facility of up to $650 million ("364-day Revolver"); and (ii) a five-year senior unsecured revolving credit facility of up to $1.5 billion ("Five-year Revolver").

    Proceeds of the New Senior Credit Facility, together with proceeds from the issuance of the Old Notes, were used to consummate the Transactions and pay related fees and expenses.

    The 364-day Revolver matures 364 days from the closing of the Transactions. The Five-year Revolver matures five years from the closing of the Transactions. Both the 364-day Revolver and the Five-year Revolver may be extended in one year increments at the request of Park Place with the prior written consent of the lenders. Within 60 days of the occurrence of any Change in Control (as defined therein), lenders with 51% of the total aggregate commitments under the New Senior Credit Facility may elect to terminate both or either of the 364-day Revolver and the Five-year Revolver upon 60 days' written notice to Park Place.

    The borrowings under the New Senior Credit Facility will bear interest at a floating rate and may be obtained at Park Place's option as LIBOR advances for one week or 1, 2, 3, or 6 months, or as base rate advances, each adjusted for an applicable margin (as further described in the New Senior Credit Facility), or as competitive bid loans. The maximum applicable margin for LIBOR loans is 1.65 under the 364-day Revolver and 1.90 under the Five-year Revolver and are based on a maximum of 1.75 plus or minus pre-determined discounts based on Park Place's leverage ratios and credit ratings received from specified rating agencies. The Five-year Revolver provides for a $250 million commitment for the issuance of letters of credit. LIBOR advances will bear interest initially at LIBOR plus 112.5 basis points. Base rate advances will bear interest at the base rate (defined as the higher of (i) the federal funds rate plus 0.50%, or (ii) the reference rate as publicly announced by Bank of America in San Francisco) plus a margin equal to the applicable margin for LIBOR loans in effect from time to time minus 1.25. Competitive bid loans shall bear interest either on an absolute rate bid basis or on the basis of a spread above or below LIBOR. At the election of Lenders comprising 51% of total aggregate commitments under the New Senior Credit Facility, should an Event of Default occur and remain, continuing interest will accrue at a rate 2% per annum in excess of that otherwise payable.

    Any unused portion of either the 364-day Revolver or the Five-year Revolver may be reduced permanently by Park Place, in whole or in part, in a minimum amount of $25,000,000 and in increments of $1,000,000 thereafter upon five business days' prior written notice. Base rate advances may be prepaid at any time with one business day's notice and LIBOR advances may be prepaid at any time on not less than three business days' notice, subject to funding loss indemnity in the case of prepayments of LIBOR advances. In each case, the prepayment must be at least $10,000,000 and in $1,000,000 increments thereafter. Competitive bid advances may not be prepaid.

    The obligation of the lenders under the New Senior Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type, including without limitation, that no default exists and that certain representations and warranties continue to be true.

    The New Senior Credit Facility contains certain customary affirmative and negative covenants, including, without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional liens, (ii) consolidations, mergers and sales of assets, and (iii) hostile tender offers for securities of other companies. In addition, the New Senior Credit Facility requires that Park Place maintain certain specified financial covenants, including a maximum total debt/EBITDA ratio of 4.75x reducing to 4.5x two years from closing and a minimum consolidated interest coverage ratio of not less than 3.0x. The New Senior Credit Facility contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency and cross defaults to other material indebtedness.

                               THE EXCHANGE OFFER

GENERAL


    As of the date of this prospectus, $400 million in aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the
Letter of Transmittal, is first being sent to holders on February   , 1999.


PURPOSE OF THE EXCHANGE OFFER

    The Company issued the Old Notes on December 21, 1998 (the "Issuance Date") in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to:

    - file a registration statement with the Commission relating to the Exchange Offer not later than 30 days after the date of issuance of the Old Notes,

    - use its best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act within 90 days after the date of issuance of the Old Notes, and

    - use its best efforts to complete the Exchange Offer within 150 days from the original issuance of the Old Notes (or, if obligated to file a shelf registration statement, to use its best efforts to cause the shelf registration statement to be declared effective by the 150th day after the original issuance of the Old Notes). A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    The Company is making the Exchange Offer to satisfy its obligations under the Registration Rights Agreement. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted in the Exchange Offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

    The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued in the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the Exchange Notes. See "--Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the broker-dealer acquired the Old Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE


    The Company is offering to exchange, subject to the conditions set forth in this prospectus and in the Letter of Transmittal accompanying this prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes will generally be freely transferable by holders thereof and will not be subject to the terms of the Registration Rights Agreement. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."


    The Exchange Offer is not conditioned upon the tender of any minimum aggregate principal amount of Old Notes for exchange.

    The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission as to whether the Exchange Notes issued in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued in the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of Exchange Notes (other than any holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - the Exchange Notes are acquired in the ordinary course of such holder's business;

    - the holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and


    - the holder is not engaged in, and does not intend to engage in a distribution of the Exchange Notes.


    Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution."

    The Exchange Notes will accrue interest from the last interest payment date on which interest was paid on the Old Notes or, if no interest was paid on the Old Notes, from the date of issuance of the Old Notes on December 21, 1998. Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.

    Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes in the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


    The Exchange Offer will expire at 5:00 p.m., New York City time, on March 18, 1999, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such time and date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration

Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

    The Company expressly reserves the right to:

    - terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not previously accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer" which have not been waived by the Company; and

    - amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes.

    If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

    For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes promptly following the Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender of Old Notes by a holder as set forth below and the acceptance of Old Notes by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal.

    A holder of Old Notes may tender the same by:

    - properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below); or

    - complying with the guaranteed delivery procedures described below.

    The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Old Notes or Letters of Transmittal should be sent to the Company.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.


    The Exchange Agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the Old Notes at DTC (the "book-entry transfer facility") for the purpose of facilitating the Exchange Offer. Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer the Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents, or an Agent's Message, must in each case be properly transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.



    The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send and Agent's Message.



    The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering Old Notes which are the subject of such book-entry transfer, that such participant, has received and agrees to be bound by all of the terms of the Letter of Transmittal and that Park Place may enforce such agreement against such participant.



    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth:


    - the name and address of the tendering holder;

    - the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered; and

    - a statement that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by the Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents).


    Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent, a tender will be deemed to have been received as of the date when:



    - the tendering holder's properly completed and duly signed Letter of Transmittal, or a properly transmitted Agent's Message, accompanied by the Old Notes or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility is received by the Exchange Agent; or


    - a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent.

    Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any Old Notes not properly tendered or not to accept any Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.


    By tendering, each holder represents to the Company that, among other things:


    - the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder,

    - such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and

    - such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes.

    Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must:

        (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"),

        (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes),


       (iii) specify the principal amount of Old Notes to be withdrawn,


        (iv) include a statement that such holder is withdrawing his election to have such Old Notes exchanged,

        (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender and

        (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

    The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of the notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.



    Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time prior to the Expiration Date.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES


    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, on the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, and if, the Company has given oral or written notice thereof to the Exchange Agent.


    For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

    In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal, or a properly transmitted Agent's Message, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any of the following conditions exist:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

        (b) the Exchange Offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the Commission.

    Regardless of whether any of such conditions has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    If the Company waives or amends the foregoing conditions, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT


    First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:


         By Registered or              By Facsimile:              Hand or Overnight
         Certified Mail:               (704) 590-7628                  Courier:
       First Union Customer                                      First Union Customer
        Information Center                                        Information Center
         Corporate Trust                 Conform by                Corporate Trust
        Operations-NC1153                telephone:               Operations-NC1153
 1525 West W.T. Harris Blvd. 3C3       (704) 590-7408      1525 West W.T. Harris Blvd. 3C3
     Charlotte, NC 28288-1153                                  Charlotte, NC 28288-1153
     Attention: Michael Klotz                                  Attention: Michael Klotz

    Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.


    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.


    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    For accounting purposes, no gain or loss will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

    Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

    The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES


    The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that


    - such Exchange Notes are acquired in the ordinary course of such holder's business, and

    - such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes.


    However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge, as provided in the Letter of Transmittal, that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."


    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

SHELF REGISTRATION STATEMENT

    In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not consummated within 150 days following the date of original issuance of the Old Notes, or if any holder of the Old Notes (other than the Initial Purchasers) is not eligible to participate in the Exchange Offer, or upon the request of any Initial Purchaser under certain circumstances, the Company will, at, its cost;


    (a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Old Notes;



    (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 90th day after the original issuance of the Old Notes; and


    (c) use its best efforts to keep the Shelf Registration Statement effective until two years after its effective date (or until one year after such effective date if such Shelf Registration Statement is filed at the request of any Initial Purchaser).


    The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth below.


LIQUIDATED DAMAGES

    In the event that:


    (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 30th calendar day following the date of original issue of the Old Notes;



    (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th calendar day following the date of original issue of the Old Notes; or



    (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 150th calendar day following the date of original issue of the Old Notes (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Old Notes shall be increased ("Additional Interest") by .25% per annum upon the occurrence of each Registration Default, which rate will increase by .25% each 90 day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                       DESCRIPTION OF THE EXCHANGE NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Park Place Entertainment Corporation and not to any of its subsidiaries.


    The Company will issue the Exchange Notes under an Indenture (the "Indenture") between itself and First Union National Bank, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").


    The following description is a summary of the material provisions of the Indenture. It does not restate this agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these Exchange Notes. A copy of the Indenture may be obtained from the Company or the Initial Purchasers.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES

    These Exchange Notes:

    - are general obligations of the Company;

    - are subordinated in right of payment to all existing and future Senior Debt of the Company; and

    - are senior in right of payment to any future Subordinated Debt of the Company.

    Assuming we had completed the Transactions and the Refinancing as of September 30, 1998, the Company would have had total Senior Debt of approximately $1.8 billion. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Exchange Notes will be subordinated to the payment of Senior Debt. The Exchange Notes will effectively rank junior to all liabilities of our Subsidiaries, including trade payables. Assuming completion of the Transactions and the Refinancings on September 30, 1998, the Company's Subsidiaries had approximately $14 million of indebtedness outstanding at such time. The Indenture will permit the Company and its Subsidiaries to incur additional Debt, including the incurrence of additional Senior Debt by the Company.

PRINCIPAL, MATURITY AND INTEREST

    The Company will issue Exchange Notes in a maximum aggregate principal amount of $400,000,000. The Company will issue Exchange Notes in denominations of $1,000 and integral multiples of $1,000. The Exchange Notes will mature on December 15, 2005.

    Interest on these Exchange Notes will accrue at the rate of 7 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 1999. The Company will make each interest payment to the Holders of these Exchange Notes on the immediately preceding June 1 and December 1.


    Interest on these Exchange Notes will accrue from the last interest payment date on which interest was paid on the Old Notes or, if no interest was paid on the Old Notes, from the date of issuance of the Old Notes (December 21, 1998). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


OPTIONAL REDEMPTION

    OPTIONAL REDEMPTION. Upon not less than 30 nor more than 60 days' notice, the Company may redeem the Exchange Notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date.

MANDATORY REDEMPTION

    The Company will not be required to make any mandatory sinking fund payments in respect of the Exchange Notes.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    Each holder, by accepting an Exchange Note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Exchange Notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option:

    (i) to require such person to dispose of its Exchange Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such gaming authority, or

    (ii) to redeem such Exchange Notes at a redemption price equal to the lesser of (A) such person's cost or (B) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

SUBORDINATION

    The payment of principal, premium and interest, if any, on these Exchange Notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

    The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy, insolvency or similar proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes (except that Holders of Exchange Notes may receive payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

    (1) in a liquidation or dissolution of the Company;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshalling of the Company's assets and liabilities.

    The Company also may not make any payment in respect of the Exchange Notes (except from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

    (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

    Payments on the Exchange Notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

    The Company must promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of these Exchange Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See "Risk Factors--Subordination--Your right to receive payments on the Exchange Notes will be junior to all of our existing and possibly all of our future borrowings."

    If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Exchange Notes to accelerate the maturity thereof. See "--Events of Default and Remedies."

ADDITIONAL COVENANTS OF THE COMPANY

    LIMITATION ON LIENS. Neither the Company nor any Restricted Subsidiary will create, assume or suffer to exist any Lien (i) upon any Principal Property, (ii) upon any shares of capital stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary or (iii) securing Debt of any Restricted Subsidiary, without equally and ratably securing the Exchange Notes with (or prior to) the Debt secured by such Lien, for so long as such Debt shall be so secured, provided, however, that this limitation will not apply to:

    (a) Liens existing on the date of issuance of the Exchange Notes;

    (b) Liens existing (i) on property at the time of acquisition thereof by the Company or a Restricted Subsidiary (whether such property is acquired through a merger, a consolidation or otherwise), or (ii) on property or securing Debt of, or an Equity Interest in, any corporation, partnership or other entity at the time such corporation, partnership or other entity becomes a Restricted Subsidiary;

    (c) Liens to secure Debt with respect to all or any part of the acquisition cost or the cost of construction or improvement of property, provided, such Debt is incurred and related Liens are created within 24 months of the acquisition, completion of construction or improvement or commencement of full operation, whichever is later, and such Debt does not exceed the aggregate amount of the acquisition cost and/or the construction cost thereof;

    (d) Liens on shares of capital stock or property of a Restricted Subsidiary to secure Debt with respect to all or part of the acquisition cost of such Restricted Subsidiary, provided that such Debt is incurred and related Liens are created within 24 months of the acquisition of such Restricted Subsidiary and such Debt does not exceed the acquisition cost of such Restricted Subsidiary;

    (e) Liens to secure Debt incurred to construct additions to, or to make Capital Improvements to, properties of the Company or any Restricted Subsidiary, provided such Debt is incurred and related Liens are created within 24 months of completion of construction or Capital Improvements and such indebtedness does not exceed the cost of such construction or Capital Improvements;

    (f) Liens in favor of the Company or another Restricted Subsidiary;

    (g) Liens to secure Debt on which interest payments are exempt from Federal income tax under Section 103 of the Internal Revenue Code of 1986, as amended;

    (h) Liens on the capital stock, partnership or other Equity Interests of the Company or any Restricted Subsidiary in any Joint Venture or any Restricted Subsidiary which owns an equity interest in such Joint Venture to secure Debt, provided the amount of such Debt is contributed and/or advanced solely to such Joint Venture;

    (i) Liens securing Senior Debt and Liens on assets of a Subsidiary securing Debt of that Subsidiary;

    (j) any extension, renewal or replacement, in whole or in part, of any Liens referred to in the foregoing clauses (a) through (i) or of any Debt secured thereby, including premium, if any, provided that the aggregate principal amount secured does not exceed (x) the greater of (i) the principal amount secured thereby at the time of such extension, renewal or replacement, or, as the case may be, repayment or extinguishment and (ii) 80% of the fair market value (in the opinion of the Company's board of directors) of the properties subject to such extension, renewal or replacement plus (y) any reasonable fees and expenses associated with such extension, renewal or replacement, and provided, further, that in the case of a replacement thereof, such Debt is incurred and related Liens are created within 24 months of the repayment or extinguishment of the Debt or Liens referred to in the foregoing clauses (a) through (i);

    (k) purchase money liens on personal property;

    (l) Liens to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids or contracts (except contracts for the payment of money);

    (m) Liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

    (n) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business; and

    (o) Liens in favor of any domestic or foreign government or governmental body in connection with contractual or statutory obligations.

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither the Company nor any Restricted Subsidiary will enter into any arrangement with any lessor (other than the Company or a Restricted Subsidiary), providing for the lease to the Company or a Restricted Subsidiary for a period of more than three years (including renewals at the option of the lessee) of any Principal Property that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lessor or to any other Person, and for which funds have been or are to be advanced by such lessor or other Person on the security of the leased property ("Sale and Lease-Back Transaction"), unless either:

    (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described in clauses (a) through (o) under "--Limitation on Liens" above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Exchange Notes, or

    (b) an amount equal to (i) the greater of the net cash proceeds of such sale or the fair market value of such property (in the opinion of the Company's board of directors) less (ii) the fair market value (in the opinion of the Company's board of directors) of any noncash proceeds of the sale of such property (provided such noncash proceeds constitute "Principal Property," acquired on the date the property sold in the Sale and Lease-Back Transaction was acquired by the Company or any of its Restricted Subsidiaries), is applied within 180 days to the retirement or other discharge of the Exchange Notes or Debt ranking on a parity with the Exchange Notes.

    EXEMPTED LIENS AND SALE AND LEASE-BACK TRANSACTIONS. Notwithstanding the restrictions set forth in "--Limitation on Liens" and "--Limitation on Sale and Lease-Back Transactions," the Company or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens (not including Liens permitted under "--Limitation on Liens" above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under "Limitation on Sale and Lease-Back Transactions"), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by the Company and its Restricted Subsidiaries does not exceed 15% of Consolidated Net Tangible Assets.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Company may not: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer or convey its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:

    (1) either: (a) the Company is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer or conveyance shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer or conveyance shall have been made assumes all the obligations of the Company under the Exchange Notes and the Indenture; and

    (3) immediately after such transaction no Default or Event of Default exists.

    This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of properties or assets solely between or among the Company and any of its wholly-owned Subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (a) default in the payment of any interest upon the Exchange Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

    (b) default in the payment of principal of or premium, if any, on the Exchange Notes when due;

    (c) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture which default continues uncured for a period of 60 days after written notice to the Company by the applicable Trustee or to the Company and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding Exchange Notes;

    (d) the acceleration of the maturity of indebtedness of the Company (other than Non-recourse Indebtedness), at any one time, in an aggregate amount in excess of the greater of (i) $25 million and

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(ii) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice to the Company by the Trustee and the holders of at least 25% in principal amount of the outstanding Debt securities of that series;

    (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency of the Company, all outstanding Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately.

    Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company or any successor Corporation or any of the Company's Affiliates under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Notes when such payments are due from the trust referred to below;

    (2) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

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    (4) the Legal Defeasance provisions of the Indenture.

    In addition, the Company may, at its option, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and with respect to Legal Defeasance only, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; and

    (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

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AMENDMENT, SUPPLEMENT AND WAIVER

    The Company and the Trustee may amend any provisions of the Indenture or the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding. The holders of a majority in principal amount of the Notes may waive compliance by the Company with any such provision; provided, however that without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):

    (1) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes in a manner adverse to the Holders;

    (3) reduce the rate of or extend the time for payment of interest on any Exchange Note;

    (4) make any Exchange Note payable in money other than that stated in the Exchange Notes;

    (5) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium, if any, or interest on the Exchange Notes; or

    (6) make any change in the preceding amendment and waiver provisions.

    Notwithstanding the preceding, without the consent of any Holder of Exchange Notes, the Company and the Trustee may amend or supplement the Indenture or the Exchange Notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

    (3) to provide for the assumption of the Company's obligations to Holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the covenant "Merger, Consolidation, or Sale of Assets";

    (4) to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

BOOK-ENTRY; DELIVERY AND FORM

    The Exchange Notes sold within the United States will be issued in the form of one or more global notes (the "Global Note"). The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee (the "Global Note Holder"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they are Participants (as defined herein) in such system or indirectly through organizations that are Participants in such system.

DEPOSITORY PROCEDURES

    The Depository Trust Company (the "Depository") has advised Park Place that the Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such

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securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants.

    Park Place expects that pursuant to procedures established by the Depository
(i) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Note and (ii) ownership of the Exchange Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Participants), the Participants and the Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Note will be limited to such extent.

    So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Exchange Notes evidenced by the Global Note. Beneficial owners of Exchange Notes evidenced by the Global Notes will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Park Place nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Exchange Notes.

    Payments in respect of the principal of, premium, if any, interest and Additional Interest (as defined herein), if any, on any Exchange Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Park Place and the Trustee may treat the persons in whose names Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Park Place nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

    Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) Park Place notifies the Trustee in writing that the Depository is not longer willing or able to act as a depositary and Park Place is unable to locate a qualified successor within 90 days or (ii) Park Place, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Exchange Notes.

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
    Neither Park Place nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Exchange Notes and Park Place and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

    The Indenture will require that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES

    If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Exchange Notes in accordance with those instructions. All other payments on these Exchange Notes will be made at the office or agency of the Payment Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE EXCHANGE NOTES

    The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Exchange Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange its Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

    The register Holder of an Exchange Note will be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

    If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any

                                      126
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Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the term "controlling," "controlled by" and "under common control with") as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

    "ATTRIBUTABLE DEBT" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under "--Limitation on Sale and Lease-Back Transactions" means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

    "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

    "CAPITAL IMPROVEMENTS" means additions to properties or renovations or refurbishing of properties which are designed to substantially upgrade such properties or significantly modernize the operation thereof.

    "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

    "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets (including investments in Joint Ventures) of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of the Company and its Subsidiaries (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and
(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles.

    "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans,

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term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "DEBT" means notes, bonds, debentures, letters of credit or other similar evidences of Debt for borrowed money or any guarantee of any of the foregoing.

    "DEFAULT" means any event that after notice or lapse of time, or both, would become an Event of Default.

    "DESIGNATED SENIOR DEBT" means any Senior Debt permitted under the Indenture the principal amount of which is $100.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "EQUITY INTERESTS" means with respect to any person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

    (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

    (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "JOINT VENTURE" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding vote stock or other equity interest is owned, directly or indirectly, by the Company and/or one or more Subsidiaries.

    "LIEN" means, with respect to any asset, any mortgage, pledge, lien, encumbrance or other security interest to secure payment of Debt.

    "MAKE-WHOLE PREMIUM" means, with respect to any Exchange Note at any redemption date, the excess, if any, of (a) the aggregate present value of the sum of the principal amount and premium that would be payable on such Note on December 15, 2005 and all remaining interest payments to and including December 15, 2005, discounted on a semi-annual bond equivalent basis from December 15, 2005 to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the aggregate principal amount of the Exchange Note being redeemed.

    "NON-RECOURSE INDEBTEDNESS" means indebtedness the terms of which provide that the lender's claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

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
    "PRINCIPAL PROPERTY" means any real estate or other physical facility or depreciable asset, the net book value of which on the date of determination exceeds the greater of $25 million or 2% of Consolidated Net Tangible Assets of the Company.

    "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the Exchange Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Exchange Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the Exchange Notes.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America (x) which owns, or is a lessee pursuant to a capital lease of, any Principal Property or
(y) in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Tangible Assets as of the date of such determination other than, in the case of either clause (x) or (y), (i) each Subsidiary whose business primarily consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, and
(ii) each Subsidiary formed or acquired after the date hereof for the purpose of developing new assets or acquiring the business or assets of another Person and which does not acquire any part of the business or assets of the Company or any Restricted Subsidiary.

    "SENIOR DEBT" means:

    (1) all Debt outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

    (2) any other Debt, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes or to other Debt which ranks equally with, or is subordinated to, the Exchange Notes; and

    (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

    Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

    (1) any liability for federal, state, local or other taxes owed or owing by the Company;

    (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; or

    (3) any trade payables.

    "SIGNIFICANT SUBSIDIARY" of the Company means any Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

    "SUBSIDIARY" means any corporation of which at least a majority of the outstanding Capital Stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is, at the time directly or indirectly, owned by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

    "SUBORDINATED DEBT" means any Debt of the Company (whether outstanding on the date of the Indenture or thereafter incurred) which is subordinate or junior in right of payment to the Exchange Notes.

    "TREASURY SECURITIES" mean any investment in obligations issued or guaranteed by the United States government or any agency thereof.

    "TREASURY YIELD" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available

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source of similar data)) most nearly equal to the then remaining average life of the Exchange Notes, provided that if the average life of the Exchange Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Exchange Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "WHOLLY OWNED" with respect to any Subsidiary, means any Subsidiary of any Person of which at least 99% of the outstanding Capital Stock is owned by such Person or another wholly-owned Subsidiary of such Person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

    The following discussion, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins, counsel to the Company, as to the material federal income tax consequences expected to result to holders whose Old Notes are exchanged for Exchange Notes in the Exchange Offer. Such opinion is based upon the facts set forth in the registration statement of which this prospectus is a part, current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought with respect to the Exchange Offer. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders of Old Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF OLD NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

    The exchange of Old Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes (that is, the exchange will not be treated as an exchange for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes). As a result, no material federal income tax consequences will result to holders exchanging Old Notes for Exchange Notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the Exchange Offer and so notifies the Company, the Company has agreed that it will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealer), subject to certain prescribed limitations, and will provide indemnification against certain liabilities, including certain liabilities that may arise under the Securities Act, to broker-dealers that make a market in the Old Notes and exchange Old Notes in the Exchange Offer for Exchange Notes.

    By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until the Company has notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

                                 LEGAL MATTERS


    Certain legal matters in connection with the Exchange Notes offered hereby will be passed upon for Park Place by its counsel Latham & Watkins, Los Angeles, California.


                                    EXPERTS

    The audited financial statements of Park Place included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report in this prospectus with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The audited financial statements of Grand incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

PARK PLACE ENTERTAINMENT CORPORATION
Report of Independent Public Accountants..............................   F-2
Consolidated Statements of Income for the Years Ended December 31,
  1997, 1996 and 1995.................................................   F-3
Consolidated Statements of Income for the Nine Months Ended September
  30, 1998 and 1997 (unaudited).......................................   F-4
Consolidated Balance Sheets as of September 30, 1998 (unaudited),
  December 31, 1997 and 1996..........................................   F-5
Consolidated Statements of Cash Flow for the Years Ended December 31,
  1997, 1996 and 1995.................................................   F-6
Consolidated Statements of Cash Flow for the Nine Months Ended
  September 30, 1998 and 1997 (unaudited).............................   F-7
Notes to Consolidated Financial Statements............................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Hilton Hotels Corporation:

    We have audited the accompanying consolidated balance sheets of Park Place Entertainment Corporation (Park Place) and subsidiaries (presented on the basis as described in Notes to Consolidated Financial Statements) as of December 31, 1997 and 1996, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Park Place's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Park Place and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         ARTHUR ANDERSEN LLP

Los Angeles, California
August 7, 1998

                      PARK PLACE ENTERTAINMENT CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Revenue
  Casino.............................................................................  $   1,832  $     857  $     791
  Rooms..............................................................................        325        261        238
  Food and beverage..................................................................        267        196        170
  Other products and services........................................................        148        101         85
                                                                                       ---------  ---------  ---------
                                                                                           2,572      1,415      1,284
                                                                                       ---------  ---------  ---------
Expenses
  Casino.............................................................................      1,000        466        400
  Rooms..............................................................................        115         88         83
  Food and beverage..................................................................        231        167        150
  Other expenses.....................................................................      1,010        593        478
  Corporate, net.....................................................................         15          9          8
                                                                                       ---------  ---------  ---------
                                                                                           2,371      1,323      1,119
                                                                                       ---------  ---------  ---------
Operating Income.....................................................................        201         92        165
  Interest and dividend income.......................................................         25         12          7
  Interest expense...................................................................        (82)       (36)       (39)
  Interest expense, net, from equity investments.....................................        (10)        (5)        (2)
                                                                                       ---------  ---------  ---------
Income Before Income Taxes and Minority Interest.....................................        134         63        131
  Provision for income taxes.........................................................        (63)       (27)       (46)
  Minority interest, net.............................................................         (4)    --         --
                                                                                       ---------  ---------  ---------
Income Before Extraordinary Item.....................................................         67         36         85
Extraordinary loss on extinguishment of debt
  net of tax benefit of $52..........................................................     --            (74)    --
                                                                                       ---------  ---------  ---------
Net Income (Loss)....................................................................  $      67  $     (38) $      85
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Basic Earnings Per Share--Pro Forma
  Income before extraordinary item...................................................  $     .25  $     .18  $     .44
  Extraordinary loss.................................................................     --           (.37)    --
                                                                                       ---------  ---------  ---------
  Net income (loss) per share........................................................  $     .25       (.19) $     .44
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Diluted Earnings Per Share--Pro Forma
  Income before extraordinary item...................................................  $     .25  $     .18  $     .44
  Extraordinary loss.................................................................     --           (.37)    --
                                                                                       ---------  ---------  ---------
  Net income (loss) per share........................................................  $     .25  $    (.19) $     .44
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Weighted Average Common and Equivalent Shares--Pro Forma
  Basic..............................................................................        263        198        193
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
  Diluted............................................................................        266        199        195
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                 See notes to consolidated financial statements

                      PARK PLACE ENTERTAINMENT CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Revenue
  Casino.......................................................................................  $   1,468  $   1,369
  Rooms........................................................................................        239        243
  Food and beverage............................................................................        203        195
  Other products and services..................................................................        113        118
                                                                                                 ---------  ---------
                                                                                                     2,023      1,925
                                                                                                 ---------  ---------
Expenses
  Casino.......................................................................................        785        743
  Rooms........................................................................................         86         86
  Food and beverage............................................................................        182        168
  Other expenses...............................................................................        685        668
  Corporate, net...............................................................................          6         14
                                                                                                 ---------  ---------
                                                                                                     1,744      1,679
                                                                                                 ---------  ---------
Operating Income...............................................................................        279        246
  Interest and dividend income.................................................................         17         22
  Interest expense.............................................................................        (66)       (59)
  Interest expense, net, from equity investments...............................................         (9)        (6)
                                                                                                 ---------  ---------
Income Before Income Taxes and Minority Interest...............................................        221        203
  Provision for income taxes...................................................................       (101)       (84)
  Minority interest, net.......................................................................         (2)        (3)
                                                                                                 ---------  ---------
Net Income.....................................................................................  $     118  $     116
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Basic Earnings Per Share--Pro Forma............................................................  $     .45  $     .44
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Diluted Earnings Per Share--Pro Forma..........................................................  $     .45  $     .44
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Weighted Average Common and Equivalent Shares--Pro Forma
  Basic........................................................................................        261        263
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
  Diluted......................................................................................        263        265
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                 See notes to consolidated financial statements

                      PARK PLACE ENTERTAINMENT CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                           SEPTEMBER
                                              30,       DECEMBER 31,   DECEMBER 31,
                                             1998           1997           1996
                                          -----------   ------------   ------------
                                          (UNAUDITED)
Assets
  Cash and equivalents..................    $  119         $  224         $  252
  Temporary investments.................         2             40              8
  Accounts receivable, net..............       130            159            152
  Other current assets..................       104             86            149
                                          -----------      ------         ------
    Total current assets................       355            509            561
  Investments...........................       187            176            150
  Property and equipment, net...........     3,990          3,621          3,405
  Goodwill..............................     1,309          1,303          1,295
  Other assets..........................        60             80             36
                                          -----------      ------         ------
    Total investments, property and
      other assets......................     5,546          5,180          4,886
                                          -----------      ------         ------
  Total Assets..........................    $5,901         $5,689         $5,447
                                          -----------      ------         ------
                                          -----------      ------         ------
Liabilities and Division Equity
  Accounts payable and accrued
    expenses............................    $  321         $  357         $  371
  Current maturities of long-term
    debt................................        46             34             53
  Income taxes payable..................         2              2         --
                                          -----------      ------         ------
    Total current liabilities...........       369            393            424
  Long-term debt........................     1,564          1,272          1,225
  Deferred income taxes and other
    liabilities.........................       637            643            641
  Division equity.......................     3,331          3,381          3,157
                                          -----------      ------         ------
  Total Liabilities and Division
    Equity..............................    $5,901         $5,689         $5,447
                                          -----------      ------         ------
                                          -----------      ------         ------

                 See notes to consolidated financial statements

                      PARK PLACE ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN MILLIONS)

                                                                                            1997       1996       1995
                                                                                          ---------  ---------  ---------
Operating Activities
  Net income (loss).....................................................................  $      67  $     (38) $      85
  Adjustments to reconcile net income to net cash provided by operating activities:
    Extraordinary loss on extinguishment of debt........................................     --             74     --
    Depreciation and amortization.......................................................        207        111         78
    Non-cash items......................................................................         96          1     --
    Amortization of loan costs..........................................................          2     --         --
    Change in working capital components................................................         38        (32)       (10)
    Change in deferred income taxes.....................................................         39        (11)         6
    Change in other liabilities.........................................................        (36)        30          2
    Other...............................................................................        (37)         6          6
                                                                                          ---------  ---------  ---------
  Net cash provided by operating activities.............................................        376        141        167
                                                                                          ---------  ---------  ---------
Investing Activities
  Capital expenditures..................................................................       (438)      (193)      (128)
  Additional investments................................................................        (57)       (51)       (45)
  Payments on notes and other...........................................................        (14)        37         12
  Acquisitions, net of cash acquired....................................................        (70)       144     --
                                                                                          ---------  ---------  ---------
  Net cash used in investing activities.................................................       (579)       (63)      (161)
                                                                                          ---------  ---------  ---------
Financing Activities
  Payments on debt......................................................................        (16)    --         --
  Advances from Parent..................................................................        191        110         14
                                                                                          ---------  ---------  ---------
  Net cash provided by financing activities.............................................        175        110         14
                                                                                          ---------  ---------  ---------
(Decrease) Increase in Cash and Equivalents.............................................        (28)       188         20
Cash and Equivalents at Beginning of Year...............................................        252         64         44
                                                                                          ---------  ---------  ---------
Cash and Equivalents at End of Period...................................................  $     224  $     252  $      64
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                 See notes to consolidated financial statements

                      PARK PLACE ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                                                     1998       1997
                                                                                                   ---------  ---------
Operating Activities
  Net income.....................................................................................  $     118  $     116
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................................        161        149
    Amortization of loan costs...................................................................          1          1
    Change in working capital components.........................................................        (26)        36
    Change in deferred income taxes..............................................................         14         12
    Change in other liabilities..................................................................        (26)       (71)
    Other........................................................................................         15        (42)
                                                                                                   ---------  ---------
  Net cash provided by operating activities......................................................        257        201
                                                                                                   ---------  ---------
Investing Activities
  Capital expenditures...........................................................................       (469)      (304)
  Additional investments.........................................................................         (8)       (51)
  Payments on notes and other....................................................................         11          9
  Acquisitions, net of cash acquired.............................................................        (58)       (55)
                                                                                                   ---------  ---------
  Net cash used in investing activities..........................................................       (524)      (401)
                                                                                                   ---------  ---------
Financing Activities
  Payments on debt...............................................................................         (7)        (7)
  Advances from Parent...........................................................................        169        169
                                                                                                   ---------  ---------
  Net cash provided by financing activities......................................................        162        162
                                                                                                   ---------  ---------
Decrease in Cash and Equivalents.................................................................       (105)       (38)
Cash and Equivalents at Beginning of Year........................................................        224        252
                                                                                                   ---------  ---------
Cash and Equivalents at End of Period............................................................  $     119  $     214
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                 See notes to consolidated financial statements

                      PARK PLACE ENTERTAINMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
                               DECEMBER 31, 1997

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

    On June 30, 1998, Hilton Hotels Corporation (Parent) announced that it will separate its gaming and lodging operations (the Spin-Off), thereby creating a new publicly held gaming company which will be renamed Park Place Entertainment Corporation (Park Place). As part of the Spin-Off, Parent will contribute to Park Place, at book value, substantially all of its gaming assets and operations. During the period covered by these financial statements, these businesses were under common control operating as a division of Parent. These financial statements have been prepared from Parent's historical accounting records and present substantially all of the operations of businesses that will be owned and operated by Park Place as if Park Place had been a separate entity for all periods presented. The separation will be accomplished through a tax free distribution (the Hilton Distribution) to Parent shareholders of the shares of Park Place. Following completion of the Hilton Distribution, the Company will merge with the Mississippi gaming operations of Grand Casinos, Inc. (Grand) in a transaction comprised entirely of Park Place stock.

    Both transactions are subject to shareholder and regulatory approvals and are expected to be completed by year-end 1998. Parent plans to obtain a ruling from the Internal Revenue Service that the distribution will not be taxable to Park Place or its shareholders. The Boards of Directors of both Parent and Grand have approved the transactions.

    In anticipation of the Spin-Off, a pro-rata portion of Parent's historical public and corporate bank debt balance and related interest expense has been allocated to Park Place for all periods presented. The amounts of these balances allocated to Park Place were based on the estimate that approximately 50 percent of Parent's public and corporate bank debt will be assumed by Park Place at the time of the Hilton Distribution.

    The Spin-Off will result in the division of certain of Parent's existing corporate support functions between the two resulting entities. Corporate expense included in Park Place's financial results represents an allocation of Parent's consolidated corporate expense to the entities comprising Park Place. The allocation of corporate expense is based on a specific review to identify costs incurred for the benefit of the lodging business, the gaming business or both, and in management's judgment results in a reasonable allocation of such costs. Incremental costs, estimated to be approximately $10 million annually, will be incurred by Park Place to support its operations as a stand-alone entity after the Hilton Distribution.

    Park Place is primarily engaged in the ownership and management of casinos and casino hotel properties. Park Place operates in select markets throughout the world, predominately in the United States.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Park Place, its majority owned and controlled subsidiaries and the gaming division contributed as described above. Park Place also consolidates the operating results and working capital of affiliates operated under long-term management agreements, including such affiliates in which Park Place has investments of 50% or less. These agreements effectively convey to Park Place the right to use the properties in exchange for payments to the property owners, which are based primarily on the properties' profitability. The consolidated financial statements include the following amounts related to managed casinos:

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                  --------------------  -------------------------------
                                                    1998       1997       1997       1996       1995
                                                  ---------  ---------  ---------  ---------  ---------
                                                                      (IN MILLIONS)
Revenue.........................................  $     323  $     355  $     459  $     476  $     364
Operating expenses, including remittances to
  owners........................................        290        332        427        457        348
Current assets and current liabilities(1).......         31                    59         84

------------------------

(1) Including cash and equivalents of $9 million, $25 million and $20 million, respectively.

    All material intercompany transactions are eliminated and net earnings are reduced by the portion of the earnings of affiliates applicable to other ownership interests. There are no significant restrictions on the transfer of funds from Park Place's wholly owned subsidiaries to Park Place.

    On November 20, 1997, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus in EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

    Upon adoption of EITF 97-2, which is expected to be in the fourth quarter of 1998, Park Place will no longer include in its financial statements the revenues, operating expenses and working capital of its managed properties. Application of EITF 97-2 will have no impact on reported operating income, net income, earnings per share or stockholders' equity.

CASH AND EQUIVALENTS

    Cash and equivalents include investments with initial maturities of three months or less.

CASINO REVENUE AND PROMOTIONAL ALLOWANCES

    Casino revenue is the aggregate of gaming wins and losses. The revenue components presented in the consolidated financial statements and the notes thereto exclude the retail value of rooms, food and beverage provided to customers on a complimentary basis. The estimated cost of providing these promotional allowances, primarily classified as casino expenses through interdepartmental allocations, is as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                          -----------------------------------
                                                                            1997        1996         1995
                                                                          ---------     -----        -----
                                                                                     (IN MILLIONS)
Rooms...................................................................  $      33   $      14    $      11
Food and beverage.......................................................        119          40           37
                                                                          ---------         ---          ---
Total cost of promotional allowances....................................  $     152   $      54    $      48
                                                                          ---------         ---          ---
                                                                          ---------         ---          ---

CURRENCY TRANSLATION

    Gains and losses from foreign currency transactions and translation of balance sheets in highly inflationary economies are included in earnings.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

    Depreciation is provided on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized over the shorter of the asset life or lease term. The service lives of assets are generally 40 years for buildings, 30 years for riverboats and eight years for building improvements and furniture and equipment.

    The carrying value of Park Place's assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment loss has occurred based on expected future cash flows, then a loss is recognized in the income statement using a fair-value based model.

GOODWILL

    The excess of purchase price over the fair value of net assets of businesses acquired (goodwill) is amortized using the straight-line method over 40 years. Park Place periodically evaluates the carrying value of goodwill and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors.

PRE-OPENING COSTS

    Costs associated with the opening of new properties or major additions to properties are deferred and amortized over the shorter of the period benefited or one year.

UNAMORTIZED LOAN COSTS

    Debt discount and issuance costs incurred in connection with the placement of long-term debt are capitalized and amortized to interest expense, principally on the bonds outstanding method.

SELF-INSURANCE

    Park Place is self-insured for various levels of general liability, workers' compensation and employee medical and life insurance coverage. Insurance reserves include the present values of projected settlements for claims.

PRO FORMA EARNINGS PER SHARE

    Pro forma earnings per share (EPS) is calculated for all periods presented based on the expected Hilton Distribution. Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted EPS reflects the effect of assumed stock option exercises.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING CHANGES

    In April 1998, the AICPA issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." This SOP requires that all nongovernmental entities expense costs of start-up activities (pre-opening, pre-operating and organizational costs) as those costs are incurred and requires the write-off of any unamoritized balances upon implementation. SOP 98-5 is effective for financial statements issued for periods beginning after December 15, 1998. Adoption of the SOP is not expected to have a material impact on 1999 results of operations.

RECLASSIFICATIONS

    The consolidated financial statements for prior years reflect certain reclassifications to conform with classifications adopted in 1997. These reclassifications have no effect on net income.

INTERIM PERIOD FINANCIAL STATEMENTS

    The consolidated interim financial statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principals have been condensed or omitted. Park Place believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management, the accompanying consolidated interim financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of Park Place as of September 30, 1998, and the results of operations and cash flows for the nine months ended September 30, 1998 and September 30, 1997.

ACQUISITIONS

    In December 18, 1996, the Parent completed the merger of Bally Entertainment Corporation (Bally) with and into the Parent pursuant to an agreement dated June 6, 1996. Aggregate consideration consisted of approximately 53 million shares of the Parent's common stock and approximately 15 million shares of the Parent's newly authorized Preferred Redeemable Increased Dividend Equity Securities, 8% PRIDES, Convertible Preferred Stock (PRIDES) for a combined equity value of $1.9 billion and assumption of Bally subsidiary debt totaling $1.2 billion.

    The acquisition has been accounted for using the purchase method of accounting, and accordingly, the acquisition cost of $3.1 billion has been allocated to the assets acquired and liabilities assumed based on estimates of their fair value. A total of $1.3 billion, representing the excess of acquisition cost over the fair value of Bally's tangible net assets, has been allocated to goodwill and is being amortized over 40 years.

    Park Place's consolidated results of operations have incorporated Bally's activity from the effective date of the merger. The following unaudited pro forma information has been prepared assuming that this acquisition had taken place at the beginning of the respective periods. This pro forma information does not purport to be indicative of future results or what would have occurred had the acquisition been made as of those dates.

                                                                               1996       1995
                                                                             ---------  ---------
                                                                                 (UNAUDITED)
                                                                                (IN MILLIONS)
Revenue....................................................................  $   2,516  $   2,294
Operating income...........................................................        288        360
Income before extraordinary item...........................................        123        190
Net income.................................................................         49        190

EXTRAORDINARY ITEM

    In December 1996, the Parent completed cash tender offers and consent solicitations for substantially all of the outstanding notes of certain wholly owned subsidiaries including the 9 1/4% Bally's Park Place Funding, Inc. First Mortgage Notes due 2004; 10 5/8% GNF, Corp. First Mortgage Notes due 2003 and Bally's Casino Holdings, Inc. Senior Discount Notes. The remaining untendered notes were defeased. The Parent also purchased 99.1% of the outstanding 10 3/8% First Mortgage Notes due 2003 of Bally Grand, Inc. Cash consideration for the repurchase and defeasance, including premiums, totaled $1.2 billion, which resulted in an after tax extraordinary loss of $74 million, net of a tax benefit of $52 million.

ACCOUNTS RECEIVABLE

    Accounts receivable at December 31, 1997 and 1996 are as follows:

                                                                                  1997       1996
                                                                                ---------  ---------
                                                                                   (IN MILLIONS)
Casino accounts receivable....................................................  $     129  $     106
Less allowance for doubtful accounts..........................................         24         30
                                                                                ---------  ---------
                                                                                      105         76
Other accounts receivable.....................................................         54         76
                                                                                ---------  ---------
                                                                                $     159  $     152
                                                                                ---------  ---------
                                                                                ---------  ---------

    The allowance provided for estimated uncollectible casino receivables, net of recoveries, is included in casino expenses in the amount of $29 million, $25 million and $19 million for the years ended December 31, 1997, 1996 and 1995, respectively.

INVESTMENTS

    Investments at December 31, 1997 and 1996 are as follows:

                                                                                  1997       1996
                                                                                ---------  ---------
                                                                                   (IN MILLIONS)
Equity investments
  Hotel casinos (three in 1997 and four in 1996)..............................  $      76  $      86
  Notes receivable............................................................         94         55
Other.........................................................................          6          9
                                                                                ---------  ---------
                                                                                $     176  $     150
                                                                                ---------  ---------
                                                                                ---------  ---------

PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1997 and 1996 are as follows:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN MILLIONS)
Land.......................................................................  $     597  $     549
Buildings and leasehold improvements.......................................      2,616      2,358
Riverboats.................................................................         53        128
Furniture and equipment....................................................        558        550
Construction in progress...................................................        178        101
                                                                             ---------  ---------
                                                                                 4,002      3,686
Less accumulated depreciation..............................................        381        281
                                                                             ---------  ---------
                                                                             $   3,621  $   3,405
                                                                             ---------  ---------
                                                                             ---------  ---------

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses at December 31, 1997 and 1996 are as follows:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN MILLIONS)
Accounts and notes payable.................................................  $      77  $      83
Accrued salaries and wages.................................................         47         44
Remittances to owners......................................................     --             28
Other accrued expenses.....................................................        233        216
                                                                             ---------  ---------
                                                                             $     357  $     371
                                                                             ---------  ---------
                                                                             ---------  ---------

LONG-TERM DEBT

    Long-term debt at December 31, 1997 and 1996 is as follows:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN MILLIONS)
Debt allocated by Parent...................................................  $   1,284  $   1,241
Other......................................................................         22         37
                                                                             ---------  ---------
                                                                                 1,306      1,278
Less current maturities....................................................         34         53
                                                                             ---------  ---------
Net long-term debt.........................................................  $   1,272  $   1,225
                                                                             ---------  ---------
                                                                             ---------  ---------

    Interest paid, net of amounts capitalized, was $81 million, $33 million and $41 million in 1997, 1996 and 1995, respectively. Capitalized interest amounted to $9 million, $6 million and $2 million, respectively.

    Debt maturities during the next five years are as follows:

                                                                                       (IN
                                                                                    MILLIONS)
1998.............................................................................  $        34
1999.............................................................................          175
2000.............................................................................            5
2001.............................................................................            5
2002.............................................................................          283

    A pro-rata portion of Parent's historical corporate debt balance and interest expense has been allocated to Park Place and included in these consolidated financial statements for all periods presented based on an estimate of Parent's corporate debt that will be assumed by Park Place at the time of the Hilton Distribution. The amounts of Parent's corporate interest expense allocated to Park Place for fiscal 1997, 1996, 1995 were $78 million, $35 million and $39 million, respectively.

FINANCIAL INSTRUMENTS

CASH EQUIVALENTS, TEMPORARY INVESTMENTS AND LONG-TERM MARKETABLE SECURITIES

    The fair value of cash equivalents and temporary investments is estimated based on the quoted market price of the investments.

LONG-TERM DEBT

    The estimated fair value of long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to the Parent for debt of the same remaining maturities.

    The estimated fair values of Park Place's financial instruments at December 31, 1997 and 1996 are as follows:

                                                                1997                    1996
                                                       ----------------------  ----------------------
                                                        CARRYING      FAIR      CARRYING      FAIR
                                                         AMOUNT       VALUE      AMOUNT       VALUE
                                                       -----------  ---------  -----------  ---------
                                                                       (IN MILLIONS)
Cash and equivalents and temporary investments.......   $     264   $     264   $     260   $     260
Long-term debt (including current maturities)........       1,306       1,353       1,278       1,291

INCOME TAXES

    The provisions for income taxes for the three years ended December 31 are as follows:

                                          1997  1996   1995
                                          ----  ----   ----
                                            (IN MILLIONS)
Current
  Federal...............................  $ 23  $42    $50
  State, foreign and local..............     1    4      2
                                          ----  ----   ----
                                            24   46     52
Deferred................................    39  (19)    (6)
                                          ----  ----   ----
                                          $ 63  $27    $46
                                          ----  ----   ----
                                          ----  ----   ----

    No income taxes were paid by Park Place as these payments were the responsibility of the Parent.

    The income tax effects of temporary differences between financial and income tax reporting that gave rise to deferred income tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                                                 1997       1996
                                                                               ---------  ---------
                                                                                  (IN MILLIONS)
Deferred tax assets
  Accrued expenses...........................................................  $      21  $      17
  Bad debt reserves..........................................................          6         13
  Investments................................................................         16     --
  Benefit plans..............................................................          2          1
  Net operating losses.......................................................          8         29
  AMT credits................................................................         12         10
  Other asset reserves.......................................................         30         37
  Foreign tax credit carryovers (expire beginning in 2000)...................         11          5
  Equity Investments.........................................................         30         27
                                                                               ---------  ---------
                                                                                     136        139
Valuation allowance..........................................................        (35)       (12)
                                                                               ---------  ---------
                                                                                     101        127
                                                                               ---------  ---------
Deferred tax liabilities
  Fixed assets, primarily depreciation.......................................       (621)      (600)
  Unrealized losses..........................................................        (15)    --
  Other......................................................................         (5)       (28)
                                                                               ---------  ---------
                                                                                    (641)      (628)
                                                                               ---------  ---------
Net deferred tax liability...................................................  $    (540) $    (501)
                                                                               ---------  ---------
                                                                               ---------  ---------

    Reconciliation of the Federal income tax rate to Park Place's effective tax rate is as follows:

                                          1997  1996  1995
                                          ----  ----  ----
Federal income tax rate.................  35.0% 35.0% 35.0%
Increase (reduction) in taxes:
  State and local income taxes, net of
    Federal tax benefits................   1.0    .5   --
  Foreign taxes, net....................    .6   3.0   (.4)
  Goodwill amortization.................   8.6   --    --
  Other.................................   1.8   4.4    .5
                                          ----  ----  ----
Effective tax rate......................  47.0% 42.9% 35.1%
                                          ----  ----  ----
                                          ----  ----  ----

    As part of the Spin-Off, Parent will enter into a tax sharing agreement which reflects each party's rights and obligations with respect to deficiencies and refunds, if any, of Federal, state or other taxes relating to the business for Park Place and Parent prior to the Spin-Off. The tax sharing agreement also will express each party's intention with respect to certain tax attributes of Park Place after the Spin-Off.

    Park Place has been included in the consolidated Federal income tax return of Parent. The income tax provision reflect the portion of Parent's historical income tax provision attributable to the operations of Park Place. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if Park Place had filed a separate return during the periods presented.

DIVISION EQUITY

    Changes in division equity consisted of the following:

                                       NINE MONTHS      YEAR ENDED DECEMBER
                                          ENDED                 31,
                                      SEPTEMBER 30,     --------------------
                                           1998          1997    1996   1995
                                     ----------------   ------  ------  ----
                                                  (IN MILLIONS)
Beginning balance..................       $3,381        $3,157  $  592  $510
Net income (loss)..................          118            67     (38)   85
Intercompany activity with
  Parent...........................         (168)          157   2,603    (3)
                                          ------        ------  ------  ----
Ending balance.....................       $3,331        $3,381  $3,157  $592
                                          ------        ------  ------  ----
                                          ------        ------  ------  ----

STOCK OPTION PLANS

    Parent has stock-based compensation plans (SBCP) under which options may be granted to directors, salaried officers and other key employees of Park Place to purchase common stock of Parent at not less than the fair market value at the date of grant. Two of Parent's SBCP's permit the granting of Stock Appreciation Rights (SARs). No SARs have been granted as of December 31, 1997.

    Park Place applied APB Opinion 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, compensation expense recognized was different than what would have otherwise been recognized under the fair value based method defined in SFAS No. 123, "Accounting for Stock-Based Compensation." Had compensation cost for Park Place's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Park Place's net income (loss) would have been reduced from $67 million in 1997 to $61 million and from $(38) million in 1996 to $(41) million.

    The fair value of each option grant is estimated on the date of grant using Black-Scholes option-pricing model with the following weighted average assumption used for grants in 1997, 1996 and 1995, respectively: dividend yield of one percent for each of the three years; expected volatility of 32, 27 and 18 percent; risk-free interest rates of 6.49, 6.33 and 7.58 percent and expected lives of 6 years for each of the three years.

    Effective January 1, 1997, Parent adopted the 1997 Employee Stock Purchase Plan by which the Parent is authorized to issue up to two million shares of common stock to its full-time employees. Under the terms of the Plan, employees can elect to have a percentage of the earnings withheld to purchase Parent's common stock.

    Under provisions of Nevada, New Jersey and other gaming laws, and Parent's restated certificate of incorporation as amended, certain securities of Parent are subject to restrictions on ownership which may be imposed by specified governmental authorities. Such restrictions may require the holder to dispose of the securities or, if the holder refuses to make such disposition, Parent may be obligated to repurchase the securities.

EMPLOYEE BENEFIT PLANS

    Parent has a noncontributory retirement plan (Basic Plan) in which substantially all regular full-time, nonunion employees of Park Place may participate. Parent also has plans covering qualifying employees and non-officer directors (Supplemental Plans). Benefits for all plans are based upon years of service and compensation, as defined.

    Parent's funding policy is to contribute not less than the minimum amount required under Federal law but not more than the maximum deductible for Federal income tax purposes. After December 31, 1996, employees will not accrue additional benefits for future service under either the Basic or Supplemental Plans. Plan assets will be used to pay benefits due employees for service through that date.

    Included in plan assets at fair value are equity securities of the Parent of $35 million and $36 million at December 31, 1997 and 1996, respectively. The discount rate used in determining the actuarial present values of the projected benefit obligations were seven percent in 1997 and 1996, with the rate of increase in future compensation projected at five percent in 1996. The expected long-term rate of return on assets is eight percent.

    A significant number of Park Place's employees are covered by union sponsored, collectively bargained multi-employer pension plans. Park Place contributed and charged to expense $12 million, $7 million and $6 million in 1997, 1996 and 1995, respectively, for such plans. Information from the plans' administrators is not sufficient to permit Park Place to determine its share, if any, of unfunded vested benefits.

    The Parent also has an employee investment plan whereby the Parent contributes certain percentages of employee contributions. The cost of the plan is not significant.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    Park Place provides life insurance benefits to certain retired employees. Under terms of the plan covering such life insurance benefits, Park Place reserves the right to change, modify or discontinue these benefits. Park Place does not provide postretirement health care benefits to its employees. The cost of these benefits is not significant.

COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The Company has adopted SFAS No. 130 beginning January 1, 1998. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements or in the footnotes to the interim financial statements. Comprehensive income for the nine months ended September 30, 1998 and 1997 is as follows:

                                             NINE
                                            MONTHS
                                            ENDED
                                          SEPTEMBER
                                             30,
                                          ----------
                                          1998  1997
                                          ----  ----
Net income..............................  $118  $116
Change in unrealized holding gains on
  securities............................    (3)    4
                                          ----  ----
Comprehensive income....................  $115  $120
                                          ----  ----
                                          ----  ----

LEASES

    Minimum lease commitments under noncancelable operating leases approximate $5 million annually through 2002 with an aggregate commitment of $41 million through 2033.

COMMITMENTS AND CONTINGENT LIABILITIES

    At December 31, 1997, Park Place had contractual commitments for major expansion and rehabilitation projects of approximately $420 million.

    Various lawsuits are pending against Park Place. In management's opinion, disposition of these lawsuits is not expected to have a material effect on Park Place's financial position or results of operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      PARK PLACE ENTERTAINMENT CORPORATION
                  OFFER TO EXCHANGE UP TO $400,000,000 OF ITS
                   7 7/8% SENIOR SUBORDINATED NOTES DUE 2005,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                   FOR UP TO $400,000,000 OF ITS OUTSTANDING
                   7 7/8% SENIOR SUBORDINATED NOTES DUE 2005

                          ---------------------------

                                   PROSPECTUS
                          ---------------------------


                               FEBRUARY   , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), Section 11.1 of the Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate") eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended.

    Section 145 of the DGCL and Article VI of the Amended and Restated Bylaws of the Registrant authorize and empower the Registrant to indemnify its directors, officers, and employees against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Registrant, PROVIDED that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

    The Registrant carries policies of insurance which cover the individual directors and officers of the Registrant for legal liability and which would pay on behalf of the Registrant for expenses of indemnification of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  (A)  EXHIBITS


  EXHIBIT
  NUMBER         DESCRIPTION
-----------      ----------------------------------------------------------------------
       2.1       Agreement and Plan of Merger, dated as of June 30, 1998, by and among
                   Hilton Hotels Corporation, the Registrant, Gaming Acquisition
                   Corporation, GCI Lakes, Inc. and Grand Casinos, Inc. (incorporated by reference to Exhibit 2.1 to the Form 10-Q for the quarter ended
                   June 30, 1998 of Hilton Hotels Corporation)

       4.1       Indenture dated as of December 21, 1998 by and among the Registrant and First Union National Bank, as trustee, with respect to $400 million aggregate principal amount of 7 7/8% Senior Subordinated
                   Notes due 2005 (incorporated by reference to Exhibit 4.5 to the
                   Current Report on Form 8-K of the Registrant filed with the
                   Commission on January 8, 1999)

      *4.2       Registration Rights Agreement dated as of December 21, 1998 by and among the Registrant and Merrill Lynch & Co. and the other initial purchasers party thereto

       4.3       First Supplemental Indenture dated as of December 31, 1998 by and among Hilton Hotels Corporation, BNY Western Trust Company, as
                   Trustee, and the Registrant, to the Indenture dated as of April 15,
                   1997 between Hilton Hotels Corporation and BNY Western Trust
                   Company, as Trustee (incorporated by reference to Exhibit 4.4 to the
                   Current Report of the Registrant filed with the Commission on
                   January 8, 1999)

       4.4       Five Year Credit Agreement dated as of December 31, 1998 among the
                   Registrant, Bank of America National Trust Association, as
                   Administrative Agent, and NationsBanc Montgomery Securities, LLC, as
                   Lead Arranger (incorporated by reference to Exhibit 99.10 to the
                   Current Report on Form 8-K of the Registrant filed with the
                   Commission on January 8, 1999)

  EXHIBIT
  NUMBER         DESCRIPTION
-----------      ----------------------------------------------------------------------
       4.5       Short Term Credit Agreement dated as of December 31, 1998 among the
                   Registrant, Bank of America National Trust and Savings Association,
                   as Administrative Agent, and NationsBanc Montgomery Securities, LLC,
                   as Lead Arranger (incorporated by reference to Exhibit 99.9 to the
                   Current Report on Form 8-K of the Registrant filed with the
                   Commission on January 8, 1999)

       5         Opinion of Latham & Watkins as to the legality of the securities being registered

      *8         Opinion of Latham & Watkins regarding certain tax matters

     *12         Statement re Computation of Ratio of Earnings to Fixed Charges

     *21         Subsidiaries of the Registrant

     *23.1       Consent of Latham & Watkins (included as part of Exhibit 5 and Exhibit
                   8)

      23.2       Consent of Arthur Andersen LLP (regarding Park Place)

      23.3       Consent of Arthur Andersen LLP (regarding Grand)

     *24         Power of Attorney

     *25         Statement of Eligibility and Qualification on Form T-1 of First Union
                   National Bank, as trustee for the 7 7/8% Senior Subordinated Notes due 2005 of the Registrant

      99.1       Distribution Agreement dated as of December 31, 1998 between Hilton
                   Hotels Corporation and the Registrant (incorporated by reference to
                   Exhibit 99.1 to the Current Report on Form 8-K of the Registrant
                   filed with the Commission on January 8, 1999)

      99.2       Debt Assumption Agreement dated as of December 31, 1998 between Hilton
                   Hotels Corporation and the Registrant (incorporated by reference to
                   Exhibit 99.2 to the Current Report on Form 8-K of the Registrant
                   filed with the Commission on January 8, 1999)

      99.3       Assignment and License Agreement dated as of December 31, 1998 by and between Hilton Hotels Corporation, Conrad International Royalty
                   Corporation and the Registrant (incorporated by reference to Exhibit
                   99.3 to the Current Report on Form 8-K of the Registrant filed with the Commission on January 8, 1999)

      99.4       Hilton Hotels Corporation Corporate Services Agreement dated as of
                   December 31, 1998 by and between Hilton Hotels Corporation and the
                   Registrant (incorporated by reference to Exhibit 99.4 to the Current
                   Report on Form 8-K of the Registrant filed with the Commission on
                   January 8, 1999)

      99.5       Park Place Entertainment Corporation Corporate Services Agreement
                   dated as of December 31, 1998 by and between Hilton Hotels
                   Corporation and the Registrant (incorporated by reference to Exhibit
                   99.5 to the Current Report on Form 8-K of the Registrant filed with the Commission on January 8, 1999)

      99.6       Employee Benefits and Other Employment Matters Allocation Agreement
                   dated as of December 31, 1998 by and between Hilton Hotels
                   Corporation and the Registrant (incorporated by reference to Exhibit
                   99.6 to the Current Report on Form 8-K of the Registrant filed with the Commission on January 8, 1999)

      99.7       Tax Allocation and Indemnity Agreement dated as of December 31, 1998 by and between Hilton Hotels Corporation and the Registrant
                   (incorporated by reference to Exhibit 99.7 to the Current Report on
                   Form 8-K of the Registrant filed with the Commission on January 8,
                   1999)

  EXHIBIT
  NUMBER         DESCRIPTION
-----------      ----------------------------------------------------------------------
      99.8       Non-Competition Agreements dated as of December 31, 1998 by and between Lyle Berman, Thomas J. Brosig, Stanley M. Taube and the
                   Registrant (incorporated by reference to Exhibit 99.8 to the Current
                   Report on Form 8-K of the Registrant filed with the Commission on
                   January 8, 1999)

      99.9       Employment Agreement between the Registrant and Arthur M. Goldberg
                   (incorporated by reference to Exhibit 99.11 to the Current Report on
                   Form 8-K of the Registrant filed with the Commission on January 8,
                   1999)

      99.10      Employment Agreement between the Registrant and Stephen F. Bollenbach
                   (incorporated by reference to Exhibit 99.12 to the Current Report on
                   Form 8-K of the Registrant filed with the Commission on January 8,
                   1999)

      99.12      Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer

      99.13      Form of Notice of Guaranteed Delivery to be used in conjunction with the Exchange Offer

      99.14      Guidelines for Certification of Taxpayer Identification Number on
                   Substitute Form W-9


------------------------


* Previously filed


(b) Financial Statement Schedules

    None. Schedules are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or the registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    (d) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on this 11th day of February, 1999.



                                PARK PLACE ENTERTAINMENT CORPORATION

                                By:             /s/ CLIVE S. CUMMIS
                                     -----------------------------------------
                                                  Clive S. Cummis
                                           EXECUTIVE VICE PRESIDENT-LAW &
                                          CORPORATE AFFAIRS AND SECRETARY



    Pursuant to the requirments of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in their capacities on February 11, 1999.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director
         Lyle Berman

              *
------------------------------  Chairman of the Board and
    Stephen F. Bollenbach         Director

              *
------------------------------  Director
       A. Steven Crown

                                Executive Vice President--
              *                   Law & Corporate Affairs
------------------------------    and Secretary and
       Clive S. Cummis            Director

                                President and Chief
              *                   Executive Officer
------------------------------    (Principal Executive
      Arthur M. Goldberg          Officer) and Director

              *
------------------------------  Director
        Barron Hilton

              *
------------------------------  Director
        Eric M. Hilton

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (Principal
       Scott A. LaPorta           Financial and Accounting
                                  Officer)

              *
------------------------------  Director
     J. Kenneth Looloian

              *
------------------------------  Director
       Rocco J. Marano

              *
------------------------------  Director
      Gilbert L. Shelton

*By:     /s/ CLIVE S. CUMMIS
      -------------------------
          ATTORNEY-IN-FACT